As filed with the Securities and Exchange Commission on December 10, 2021

Registration No. 333-260670

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________

Amendment No. 4
to
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

MARIS - TECH LTD.

(Exact name of registrant as specified in its charter)

________________________

State of Israel	7373	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Israel Bar
Chief Executive Officer
2 Yitzhak Modai Street
Rehovot, Israel 7608804
Tel: +972.72.2424022

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates 850 Library Ave., Suite 204 Newark, DE 19711 Tel: 302.738.6680 (Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

Copies to:

Oded Har-Even, Esq. Angela Gomes, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: 212.660.3000	Doron Afik Adv. Afik & Co. 103 Hahashmonaim Street Tel Aviv, Israel 6120101 Tel: +972.3.6093609	Anthony W. Basch, Esq. J. Britton Williston, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 E. Cary St. Richmond, VA 23219 Tel: +1.804.771.5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Ordinary shares, no par value	$20,700,000	$1,918.89
Representative’s warrants to purchase ordinary shares(4)	—	—
Ordinary shares issuable upon exercise of the representative’s warrants(5)	1,125,000	104.29
Total Registration Fee	$21,825,000	$2,023.18	(6)

____________

(1)      Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares of the registrant, no par value per share, registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)      Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of ordinary shares that the representative of the underwriters has the option to purchase to cover over-allotments, if any.

(3)      Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(4)      In accordance with Rule 457(g) under the Securities Act, because the Ordinary Shares of the Registrant underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(5)      The representative’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is equal to 125% of $900,000 (which is 5% of $18,000,000).

(6)      Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 10, 2021

3,000,000 Ordinary Shares

Maris-Tech Ltd.

This is the initial public offering in the United States of Maris-Tech Ltd., an Israeli company, or the Company, we, us or our. This is a firm commitment underwritten public offering. We are offering 3,000,000 ordinary shares of the Company, no par value, or the Ordinary Shares, based on an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the range discussed below. We are offering all of the Ordinary Shares offered by this prospectus.

We anticipate that the initial public offering price will be in the range of $4.00 and $6.00 per Ordinary Share. The number of Ordinary Shares offered in this prospectus and all other applicable information has been determined based on an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the above range. The actual public offering price of the Ordinary Shares will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Therefore, the assumed public offering price per Ordinary Share used throughout this prospectus may not be indicative of the actual public offering price for the Ordinary Shares (see “Determination of Offering Price” for additional information).

The Ordinary Shares have been approved for listing on the Nasdaq Capital Market, or Nasdaq, under the symbol “MTEK”. No assurance can be given that a trading market will develop.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk (see “Risk Factors” beginning on page 11).

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us (before expenses)	$	$

(1)       In addition to the underwriting discounts and commissions, we have agreed to reimburse the underwriters for certain expenses, including a non-accountable expense allowance equal to 0.5% of the gross proceeds we receive in this offering, and to issue warrants to the representative of the underwriters in an amount equal to 5% of the aggregate number of Ordinary Shares sold in this offering (excluding any Ordinary Shares sold through the exercise of the over-allotment option), or the Representative’s Warrants. See the section titled “Underwriting” beginning on page 112 of this prospectus for additional disclosure regarding underwriter compensation and offering expenses.

(2)       The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the representative of the underwriters as described below; or (ii) Representative’s Warrants.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken.

We have granted the representative of the underwriters an option to purchase from us, at the public offering price, less the underwriting discounts and commissions, up to 450,000 additional Ordinary Shares within 45 days from the date of this prospectus to cover over-allotments, if any. If the representative of the underwriters exercises the option in full, the total underwriting discounts and commissions payable will be $           and the total proceeds to us, before expenses, will be $           .

The underwriters expect to deliver the Ordinary Shares against payment to the investors in this offering on or about        , 2021.

Sole Book – Running Manager

Aegis Capital Corp.

The date of this prospectus is             , 2021

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. We are offering to sell the Ordinary Shares, and seeking offers to buy the Ordinary Shares, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Ordinary Shares.

For investors outside of the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” the “Company” and “Maris” refer to Maris-Tech Ltd.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” mean U.S. dollars.

i

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report under generally accepted accounting principles in the United States, or U.S. GAAP, as issued by the Financial Accounting Standards Board, or the FASB.

On August 25, 2021, we implemented a one-for-four reverse split of our issued and outstanding Ordinary Shares and Preferred Shares (as defined below), pursuant to which holders of our Ordinary Shares and Preferred Shares received one Ordinary Share and one Preferred Share, respectively, for every four Ordinary Shares and Preferred Shares held as of such date. Unless the context expressly dictates otherwise, all references to share and per share amounts referred to herein give effect to the reverse share split.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and related notes appearing at the end of this prospectus.

Our Company

We are a provider of remote video, audio, telemetry acquisition, distribution and sharing solutions and products, using high-end digital video, audio and wireless communication technologies. We design, develop, manufacture and commercially sell miniature intelligent video and audio surveillance and communication systems, which are offered as products and solutions for the professional as well as the civilian and home security markets. Our products and solutions are sold as off the shelf, standalone and ready to use products, or as customized components that meet our customers’ requirements and integrate into their systems and products. Our customers include companies operating in the drone, robotic, defense, homeland security, or HLS, intelligence gathering, autonomous vehicle and space markets.

For the professional markets, we provide a range of customizable, low-power, miniature and features enriched video and audio hardware with integrated embedded firmware, original equipment manufacturer, or OEM, and final products for applications requiring complex and high- performance video and audio processing, streaming, recording, debriefing and analytics functionalities. Our products are mainly designed for unmanned aerial/ground/maritime platforms, miniature drones, observation systems and any other remote video-controlled platforms used for intelligence, surveillance, analysis and investigation. Our products, which are further described below, are already deployed worldwide in unmanned platforms, observation systems, law-enforcement, public-safety, defense, intelligence and other appliances. Our customers include leading electro optical payload, radio frequency, or RF, datalink and unmanned platforms manufacturers as well as other large defense, HLS and communication companies.

For the civilian/home security market, we provide both off the shelf and customizable miniature, low power, cloud-based video and audio streaming and recording solutions used for home security, autonomous vehicle and various other applications.

Our Strengths

We believe that our main strengths include:

•        Strong research and development capabilities and experienced, highly skilled research and development team;

•        Commitment to investment and development of our intellectual property portfolio which currently includes a pending patent application, various patentable technology solutions, in various stages of preparation for patent registration, as well as extensive proprietary know-how, embedded in our product design, resulting from the unique skill set and field experience of the Company’s team;

•        Strong management team with relevant experience, that has decades of experience in the field, and a strong technological background, vast record in engaging with large military, HLS and private security entities as well as strong managerial records;

•        Market validation due to the fact that our products are operational and used in the field, with proven track records, by some of the largest defense, HLS and private security entities in Israel, as well as the Israeli Defense Forces itself; and

•        Unique technology and design reflected in scalable in size and weight products, which are some of the smallest systems available in the market today and are exceptionally light.

Our Strategy

Our strategic objective is to become a world-wide market leader in the field of video streaming and processing systems designed for unmanned platforms for intelligence gathering and situational awareness applications. As such, we are taking steps to expand our activities abroad and strive to enter into agreements or arrangements with new business partners in various world-wide markets.

We intend to concentrate our market penetration efforts into the U.S. market, including recruitment of sales and marketing personnel either located in the U.S. or with U.S. orientation, participation in various professional expos, conventions and exhibitions and entering into agreements or arrangements with distributors in the U.S. markets and starting collaborative relationships with other defense, HLS and commercial entities for the development of new customized products.

Moreover, we intend to continue to invest significant resources in research and development in order to improve and build on our slate of existing products, and strive to develop new cutting-edge products in sync with new market technological developments, in order to maintain our innovative position and competitive advantage in the ever-evolving market.

We intend to further advance our breakthrough technologies and commercialization efforts. To achieve these objectives, we plan to:

•        engage with additional suppliers and service providers in order to improve and streamline our products process and supply chains;

•        increase marketing and sales activities, concentrating on specific target markets;

•        increase participation in professional expos, conventions and exhibitions;

•        engage with distributors and systems integrators; and

•        establish partnerships and collaborations with strategic customers and entities in the autonomous vehicle, defense, HLS and home security markets.

Our Competitive Advantage

Armed with our various products and designs, we believe we possess industry-recognized unique combination of knowledge and features. We are a trusted partner in creating and developing products that can reliably serve in the most mission critical real-time video streaming and analysis operations and can be used in conjunction with any unmanned platform. We have an established track record and a vast portfolio of innovative core proprietary technologies, developed by an experienced and dedicated team of engineers, which we believe create a formidable barrier of entry to our competitors.

As such, we believe that our products have significant advantages compared to our competitors, both in terms of miniaturization, latency and functionality, and in our products’ ability to provide our customers with a single solution that addresses all their needs in a single customizable, modular product.

Our products are currently used in commercial/military drones, aerial/ground/maritime autonomous vehicles, observation systems, other defense platforms (armored vehicles, aircrafts, etc.), law enforcement, and covert installations, as well as worn by humans or animals to aid in intelligence gathering, surveillance, reconnaissance and situational awareness and in video processing, recording and debriefing applications.

We regularly enter into agreements for the sale of our products, with Israeli defense companies, including Elbit Systems Ltd. and Rafael Advanced Defense System Ltd., drone manufacturers, defense forces and the Israeli Ministry of Defense. Pursuant to such agreements, we provide a range of customized components which are embedded into the end products of such entities or sold as a whole by such entities. Among our customers are also manufacturers of leading electro optical payload, RF datalink, autonomous vehicles and commercial drones, as well as other defense and intelligence agencies, HLS and communication companies. The agreements with our customers contain industry-standard terms and guidelines.

Recent Developments

March 2021 Private Placement

On March 24, 2021, we entered into a share purchase agreement, which was amended and restated on April 27, 2021 and August 4, 2021, as amended and restated, the March 2021 SPA, pursuant to which we issued an aggregate of 489,812 preferred shares, no par value, or the Preferred Shares, to certain investors, or the March 2021 Investors, in a private placement, or the March 2021 Private Placement, for aggregate gross proceeds of $1,500,000. The

Preferred Shares have rights identical to those attached to our Ordinary Shares, except that the Preferred Shares are convertible into Ordinary Shares in certain circumstances and have customary anti-dilution protection for a period of 18 months from March 24, 2021 in the event of certain issuances of Ordinary Shares. Following the completion of this offering, all Preferred Shares will automatically convert into 489,812 Ordinary Shares. Pursuant to the March 2021 SPA, we have the right, until December 24, 2021, to require that L.I.A. Pure Capital Ltd., the placement agent for the March 2021 Private Placement, (or its designated third party) purchase up to an additional $500,000 of Preferred Shares on the same terms as the March 2021 SPA. If we exercise such right in full, an additional 163,271 Preferred Shares would be issued. We waived this right on December 10, 2021 and therefore no additional Preferred Shares will be issued to L.I.A. Pure Capital Ltd.

The March 2021 Investors also received warrants to purchase up to an aggregate of 489,812 Ordinary Shares. Such warrants are exercisable pursuant to the following terms: (i) if an initial public offering of the Ordinary Shares is consummated by the Company during a period of 15 months from the issuance date of the warrant, the warrants will be exercisable until March 24, 2026, at an exercise price of $6.1248 per Ordinary Share; or (ii) if no initial public offering of the Ordinary Shares is consummated by the Company during such 15 month period, the warrants will be exercisable until September 24, 2023, at an exercise price of $7.9888 per Ordinary Share. Isagen LLC, a company owned by Robert Eide, Chief Executive Officer of Aegis Capital Corp., the representative of the underwriters in this offering, or Aegis, invested $225,000 in the March 2021 Private Placement and received 73,472 Ordinary Shares (293,887 Ordinary Shares before giving effect to the reverse share split) and warrants to purchase 73,472 Ordinary Shares (warrants to purchase 293,887 Ordinary Shares before giving effect to the reverse share split), all on the same terms as all other March 2021 Investors. BEA Health Solutions Inc., a company owned by Anthony Lapadula, Executive Managing Director and Head of Equity Capital Markets of Aegis, invested an aggregate of $75,000 in the March 2021 Private Placement and received an aggregate of 24,491 Ordinary Shares (97,963 Ordinary Shares before giving effect to the reverse share split) and warrants to purchase 24,491 Ordinary Shares (warrants to purchase 97,963 Ordinary Shares before giving effect to the reverse share split), all on the same terms as all other March 2021 Investors.

L.I.A. Pure Capital Ltd. acted as the placement agent for the March 2021 Private Placement, and as part of its compensation thereunder was issued warrants to purchase up to an aggregate of 24,491 Ordinary Shares at an exercise price of $3.0624 per Ordinary Share, which warrants are exercisable until the earlier of the date of consummation of an initial public offering or March 24, 2026. On December 10, 2021, we and L.I.A. Pure Capital Ltd. entered into a Warrant Cancellation Agreement pursuant to which we agreed to cancel the warrants issued to L.I.A. Pure Capital effective as of such date, and as a result, such warrants are no longer outstanding as of the date of this prospectus. No portion of the warrant had been exercised prior to such cancellation. L.I.A. Pure Capital Ltd. is independent of the underwriters in this offering and is not participating (within the meaning of FINRA Rule 5110(j)(16)) in this offering, as such it is not acting as an underwriter in connection with this offering, it will not identify or solicit potential investors in this offering or otherwise be involved in the distribution of this offering.

April 2021 Offering Related Arrangements

On April 21, 2021, we entered into an agreement for the provision of consulting and advisory services, or the Advisory Services Agreement, with two advisors, or the Advisors. Pursuant to the Advisory Services Agreement, the Advisors will provide services to the Company in connection with the March 2021 Private Placement and a potential initial public offering of our Ordinary Shares, including assisting the Company with business and strategic planning and coordination among all parties in the initial public offering process. The Advisors are engaged to represent our interests only, are independent of the underwriters and are not participating (within the meaning of FINRA Rule 5110(j)(16)) in this offering, as such it is not acting as an underwriter in connection with this offering, it will not identify or solicit potential investors in this offering or otherwise be involved in the distribution of this offering. Pursuant to the Advisory Services Agreement, as consideration for their services, the Advisors were each issued warrants to purchase up to 90,204.5 Ordinary Shares, exercisable until April 21, 2026, at an exercise price of $0.0004 per Ordinary Share, subject to the successful completion of an initial public offering of our Ordinary Shares.

In addition, pursuant to the Advisory Services Agreement, following the completion of this offering, the Company will issue to the Advisors warrants to purchase up to an aggregate of 3% of the Ordinary Shares outstanding, on a fully-diluted basis, immediately following the completion of this offering, at an exercise price equal to the public offering price per Ordinary Share. The warrants will be exercisable for a period of five years from the date of issuance.

Pursuant to the Advisory Services Agreement, if the Company does not complete an initial public offering, the warrants will expire and the Company will be required to pay the Advisors a cash fee equal to 5% of the aggregate gross proceeds of any offering of the Company’s securities, other than in an initial public offering in which the representative of the underwriters in this offering or L.I.A. Pure Capital Ltd. act as placement agent or underwriter.

On April 21, 2021, we also entered into an agreement with Doron Afik, the managing partner of Afik & Co., our Israeli legal advisor, which was amended and restated on November 11, 2021 to clarify that, pursuant to which following the completion of this offering, the Company will issue to such advisor warrants to purchase up to an aggregate of 2% of the Ordinary Shares issued and outstanding immediately following the completion of this offering (excluding Ordinary Shares issuable pursuant to the exercise of the over-allotment option or the Representative’s Warrants), at an exercise price equal to the public offering price per Ordinary Share. The warrants will be exercisable for a period of five years from the date of issuance.

May 2021 Loan Facility Agreement

On May 9, 2021, we entered into a loan facility agreement, or the Loan Facility Agreement, effective as of January 1, 2021, with Israel Bar, our Chief Executive Officer, director and our largest shareholder, and Joseph Gottlieb, another director and our second largest shareholder. Pursuant to the Loan Facility Agreement, the outstanding amount under the Shareholders Loan (as defined below), to be paid to Mr. Bar in a total amount of NIS 2,459,958.88 (approximately $755,393) and to Mr. Gottlieb, in a total amount of NIS 1,296,985.55 (approximately $393,962), bear no interest and shall be due and payable in 24 equal monthly payments, commencing on the second anniversary following this offering. Pursuant to the Loan Facility Agreement, if an initial public offering is not completed by December 31, 2021, then the outstanding amount shall be repaid pursuant to the available free cash of the Company, taking into account expected expenditures in the three months following partial or full payment, and in any event not prior to December 31, 2022. We also agreed to reimburse Mr. Bar and Mr. Gottlieb for any costs and expenses incurred in connection with the enforcement of the Loan Facility Agreement, if required.

June 2021 Bonus Pool

On June 27, 2021, our board of directors approved a cash bonus pool in an aggregate amount of $300,000 to be distributed to the Company’s employees and service providers, other than the Company’s Chief Executive Officer, in such amounts and at such times as may be determined in the sole discretion of the Chief Executive Officer, upon successful completion of this offering.

June and July 2021 Option Grants

On June 27, 2021 and during July 2021, our board of directors also approved the issuance of options to purchase an aggregate of 285,422 Ordinary Shares to be granted under the Company’s 2021 share option plan, or the 2021 Option Plan, to certain employees, directors and consultants upon the completion of this offering. The option awards will be exercisable for a period of five years from their date of issuance, will have an exercise price equal to the public offering price and will vest 50% on the second-year anniversary following the initial listing of our Ordinary Shares on Nasdaq and 6.25% every three months thereafter.

August Reverse Share Split

On August 25, 2021, we implemented a one-for-four reverse split of our issued and outstanding Ordinary Shares and Preferred Shares, pursuant to which holders of our Ordinary Shares and Preferred Shares received one Ordinary Share and one Preferred Share, respectively, for every four Ordinary Shares and Preferred Shares held as of such date. All of the share and per share amounts, including exercise prices, above have been adjusted to give effect to the reverse share split.

Summary Risk Factors

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. You should read these risks in full before you invest in our securities. The following is a summary of such risks.

Risks Related to Our Business, Industry, Operations and Financial Condition

•        the COVID-19 pandemic has adversely affected, and will continue to affect, our business, financial condition, liquidity and results of operations;

•        we have been operating at a loss since our inception and may never be profitable;

•        our failure to effectively manage our growth could impair our business;

•        amounts included in backlog may not result in actual revenue and are an uncertain indicator of our future earnings;

•        we may not have sufficient manufacturing capabilities to satisfy any growing demand for our commissioned products. We may be unable to control the availability or cost of producing such products;

•        we operate in an evolving industry and, as a result, our past results may not be indicative of future operating performance;

•        our commercial success depends upon the degree of market acceptance by the professional, HLS and defense markets as well as by other prospective markets and industries;

•        we may not be able to introduce products acceptable to customers and we may not be able to improve the technology used in our current systems in response to changing technology and end-user needs;

•        potential growth of our business is based on international expansion, making us susceptible to risks associated with international sales and operations;

•        we expect to face significant competition. If we cannot successfully compete with new or existing technologies or future developed products, our marketing and sales will suffer and we may never be profitable;

•        significant merchandise returns and recalls of our ready-made products could harm our business;

•        if we fail to offer high-quality customer support, our business and reputation may suffer;

•        our reliance on third-party suppliers for most of the component parts of our products could harm our ability to meet demand for our products in a timely and cost-effective manner;

•        if we are unable to establish significant sales, marketing and distribution capabilities or enter into successful relationships with business targets and third parties to perform these services, we may not be successful in commercializing our products and technology;

•        we may require substantial additional funding to grow our business, which may not be available to us on acceptable terms, or at all;

•        we may not accurately forecast revenues, profitability and appropriately plan our expenses;

•        we rely on highly skilled personnel, and, if we are unable to attract, retain or motivate qualified personnel, we may not be able to operate our business effectively;

•        we may have difficulty in entering into and maintaining strategic alliances with third parties;

•        we may not be able to obtain patents or other intellectual property rights necessary to protect our proprietary technology and business;

•        we may be unable to keep pace with changes in technology as our business and market strategy evolves;

•        significant disruptions of our information technology systems or breaches of our data security could adversely affect our business;

•        we may be subject to general litigation, regulatory disputes and government inquiries;

•        we have identified material weaknesses in our internal control over financial reporting that could, if not remediated, result in material misstatements in our financial statements. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our Ordinary Shares;

•        new regulation as well as regulation in new target territories, including regulation relating to unmanned platforms, video and audio systems, may create obstacles to our sales and marketing efforts;

Risks Related to Israeli Law and our Operations in Israel

•        political, economic and military instability in Israel may impede our ability to operate and harm our financial results;

•        exchange rate fluctuations between foreign currencies and the U.S. Dollar may negatively affect our earnings;

•        we may become subject to claims for remuneration or royalties for assigned service invention rights by our employees, which could result in litigation and adversely affect our business;

•        we received Israeli government grants for certain of our research and development activities, the terms of which may require us to pay royalties and to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel. If we fail to satisfy these conditions, we may be required to pay penalties and refund grants previously received;

Risks Related to Our Status as a Public Company and Ownership of our Ordinary Shares

•        our principal shareholders, officers and directors currently beneficially own 100% of our Ordinary Shares. Upon completion of this offering, our principal shareholders, officers and directors will beneficially own approximately 46.92% of our Ordinary Shares and as such will be able to exert significant control over matters submitted to our shareholders for approval;

•        we are an emerging growth company and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our Ordinary Shares less attractive to investors;

•        we will incur significantly increased costs and devote substantial management time as a result of operating as a public company;

•        the estimates of market opportunity, market size and forecasts of market growth included in our publicly-filed documents may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rate, if at all;

•        there has been no public market for the Ordinary Shares being offered by this prospectus, and we cannot guarantee that one will in fact develop in the future;

•        the market price of our Ordinary Shares may be highly volatile and such volatility could cause you to lose some or all of your investment and also subject us to litigation; and

•        your ownership in the Company may be diluted in the future.

Corporate Information

We are an Israeli corporation based in Rehovot, Israel. We were incorporated in Israel in 2008 under the name “Maris Technologies Marketing Ltd.” On November 4, 2020, we changed our name to “Maris-Tech Ltd.” Our principal executive offices are located at 2 Yitzhak Modai Street, Rehovot, Israel 7608804. Our telephone number in Israel is 972.72.2424022. Our website address is www.maris-tech.com. The information contained on, or that can be accessed through, our website is not part of this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.07 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700,000,000 as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Implications of being a Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual report with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the Nasdaq Stock Market Listing Rules for domestic U.S. issuers (see “Risk Factors — Risks Related to this Offering and the Ownership of Our Ordinary Shares”). These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting company. We intend to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an “emerging growth company.”

THE OFFERING

Issuer	Maris-Tech Ltd.
Securities offered by us	3,000,000 Ordinary Shares, based upon an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus.(1)
Ordinary Shares issued and outstanding prior to the offering(2)	3,574,812 Ordinary Shares.
Ordinary Shares to be outstanding after this offering(2)

6,574,812 Ordinary Shares (assuming no exercise of the over-allotment option and that none of the Representative’s Warrants issued in this offering are exercised), or 7,024,812 Ordinary Shares if the representative of the underwriters exercises in full its over-allotment option to purchase additional Ordinary Shares.

Over-allotment option

We have granted the representative of the underwriters an option for a period of up to 45 days following the date of this prospectus to purchase up to 450,000 additional Ordinary Shares, based upon an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus from us at a price per Ordinary Share equal to the public offering price per Ordinary Share, less the underwriting discounts and commissions payable by us, solely to cover over-allotments, if any.

Representative’s Warrants

We will issue to Aegis or its permitted designees, Representative’s Warrants, to purchase up to 150,000 Ordinary Shares. The Representative’s Warrants will have an exercise price equal to $6.25, or 125% of the per Ordinary Share assumed public offering price, will be exercisable beginning on a date which is six months from the commencement of sales under the registration statement of which this prospectus forms a part and will expire five years from such commencement of sales.

Use of proceeds

We expect to receive approximately $12.70 million in net proceeds from the sale of Ordinary Shares offered by us in this offering (approximately $14.78 million if the representative of the underwriters exercises the over-allotment option in full), based upon an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering for the following purposes:

•        approximately $4.0 million for research and development of new technologies as well as existing products;

•        approximately $4.0 million for marketing and sales efforts in new territories (with emphasis on the U.S. market);

•        approximately $1.0 million for the repayment of outstanding bank loans; and

•        the remainder for working capital and general corporate purposes.

The amounts and schedule of our actual expenditures will depend on multiple factors. As a result, our management will have broad discretion in the application of the net proceeds of this offering.

Lock-up agreements

Our directors, officers and certain principal shareholders have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 120 days after the date of this prospectus (see “Underwriting — Lock-Up Agreements”).

Securities Issuance Standstill

We have agreed, for a period of 18 months after the closing date of this offering, that, with certain exceptions, we will not, without the prior written consent of Aegis, offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity or any securities convertible into or exercisable or exchangeable for our equity; file any registration statement relating to the offering of any equity or any securities convertible into equity. (see “Underwriting — Securities Issuance Standstill”).

Risk factors

Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 11 of this prospectus for a discussion of factors to consider carefully before deciding to invest in the Ordinary Shares.

Proposed Nasdaq symbol	The Ordinary Shares have been approved for listing on Nasdaq under the symbol “MTEK”.

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(1)      The actual number of Ordinary Shares and Representative’s Warrants that we will offer and that will be outstanding after this offering will be determined based on the actual public offering price.

(2)      The number of Ordinary Shares to be outstanding immediately after this offering as shown above assumes that all of the Ordinary Shares offered hereby are sold, and is based on 3,574,812 Ordinary Shares issued and outstanding as of December 10, 2021. This number excludes:

•670,221 Ordinary Shares issuable upon the exercise of warrants issued to the investors in the March 2021 Private Placement, advisors and service providers outstanding as of December 10, 2021, with exercise prices ranging between $0.0004 to $6.1248 per Ordinary Share;

•233,844 Ordinary Shares issuable upon the exercise of a warrant to be issued to the Advisors following the completion of this offering, to purchase up to 3% of the Ordinary Shares issued and outstanding, on a fully-diluted basis, immediately following the completion of this offering, at an exercise price equal to the public offering price per Ordinary Share;

•114,353 Ordinary Shares issuable upon the exercise of a warrant to be issued to Doron Afik, the managing partner of Afik & Co., our Israeli legal advisor, following the completion of this offering, to purchase up to 2% of the Ordinary Shares issued and outstanding immediately following the completion of this offering, at an exercise price equal to the public offering price per Ordinary Share;

•an aggregate of 285,422 Ordinary Shares issuable upon the exercise of options to be issued to our directors, employees and consultants under our 2021 Option Plan, upon the completion of this offering, at an exercise price equal to the public offering price per Ordinary Share; and

•23,078 Ordinary Shares reserved for future issuance under our 2021 Option Plan.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

•no exercise of the over-allotment option;

•no exercise of the Representative’s Warrants;

•the issuance of 489,812 Ordinary Shares upon the automatic conversion of the 489,812 Preferred Shares issued and outstanding as of the date hereof, which automatically convert upon the completion of this offering; and

•         a one-for-four reverse split of the issued and outstanding Ordinary Shares and Preferred Shares effected on August 25, 2021.

SUMMARY FINANCIAL DATA

The following table summarizes our financial data. We have derived the following operating data for the years ended December 31, 2020 and 2019 from our audited financial statements included elsewhere in this prospectus. We have derived the following statements of operations data for the six months ended June 30, 2021 and 2020, and the balance sheet data as of June 30, 2021, from our unaudited interim condensed financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Our financial statements included in this prospectus were prepared in accordance with U.S. GAAP, as issued by the FASB.

	Year Ended December 31,		Six Month Ended June 30,
U.S. dollars	2020	2019	2021	2020
Revenues	$987,883	$893,034	$1,329,525	$528,498
Cost of revenues	500,696	502,514	646,270	282,634
Gross profit	487,187	390,520	683,255	245,864
Research and development expenses	781,417	750,765	402,351	368,637
Sales, general and administrative expenses	96,721	100,698	350,442	33,721
Total operating expenses	878,138	851,463	752,793	402,358
Loss from Operations	(390,951)	(460,943)	(69,538)	(156,494)
Financial expenses, net	(249,392)	(87,301)	(3,640)	(6,794)
Net Loss	(640,343)	(548,244)	(73,178)	(163,288)
Basic and diluted net loss attributable to shareholders per Ordinary Share	(0.26)	(1,774)	(0.02)	(0.09)
As adjusted net loss(1)	(519,155)	—	(63,083)	—
As adjusted basic and diluted net loss per Ordinary Share(1)	(0.11)	—	(0.01)	—
	As of June 30, 2021
U.S. dollars	Actual	As Adjusted(2)
Balance Sheet Data:
Cash and cash equivalents	$81,430	$11,987,150
Total assets	1,850,906	13,555,482
Total long term debt	2,401,653	1,187,486
Accumulated deficit	(3,753,135)	(3,753,135)
Total shareholders’ equity (deficit)	(1,628,534)	11,365,209

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(1)      A portion of the proceeds from this offering will be used to repay the outstanding long-term bank loans which are denominated in NIS, in a total amount of $939,280 as of June 30, 2021 (see “Capitalization”). The as adjusted net loss gives effect to the elimination of interest expense and foreign currency directly related to the long-term bank loans (as if the transaction occurred as of January 1, 2020) of $121,188 and $10,095 for the year ended December 31, 2020 and for the six months ended June 30, 2021, respectively. The as adjusted basic and diluted net loss per Ordinary Share for the year ended December 31, 2020 is based on the historical weighted average number of Ordinary Shares outstanding of 2,483,988 adjusted as if the transaction occurred as of January 1, 2020 to give effect to the issuance of 3,000,000 Ordinary Shares in this Offering. The as adjusted basic and diluted net loss per Ordinary Share for the six months ended June 30, 2021 is based on the historical weighted average number of Ordinary Shares outstanding of 3,351,675 (including 489,812 Preferred Shares treated as Ordinary Shares) adjusted as if the transaction occurred as of January 1, 2021 to give effect to the issuance of 3,000,000 Ordinary Shares in this Offering.

(2)      The as adjusted data gives effect to: (i) the issuance of 3,000,000 Ordinary Shares in this offering, at an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses; (ii) the repayment of outstanding bank loans in a total amount of $939,280 using a portion of the net proceeds received in the offering (see “Use of Proceeds”); (iii) the reclassification of outstanding warrants from long-term debt to shareholders’ equity in an amount of $274,887; (iv) the issuance of the Representative’s Warrants and warrants in exchange for the provision of advisory and legal services to purchase up to an aggregate of 678,606 Ordinary Shares which increases shareholders’ equity by $75,000; and (v) the reclassification of deferred issuance costs from non-current assets to shareholders’ equity in an amount of $201,144 in connection the closing of this offering.

RISK FACTORS

An investment in the Ordinary Shares involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, before making a decision to invest in our securities. The risks and uncertainties described below may not be the only ones we face. If any of the risks actually occur, our business, financial condition, cash flows and results of operations could be materially and adversely affected. In that event, the trading price of our Ordinary Shares could decline, and you could lose part or all of your investment.

Risks Related to Our Business, Industry, Operations and Financial Condition

The COVID-19 pandemic has adversely affected, and will continue to affect, our business, financial condition, liquidity and results of operations.

The COVID-19 pandemic in 2020 has resulted in a widespread health crisis that has adversely affected businesses, economies and financial markets worldwide, placed constraints on the operations of businesses, decreased consumer mobility and activity, and caused significant economic volatility in the United States, Israel and international capital markets. We have followed guidance issued by the U.S. and Israeli governments and the other local governments in territories in which we operate to protect our employees. As such, we have implemented work from home where possible, minimized face-to-face meetings and utilized video conference as much as possible and adhered to social distancing rules at our facilities while eliminating of all international travel, which required us to use local representatives to handle presentations and demonstrations for oversees customers. As a result, we have experienced some difficulties in employee ability to efficiently collaborate to meet our customer needs, a difficulty in our efforts to recruit and hire qualified personnel during this time, and have recorded a minor decrease in revenue in 2020 compared to 2019, both due to the lockdown and restrictions, and our governmental customers postponing or being hesitant of making future financial commitments due to the need to put response to the pandemic at the forefront.

In addition, and most importantly, the electronics components shortage crisis, a unique result of the COVID-19 pandemic which affected our market segment, has increased the lead time to obtain and the purchase prices of the component parts required for certain of our products, which has also negatively impacted the delivery time of our products to customers and our revenues and profitability. As long as the COVID-19 pandemic continues, the components’ lead time may be longer than normal and shortage in components may continue or get worse. Therefore, the Company maintains a comprehensive network of world-wide suppliers. In order to mitigate such risks, in cases where certain components are purchased from single source manufacturers, the Company has adjusted and modified it designs based on different components from different suppliers, to allow for more versatility and flexibility.

We cannot predict the other future potential impacts of the COVID-19 pandemic on our business or operations, and there is no guarantee that any near-term trends in our results of operations will continue, particularly if the COVID-19 pandemic and the adverse consequences thereof return. Additional waves of infections, a continuation of the current environment, or any further adverse impacts caused by the COVID-19 pandemic could further impact employment rates and the economy, affecting our consumer base and divert consumers’ discretionary income to other uses, including for essential items. These events could impact our cash flows, results of operations and financial conditions and heighten many of the other risks described in this prospectus.

We have been operating at a loss since our inception and may never be profitable.

We have been operating at a loss since our inception. In the fiscal year ended December 31, 2020, we had a loss of $640,343 and in fiscal year ended 2019 we had a loss of $548,244. For the six months ended June 30, 2021, we had a loss of $73,178. If this public offering is not successful, we would continue to manage our cash outflows and our Directors would explore alternative options to raise additional funding required to operate our business.

We anticipate that our operating expenses will continue to increase as we expand our operations and continue to invest in developing our product pipeline. These expenses may exceed our budgeted amounts and our revenues may not increase sufficiently to turn an operating profit and become cash flow positive. If any of the foregoing occur, we may continue to incur losses and remain unprofitable.

Our failure to effectively manage our growth could impair our business.

Our business strategy contemplates a period of rapid growth which may put a strain on our administrative and operational resources, and our funding requirements. Our ability to effectively manage our growth will require us to successfully expand the capabilities of our operational and management systems, including with regards to our distribution personnel who will be required to find additional distribution channels into new territories and our marketing and sales departments which will be required to expand their efforts in multiple additional jurisdictions, and to attract, train, manage, and retain qualified personnel. There can be no assurance that we will be able to do so, particularly if losses continue and we are unable to obtain sufficient sources of funding. If we are unable to appropriately manage our growth, our business, prospects, financial condition, and results of operations could be adversely affected.

Amounts included in backlog may not result in actual revenue and are an uncertain indicator of our future earnings.

As of January 1, 2021, our backlog was approximately $2,200,000. We define backlog as the accumulation of all pending orders with a later fulfillment date for which revenue has not been recognized and we consider valid. Our order backlog is comprised of executed purchase orders from high rated leading customers in the defense industries, also referred to as “triple A customers”, customers with which we have had long-standing relationships and governmental agencies. The disclosure of backlog aids in the analysis of the demand for the Company’s products, as well as the Company’s ability to meet that demand. However, because revenue will not be recognized until we have fulfilled our obligations to a customer, there may be a significant amount of time between executing a contract with a customer and delivery of the product to the customer and revenue recognition. In addition, backlog is not necessarily indicative of our revenues to be recognized in a specified future period and we cannot assure that we will recognize revenue with respect to each order included in backlog. Our customers may order products from multiple sources to ensure timely delivery and may cancel or defer orders without significant penalty. Our customers also may cancel orders when business is weaker and inventories are excessive. While as of the date of this prospectus, no orders were cancelled, should a cancellation occur, our backlog and anticipated revenue would be reduced unless we were able to replace the cancelled order. As a result, we cannot provide assurances as to the portion of backlog orders to be filled in a given year, and our order backlog as of any particular date may not be representative of actual revenues for any subsequent period.

We may not have sufficient manufacturing capabilities to satisfy any growing demand for our commissioned products. We may be unable to control the availability or cost of producing such products.

Our current manufacturing capabilities may not reach the required production levels necessary in order to meet growing demands for any products we may commission or future products we may develop. There can be no assurance that our commissioned products can be manufactured at our desired commercial quantities, in compliance with our requirements and at an acceptable cost. Any such failure could delay or prevent us from shipping said products and marketing our technologies in accordance with our target growth strategies.

We operate in an evolving industry and, as a result, our past results may not be indicative of future operating performance.

We operate in a rapidly evolving industry that may not develop in a manner favorable to our business. Therefore, it may be difficult to assess our future performance. You should consider our business and prospects in light of the risks and difficulties we may encounter.

Our future success will depend in large part upon our ability to, inter alia:

•        manage our inventory effectively;

•        successfully develop, retain and expand our consumer product offering and geographic reach;

•        compete effectively;

•        anticipate and respond to macroeconomic changes;

•        effectively manage our growth;

•        hire, integrate and retain talented people at all levels of our organization;

•        avoid interruptions in our business from information technology downtime, cybersecurity breaches or labor stoppages;

•        maintain the quality of our technology infrastructure; and

•        develop new features to enhance functionality.

Our commercial success depends upon the degree of market acceptance by the professional, HLS and defense markets as well as by other prospective markets and industries.

We provide intelligent video transmission and artificial intelligence, or AI, technologies for professional, HLS and defense applications. Our current business model is that of a business-to-business approach, or B2B, in which we seek to identify target businesses interested in integrating our technology, or commissioning individual projects using our technology. Any product that we commission or that is brought to the market may or may not gain market acceptance by prospective customers. The commercial success of our technologies, commissioned products and any future product that we may develop depends in part on the professional, HLS and defense community as well as other industries for various use cases, depending on the acceptance by such industries of our commissioned products as a useful and cost-effective solution compared to current technologies. Even though our B2B products are custom made, step by step with our customers in order to ensure compatibility and acceptance, if our technology or any future product that we may develop does not achieve an adequate level of acceptance, or does not garner significant commercial appeal, we may not generate significant revenue and may not become profitable. The degree of market acceptance will depend on a number of factors, including:

•        the cost, size, weight, efficacy, performance, and convenience of our technology in relation to alternative products;

•        the ability of third parties to enter into relationships with us without violating their existing agreements;

•        the effectiveness of our sales and marketing efforts;

•        the strength of marketing and distribution support for competing technology and products; and

•        publicity concerning our technology or commissioned products or competing technology and products.

Our efforts to penetrate industries and educate the marketplace on the benefits of our technology, and reasons to seek the commissioning of products based on our technology, may require significant resources and may never be successful. Such efforts to educate the marketplace may require more resources than are required by conventional technologies.

We may not be able to introduce products acceptable to customers and we may not be able to improve the technology used in our current systems in response to changing technology and end-user needs.

The markets in which we operate are subject to rapid and substantial innovation and technological change, mainly driven by technological advances and end-user requirements and preferences, as well as the emergence of new standards and practices. Even if we are able to complete the development of our products in development, our ability to compete in the unmanned platform markets will depend, in large part, on our future success in enhancing our existing products and developing new systems that will address the varied needs of prospective end-users, and respond to technological advances and industry standards and practices on a cost-effective and timely basis to otherwise gain market acceptance.

Even if we successfully introduce our existing products in development, it is likely that new systems and technologies that we develop will eventually supplant our existing systems or that our competitors will create systems that will replace our systems. As a result, any of our products may be rendered obsolete or uneconomical by our or others’ technological advances.

Potential growth of our business is based on international expansion, making us susceptible to risks associated with international sales and operations.

Having consolidated our position in the local Israeli market, we have plans to expand internationally with broad range of the field-tested video and data analytics products. Conducting international operations subjects us to certain risks which include localization of solutions and products and adapting them to local practices and regulatory requirements, exchange rate fluctuations and unexpected changes in tax, trade laws, tariffs, governmental controls and other trade restrictions. To the extent that we do not succeed in expanding our operations internationally and managing the associated legal and operational risks, our results of operations may be adversely affected.

We expect to face significant competition. If we cannot successfully compete with new or existing technologies or future developed products, our marketing and sales will suffer and we may never be profitable.

Based on product comparisons that we have conducted, and in reviewing our products against the comparable products offered by our leading competitors, we believe that our products have significant advantages compared to our competitors, both in terms of miniaturization, latency and functionality, and in our products’ ability to provide our customers with a single solution that addresses all their needs in a single customizable, modular product. Nonetheless, we are continuously competing against existing technologies in different industries and we cannot exclude the possibility of new technologies or innovations created by our competitors in the future. Some of these competitors, either alone or together with their collaborative partners, operate larger research and development programs than we do, and may have substantially greater financial resources than we do, which may, in the long run hinder us from competing effectively against our competitors, which could reduce our market share and ability to develop or secure new customers and adversely impact our business, results of operations, financial condition and prospects.

Significant merchandise returns and recalls of our ready-made products could harm our business.

Disruptions affecting the introduction, release or performance of our ready-made products may damage customers’ businesses and could harm their and our reputation. We may be subject to warranty and liability claims for damages related to defects in those products. In addition, if we do not meet industry or quality standards, if applicable, then the products may be subject to a recall, a material liability claim, or other occurrence that harms our reputation or decreases market acceptance of our products and could adversely impact our operating results.

If we fail to offer high-quality customer support, our business and reputation may suffer.

High-quality customer support is important for the successful retention of existing customers. Providing this support requires that our support personnel have specific knowledge and expertise of our products and markets, making it more difficult for us to hire qualified personnel and to scale up our support operations. The importance of high-quality customer support will increase as we expand our business and pursue new customers. If we do not provide effective and timely ongoing support, our ability to retain existing customers may suffer, and our reputation with existing or potential customers may be harmed, which would have a material adverse effect on our business, results of operations, financial condition and prospects.

Our reliance on third-party suppliers for most of the component parts of our products could harm our ability to meet demand for our products in a timely and cost-effective manner.

Though we attempt to ensure the availability of more than one supplier for each important component in any product that we commission, the number of suppliers engaged in the provision of the specified components suitable for our miniature intelligent video surveillance and communication technology products is limited, and therefore in some cases we engage with a single supplier, which may result in our dependency on such supplier. As such, we may be subject to disruptions in our operations if our sole or limited supply contract manufacturers decrease or stop production of components or do not produce components and products of sufficient quantity. Alternative sources for our component parts may not always be available. Many of our component parts are manufactured overseas, so they have long lead times, and events such as local disruptions, natural disasters or political conflict may cause unexpected interruptions to the supply of our products or components. As such, the loss of one or more of our specified suppliers, and our inability or delay in finding suitable replacement suppliers, could significantly affect our business, financial condition, results of operations and reputation.

If we are unable to establish significant sales, marketing and distribution capabilities or enter into successful relationships with business targets and third parties to perform these services, we may not be successful in commercializing our products and technology.

Given that we are currently a B2B company, our business is reliant on our ability to successfully attract potential business targets. Furthermore, we have a limited sales and marketing infrastructure and have limited experience in the sale, marketing or distribution of our technologies beyond the B2B model. To achieve commercial success for our technologies or any future developed product, we will need to expand our current sales and marketing infrastructure. There are risks involved with establishing and expanding our own sales, marketing and distribution capabilities. For example, recruiting and training additional sales force could be expensive and time consuming and could delay any product launch. In addition, our investment would be lost if we cannot retain or reposition our sales and marketing personnel.

Factors that may inhibit our efforts to commercialize any future products on our own include:

•        our inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;

•        the inability of sales personnel to obtain access to potential customers;

•        the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage; and

•        unforeseen costs and expenses associated with creating an independent sales and marketing organization.

If we are unable to establish additional sales, marketing and distribution capabilities or enter into successful arrangements with third parties to perform these services, our revenues and our profitability may be materially adversely affected.

In addition, we may not be successful in entering into arrangements with third parties to sell, market and distribute our products inside or outside of Israel or may be unable to do so on terms that are favorable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales, marketing and distribution capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our technologies or any future products we may develop.

Changes in our insurance coverage may adversely affect our business, financial condition and operational results.

We seek to maintain public offering of securities insurance and appropriate policies of insurance consistent with those customarily carried by organizations in our industry sector. Any increase in the cost of such insurance policies or the industry in which we operate could adversely affect our business, financial condition and operational results. Our insurance coverage may also be inadequate to cover losses it sustains. Uninsured loss or a loss in excess of our insured limits could adversely affect our business, financial condition and operational results.

We may require substantial additional funding to grow our business, which may not be available to us on acceptable terms, or at all.

Our cash balance as of December 31, 2020 and June 30, 2021 was $20,524 and $81,430, respectively. We may require additional funding to fund and grow our operations and to complete development of certain products and bring them to the market. There can be no assurance that any financing will be available in amounts or on terms acceptable to us, if at all. In the event we require additional capital, the inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our development plans. In that event, shareholders would likely experience a loss of most or all of their investment. Any additional funding that we do obtain may be dilutive to the interests of existing shareholders.

We may not accurately forecast revenues, profitability and appropriately plan our expenses.

We base our current and future expense levels on our operating forecasts and estimates of future income and operating results. Income and operating results are difficult to forecast because they generally depend on the volume sales and timing, which are uncertain. Additionally, our business is affected by general economic and business conditions around the world. A softening in income, whether caused by changes in consumer preferences in the unmanned platform markets, or a weakening in global economies, may result in decreased net revenue levels, and we may be unable to adjust our expenses in a timely manner to compensate for any unexpected shortfall in income. This inability could cause our (loss)/income after tax in a given quarter to be (higher)/lower than expected. We also make certain assumptions when forecasting the amount of expense we expect related to our share-based payments, which includes the expected volatility of our share price, and the expected life of share options granted. These assumptions are partly based on historical results. If actual results differ from our estimates, our operating results in a given period may be lower than expected.

We rely on highly skilled personnel, and, if we are unable to attract, retain or motivate qualified personnel, we may not be able to operate our business effectively.

Our success depends in large part on the continued employment of senior management and key personnel who can effectively operate our business, as well as our ability to attract and retain skilled employees. Competition for highly skilled management, technical, research and development and other employees is intense and we may not be able to attract or retain highly qualified personnel in the future. In making employment decisions, candidates often consider the value of the equity awards they would receive in connection with their employment. Our long-term incentive programs may not be attractive enough or perform sufficiently to attract or retain qualified personnel.

If any of our employees leave us, and we fail to effectively manage a transition to new personnel, or if we fail to attract and retain qualified and experienced professionals on acceptable terms, our business, financial condition and results of operations could be adversely affected.

Our success also depends on our having highly trained financial, technical, recruiting, sales and marketing personnel. We will need to continue to hire additional personnel as our business grows. A shortage in the number of people with these skills or our failure to attract them to our company could impede our ability to increase revenues from our existing technology and services or launch new product offerings and would have an adverse effect on our business and financial results.

We may have difficulty in entering into and maintaining strategic alliances with third parties.

We may enter into strategic alliances with third parties to gain access to new and innovative technologies and markets. These parties are often large, established companies. Negotiating and performing under these arrangements involves significant time and expense, particularly those with companies that have significantly greater financial and other resources than we do. The anticipated benefits of these arrangements may never materialize, and performing under these arrangements may require significant resources which may affect our results of operations.

We may not be able to obtain patents or other intellectual property rights necessary to protect our proprietary technology and business.

The value of our products depends on our ability to protect our intellectual property, including trademarks, copyrights, patents and moral rights.

We currently have a patent application pending and may seek to patent additional concepts, components, processes, designs and methods, and other inventions and technologies that we consider to have commercial value or that will likely give us a technological advantage. Despite devoting resources to the research and development of proprietary technology, we may not be able to develop technology that is patentable or protectable. Patents may not be issued in connection with pending patent applications, and claims allowed may not be sufficient to allow them to use the inventions that they create exclusively.

Furthermore, any patents issued could be challenged, re-examined, held invalid or unenforceable or circumvented and may not provide sufficient protection or a competitive advantage. In addition, despite efforts to protect and maintain patents, competitors and other third parties may be able to design around their patents or develop products similar to our work products that are not within the scope of their patents. Finally, patents provide certain statutory protection only for a limited period of time that varies depending on the jurisdiction and type of patent.

Prosecution and protection of the rights sought in patent applications and patents can be costly and uncertain, often involve complex legal and factual issues and consume significant time and resources. In addition, the breadth of claims allowed in our patents, their enforceability and our ability to protect and maintain them cannot be predicted with any certainty. The laws of certain countries may not protect intellectual property rights to the same extent as the laws of Israel. Even if our patents are held to be valid and enforceable in a certain jurisdiction, any legal proceedings that we may initiate against third parties to enforce such patents will likely be expensive, take significant time and divert management’s attention from other business matters. We cannot assure that any of our issued patents or pending patent applications provide any protectable, maintainable or enforceable rights or competitive advantages to us.

In addition to patents, we will rely on a combination of proprietary know how, copyrights, trademarks, trade secrets and other related laws and confidentiality procedures and contractual provisions to protect, maintain and enforce our proprietary technology and intellectual property rights in Israel and other countries. However, our ability to protect our brands by registering certain trademarks may be limited. In addition, while we will generally enter into confidentiality and nondisclosure agreements with our employees, consultants, contract manufacturers, distributors and resellers and with others to attempt to limit access to and distribution of our proprietary and confidential information, it is possible that:

•        misappropriation of our proprietary and confidential information, including technology, will nevertheless occur;

•        our confidentiality agreements will not be honored or may be rendered unenforceable;

•        third parties will independently develop equivalent, superior or competitive technology or products;

•        disputes will arise with our current or future strategic licensees, customers or others concerning the ownership, validity, enforceability, use, patentability or registrability of intellectual property; or

•        unauthorized disclosure of our know-how, trade secrets or other proprietary or confidential information will occur.

We cannot assure that we will be successful in protecting, maintaining or enforcing our intellectual property rights. If we are unsuccessful in protecting, maintaining or enforcing our intellectual property rights, then our business, operating results and financial condition could be materially adversely affected, which could:

•        adversely affect our reputation with customers;

•        be time-consuming and expensive to evaluate and defend;

•        cause product shipment delays or stoppages;

•        divert management’s attention and resources;

•        subject us to significant liabilities and damages;

•        require us to enter into royalty or licensing agreements; or

•        require us to cease certain activities, including the sale of products.

If it is determined that we have infringed, violated or are infringing or violating a patent or other intellectual property right of any other person or if we are found liable in respect of any other related claim, then, in addition to being liable for potentially substantial damages, we may be prohibited from developing, using, distributing, selling or commercializing certain of our technologies unless we obtain a license from the holder of the patent or other intellectual property right. We cannot assure you that we will be able to obtain any such license on a timely basis or on commercially favorable terms, or that any such licenses will be available, or that workarounds will be feasible and cost-efficient. If we do not obtain such a license or find a cost-efficient workaround, our business, operating results and financial condition could be materially adversely affected and we could be required to cease related business operations in some markets and restructure our business to focus on our continuing operations in other markets.

We may be unable to keep pace with changes in technology as our business and market strategy evolves.

We will need to respond to technological advances in a cost-effective and timely manner in order to remain competitive. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that we will be able to respond successfully to technological changes. If we will be unable to respond successfully to technological advance, we may lose our competitive advantage, which could adversely affect our business.

Significant disruptions of our information technology systems or breaches of our data security could adversely affect our business.

A significant invasion, interruption, destruction or breakdown of our information technology systems and/or infrastructure by persons with authorized or unauthorized access could negatively impact our business and operations. We could also experience business interruption, information theft and reputational damage from cyber-attacks, which may compromise our systems and lead to data leakage either internally or at our third party providers. Our systems may be the target of malware and other cyber-attacks. Although we have invested in measures to reduce these risks, we cannot assure you that these measures will be successful in preventing compromise or disruption of our information technology systems a data.

We may be subject to general litigation, regulatory disputes and government inquiries.

As a growing company with expanding operations, we may in the future increasingly face the risk of claims, lawsuits, government investigations and other proceedings involving competition and antitrust, intellectual property, privacy, consumer protection, accessibility claims, securities, tax, labor and employment, commercial disputes, services and other matters. The number and significance of these disputes and inquiries have increased as the political and regulatory landscape changes, and as we have grown larger and expanded in scope and geographic reach, and our services have increased in complexity.

We cannot predict the outcome of such disputes and inquiries with certainty. Regardless of the outcome, these can have an adverse impact on us because of legal costs, diversion of management resources and other factors. Determining reserves for any litigation is a complex, fact-intensive process that is subject to judgment calls. It is possible that a resolution of one or more such proceedings could require us to make substantial payments to satisfy judgments, fines or penalties or to settle claims or proceedings, any of which could harm our business. These proceedings could also result in reputational harm, criminal sanctions, consent decrees or orders preventing us from offering certain products or services or requiring a change in our business practices in costly ways or requiring development of non-infringing or otherwise altered products or technologies. Litigation and other claims and regulatory proceedings against us could result in unexpected expenses and liabilities, which could have a material adverse effect on our business, results of operations, financial condition and prospects.

We have identified material weaknesses in our internal control over financial reporting that could, if not remediated, result in material misstatements in our financial statements. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our Ordinary Shares.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures are designed to prevent fraud. Our management will be required to assess the effectiveness of our internal controls and procedures and disclose changes in these controls on an annual basis. However, for as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404.

Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Ordinary Shares.

We have identified a material weakness in our internal control over financial reporting as of and for the years ended December 31, 2019 and 2020. As defined in Regulation 12b-2 under the Exchange Act, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual financial statements will not be prevented, or detected on a timely basis. Specifically, we determined that the material weakness is related to having an insufficient number of financial reporting personnel with an appropriate level of knowledge, experience and training in application of U.S. GAAP and SEC rules and regulations commensurate with our reporting requirements. The material weaknesses identified in the Company’s internal control over financial reporting are described below:

(i)     insufficient qualified personnel with U.S GAAP accounting and reporting experience; and

(ii)    inadequate segregation of duties consistent with control objectives.

We have taken action toward remediating these material weaknesses by hiring additional qualified personnel with U.S. GAAP accounting and reporting experience, and intend to provide enhanced training to existing financial and accounting employees on related U.S. GAAP issues. In addition, to remediate these material weaknesses, we are implementing measures including the following:

•        we have hired a chief financial officer with U.S. GAAP and SEC reporting experience and are continuing to seek additional financial professionals such as corporate controller to increase the number of qualified financial reporting personnel and implement segregation of duties;

•        we are developing, communicating and implementing an accounting policy manual for our financial reporting personnel for recurring transactions, period-end closing processes and policy relating to segregation of duties; and

•        we are establishing monitoring and oversight controls for non-recurring and complex transactions to ensure the accuracy and completeness of our financial statements and related disclosures.

However, the implementation of these initiatives may not fully address any material weakness or other deficiencies that we may have in our internal control over financial reporting.

Furthermore, we have not yet commenced the process of determining whether our existing internal control over financial reporting systems are compliant with Section 404 and whether there are any other material weaknesses in our existing internal controls. These controls and other procedures are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is disclosed accurately and is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms.

Even if we develop effective internal control over financial reporting, these controls may become inadequate because of changes in conditions or the degree of compliance with these policies or procedures may deteriorate, and material weaknesses and deficiencies may be discovered in them. We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting.

We have made, and will continue to make, changes in these and other areas. In any event, the process of determining whether our existing internal controls are compliant with Section 404 and sufficiently effective will require the investment of substantial time and resources, including by our chief financial officer and other members of our senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete, even more so after we are no longer an “Emerging Growth Company.” In addition, we cannot predict the outcome of this process and whether we will need to implement remedial actions in order to implement effective controls over financial reporting. The determination of whether or not our internal controls are sufficient and any remedial actions required could result in us incurring additional costs that we did not anticipate, including the hiring of outside consultants. We may also fail to complete our evaluation, testing and any required remediation needed to comply with Section 404 in a timely fashion. Irrespective of compliance with Section 404, any additional failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. As a result, we may experience higher than anticipated operating expenses, as well as higher independent auditor fees during and after the implementation of these changes. If we are unable to implement any of the required changes to our internal control over financial reporting effectively or efficiently or are required to do so earlier than anticipated, it could adversely affect our operations, financial reporting or results of operations and could result in an adverse opinion on internal controls from our independent auditors.

Furthermore, if we are unable to certify that our internal control over financial reporting is effective and in compliance with Section 404, we may be subject to sanctions or investigations by regulatory authorities, such as the SEC or stock exchanges, and we could lose investor confidence in the accuracy and completeness of our financial reports, which could hurt our business, the price of our Ordinary Shares and our ability to access the capital market.

New regulation as well as regulation in new target territories, including regulation relating to unmanned platforms, video and audio systems, may create obstacles to our sales and marketing efforts.

Other than the provisions of the Israeli Encouragement of Industrial Research, Development and Technological Innovation Law, 1984, as amended, and related regulations, or the Research Law, which may restrict our ability to move the production of products developed using grants received from the Israeli Innovation Authority, or the IIA (see “Risk Factors — Risks Related to Israeli Law and our Operations in Israel — We received Israeli government grants for certain of our research and development activities, the terms of which may require us to pay royalties and to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel. If we fail to satisfy these conditions, we may be required to pay penalties and refund grants previously received” for further information), our products currently are not required to comply with any regulatory obligations in Israel. In events where our products have been required to comply with any foreign regulation, these issues have been under the jurisdiction and responsibility of our local distributors or customers. However, expansion of our operation into new territories, enhancing our sales and marketing in existing foreign territories, as well as new regulations that might be enacted in the future which may apply to our technologies or market segment, may require us in the future to ensure that our products are in compliance with various regulatory constrains or technology standards imposed by local authorities. Such development may require us to make additional expenses in order to ensure compliance, as well as hinder or delay us from entering certain markets, thus adversely affecting our business, financial condition and operational results.

Risks Related to Israeli Law and our Operations in Israel

Political, economic and military instability in Israel may impede our ability to operate and harm our financial results.

Our offices and management team are located in Israel. Accordingly, political, economic, and military conditions in Israel and the surrounding region may directly affect our business and operations. In May and June 2021 and in recent years, Israel has been engaged in sporadic armed conflicts with Hamas, an Islamist terrorist group that controls the Gaza Strip, with Hezbollah, an Islamist terrorist group that controls large portions of southern Lebanon, and with Iranian-backed military forces in Syria. In addition, Iran has threatened to attack Israel and may be developing nuclear weapons. Some of these hostilities were accompanied by missiles being fired from the Gaza Strip against civilian targets in various parts of Israel, including areas in which our employees and some of our consultants are located, and negatively affected business conditions in Israel. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business. A campaign of boycotts, divestment and sanctions has been undertaken against Israel, which could also adversely impact our business.

In addition, many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups, which may include the call-up of members of our management. Such disruption could materially adversely affect our business, prospects, financial condition and results of operations.

Exchange rate fluctuations between foreign currencies and the U.S. Dollar may negatively affect our earnings.

Our reporting and functional currency is the U.S. dollar. Our revenues are currently primarily payable in U.S. dollars and we expect our future revenues to be denominated primarily in U.S. dollars. However, certain amounts of our revenues and expenses are also in NIS and Euro. As a result, we are exposed to the currency fluctuation risks relating to the recording of our expenses in U.S. dollars. We may, in the future, decide to enter into currency hedging transactions. These measures, however, may not adequately protect us from material adverse effects.

We may become subject to claims for remuneration or royalties for assigned service invention rights by our employees, which could result in litigation and adversely affect our business.

A significant portion of our intellectual property has been developed by our employees in the course of their employment for us. Under the Israeli Patent Law, 1967, or the Patent Law, inventions conceived by an employee in the course and as a result of or arising from his or her employment with a company are regarded as “service inventions,” which belong to the employer, absent a specific agreement between the employee and employer giving the employee service invention rights. The Patent Law also provides that if there is no such agreement between an employer and an employee, the Israeli Compensation and Royalties Committee, or the Committee, a body constituted under the Patent Law, will determine whether the employee is entitled to remuneration for his inventions. Recent case law clarifies that the right to receive consideration for “service inventions” can be waived by the employee and that in certain circumstances, such waiver does not necessarily have to be explicit. The Committee will examine, on a case-by-case basis, the general contractual framework between the parties, using interpretation rules of the general Israeli contract laws. Further, the Committee has not yet determined one specific formula for calculating this remuneration (but rather uses the criteria specified in the Patent Law). Although we have entered into assignment-of-invention agreements with all our current and former employees pursuant to which such individuals assign to us all rights to any inventions created in the scope of their employment or engagement with us, we may still face claims demanding remuneration in consideration for assigned inventions. If such claims are found to have merit despite our assignment of invention agreements, we could be required to pay additional remuneration or royalties to our current and/or former employees, or be forced to litigate such claims, which could negatively affect our business.

We received Israeli government grants for certain of our research and development activities, the terms of which may require us to pay royalties and to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel. If we fail to satisfy these conditions, we may be required to pay penalties and refund grants previously received.

Our research and development efforts were financed in part through royalty-bearing grants from the IIA. In 2010 and 2012, the Company received the aggregate amount of approximately $283,596 (including accumulated interest) from the IIA for the development of our products.

With respect to such grants, we are committed to pay royalties at a rate of 3% to 5% on sales proceeds from our products that were developed under IIA programs up to the total amount of grants received, linked to the U.S. dollar and bearing interest at an annual rate of LIBOR applicable to U.S. dollar deposits. As of December 10, 2021, we paid approximately $7,301 in connection with a single sale during 2012. Since 2013, the Company did not utilize the intellectual property that was developed using the governmental grant in any of its products. The total sum of royalties, including accumulated interest, we are required to repay the IIA, as of December 10, 2021 is approximately $276,295, net, after deducting the sums we paid as royalties to the IIA.

Regardless of any royalty payment, we are further required to comply with the requirements of the Research Law with respect to those past grants. When a company develops know-how, technology or products using IIA grants, the terms of these grants and the Research Law restrict the transfer of such know-how, and the transfer of manufacturing or manufacturing rights of such products, technologies or know-how outside of Israel, without the prior approval of the IIA. We may not receive those approvals. Furthermore, the IIA may impose certain conditions on any arrangement under which it permits us to transfer technology or development. This may restrict our ability to move the production of our products outside of Israel, or to sell intellectual property and other know-how.

It may be difficult to enforce a judgment of a U.S. court against us and our executive officers and directors and the Israeli experts named in this prospectus in Israel or the United States, to assert U.S. securities laws claims in Israel or to serve process on our executive officers and directors and these experts.

We were incorporated in Israel. Substantially all of our executive officers and directors reside outside of the United States, and all of our assets and most of the assets of these persons are located outside of the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not be enforced by an Israeli court. It also may be difficult for you to effect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a U.S. or foreign court (see “Enforceability of Civil Liabilities” for additional information on your ability to enforce a civil claim against us and our executive officers or directors named in this prospectus).

Your rights and responsibilities as a shareholder will be governed in key respects by Israeli laws, which differ in some material respects from the rights and responsibilities of shareholders of U.S. companies.

The rights and responsibilities of the holders of our Ordinary Shares are governed by our articles of association and by Israeli law. These rights and responsibilities differ in some material respects from the rights and responsibilities of shareholders in U.S. companies. In particular, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders, and to refrain from abusing its power in such company, including, among other things, in voting at a general meeting of shareholders on matters such as amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers and acquisitions and related party transactions requiring shareholder approval, as well as a general duty to refrain from discriminating against other shareholders. In addition, a shareholder who is aware that it possesses the power to determine the outcome of a vote at a meeting of the shareholders or to appoint or prevent the appointment of a director or executive officer in the company has a duty of fairness toward the company. There is limited case law available to assist us in understanding the nature of these duties or the implications of these provisions. These provisions may be interpreted to impose additional obligations and liabilities on holders of our ordinary shares that are not typically imposed on shareholders of U.S. companies.

Risks Related to Our Status as a Public Company and Ownership of our Ordinary Shares

Our principal shareholders, officers and directors currently beneficially own 100% of our Ordinary Shares. Upon completion of this offering, our principal shareholders, officers and directors will beneficially own approximately 46.92% of our Ordinary Shares and as such. They will therefore be able to exert significant control over matters submitted to our shareholders for approval.

As of December 10, 2021, our principal shareholders, officers and directors, in the aggregate beneficially owned 100% of our outstanding Ordinary Shares. Upon completion of this offering, our principal shareholders, officers and directors will, in the aggregate, beneficially own approximately 46.92% of our outstanding Ordinary Shares. This significant concentration of share ownership may adversely affect the trading price for our Ordinary Shares because investors often perceive disadvantages in owning shares in companies with controlling shareholders. As a result, these shareholders, if they acted together, could significantly influence matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of these shareholders may not always coincide with our interests or the interests of other shareholders.

We are an emerging growth company and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our securities less attractive to investors.

We are an emerging growth company and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

•        not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

•        permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies;

•        reduced disclosure obligations regarding executive compensation in our periodic reports and annual report on Form 10-K; and

•        exemptions from the requirements of holding non-binding advisory votes on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage some or all of these and other exemptions until we are no longer an “emerging growth company”. We could be an emerging growth company up to the end of the fiscal year in which the fifth anniversary of the completion of our initial public offering, although we expect to not be an emerging growth company sooner. Our status as an emerging growth company will end as soon as any of the following take place:

•        the last day of the fiscal year in which we have more than $1.07 billion in annual revenue;

•        the date we qualify as a “large accelerated filer,” with at least $700,000,000 of equity securities held by non-affiliates;

•        the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

•        the last day of the fiscal year ending after the fifth anniversary after we become a public company.

We cannot predict if investors will find our securities less attractive if we choose to rely on any of the exemptions afforded emerging growth companies. If some investors find our securities less attractive because we rely on any of these exemptions, there may be a less active trading market for our securities and the market price of our securities may be more volatile.

In addition, under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption and, as a result, our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies. Section 107 of the JOBS Act provides that we can elect to opt out of the extended transition period at any time, which election is irrevocable.

Even after we no longer qualify as an emerging growth company, we may qualify as a “smaller reporting company”, which would allow us to take advantage of many of the same exemptions from disclosure requirements (excluding the exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act) and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. However, as a foreign private issuer we are not eligible to use the requirements for smaller reporting companies unless we use the forms and rules designated for domestic issuers and provide financial statements prepared in accordance with U.S. GAAP. We cannot predict if investors will find our securities less attractive if we may rely on either of these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and our share price may be more volatile.

We will incur significantly increased costs and devote substantial management time as a result of operating as a public company.

As a public company and small reporting company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. For example, we will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices.

We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which will increase when we are no longer an emerging growth company, as defined by the JOBS Act. We will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and maintain an internal audit function. We cannot predict or estimate the amount of additional costs we may incur as a result of operating as a public company or the timing of such costs.

We believe that being a public company will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in our publicly-filed documents, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be materially adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and materially adversely affect our business, financial condition and operating results.

The estimates of market opportunity, market size and forecasts of market growth included in our publicly-filed documents may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rate, if at all.

Market opportunity, size estimates and growth forecasts included in this prospectus are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Net revenue and operating results are difficult to forecast because they generally depend on the volume, timing and type of orders we receive, all of which are uncertain. We base our expense levels and investment plans on our estimates of total net revenue and gross margins using human judgment combined with machine learning, natural language processing and data analytics. We cannot be sure the same growth rates, trends and other key performance metrics are meaningful predictors of future growth. If our assumptions and calculations prove to be wrong, we may spend more than we anticipate acquiring and retaining customers or may generate less net revenue per active customer than anticipated, any of which could have a negative impact on our business and results of operations.

In addition, we are evaluating our total addressable market with respect to new product offerings and new markets. These estimates of total addressable market and growth forecasts are subject to significant uncertainty, are based on assumptions and estimates that may not prove to be accurate and are based on data published by third parties that we have not independently verified. Even if the market in which we compete meets the size estimates and growth forecasted in this prospectus, our business could fail to grow at similar rates, if at all.

Our business is also affected by general economic and business conditions in international markets. A significant portion of our expenses is fixed, and as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net revenue. Any failure to accurately predict net revenue or gross margins could cause our operating results to be lower than expected, which could materially adversely affect our financial condition and share price.

There has been no public market for the Ordinary Shares being offered by this prospectus, and we cannot guarantee that an one will in fact develop in the future.

There has been no public market for our Ordinary Shares prior to this offering, therefore there can be no guarantee that an active trading market for our Ordinary Shares will in fact arise or that the price of our Ordinary Shares will increase. There may be relatively few prospective buyers or sellers of our Ordinary Shares on the exchange at any given time.

The market price of our Ordinary Shares may be highly volatile and such volatility could cause you to lose some or all of your investment and also subject us to litigation.

The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•        the announcement of new products or product enhancements by us or our competitors;

•        developments concerning intellectual property rights;

•        changes in legal, regulatory, and enforcement frameworks impacting our technology or the application of our technology;

•        variations in our and our competitors’ results of operations;

•        fluctuations in earnings estimates or recommendations by securities analysts, if our securities are covered by analysts;

•        the results of product liability or intellectual property lawsuits;

•        future issuances of securities;

•        the addition or departure of key personnel;

•        announcements by us or our competitors of acquisitions, investments or strategic alliances; and

•        general market conditions and other factors, including factors unrelated to our operating performance.

•        other events or factors, including those resulting from war, incidents of terrorism or responses to these events; and

•        general economic and market conditions.

Furthermore, in recent years, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, and technology companies in particular. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our Ordinary Shares.

In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could also harm our business.

Our management team has limited experience managing a public company.

Our Chief Executive Officer and our Chief Financial Officer both have experience managing a public company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. However, our management team, as a whole, has limited experience working for a public company and may not be able to successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management, particularly from our chief executive officer, and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, operating results and financial condition.

Our articles of association provide that, unless we consent to an alternative forum, the federal district courts of the United States shall be the exclusive forum for resolution of any complaint asserting a cause of action arising under the Securities Act, which could limit our shareholders’ ability to choose the judicial forum for disputes with us, our directors, shareholders, or other employees.

Section 22 of the Securities Act creates concurrent jurisdiction for U.S. federal and state courts over all such Securities Act actions. Accordingly, both U.S. state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our articles of association provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, and our shareholders cannot and will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provision.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to the foregoing provision of our articles of association. However, the enforceability of similar forum provisions (including exclusive federal forum provisions for actions, suits, or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provision in our articles of association. If a court were to find the exclusive forum provision contained in our articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition, and results of operations.

Although we believe the exclusive forum provision benefit us by providing increased consistency in the application of U.S. federal securities laws or the Israeli Companies Law, 1999, or the Companies Law, as applicable, in the types of lawsuits to which they apply, such exclusive forum provision may limit a shareholder’s ability to bring a claim in the judicial forum of their choosing for disputes with us or any of our directors, shareholders, officers, or other employees, which may discourage lawsuits with respect to such claims against us and our current and former directors, shareholders, officers, or other employees.

If securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business or our market, or if they change their recommendations regarding our Ordinary Shares adversely, the trading price or trading volume of our Ordinary Shares could decline.

The trading market for our Ordinary Shares will be influenced in part by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our Ordinary Shares, provide a more favorable recommendation about our competitors or publish inaccurate or unfavorable research about our business, the market prices of our Ordinary Shares would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of our Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. Consequently, shareholders must rely on sales of their Ordinary Shares after price appreciation as the only way to realize any future gains on their investment.

Furthermore, to the extent that we pay any dividends in the future, the ability to offer fully franked dividends, i.e. dividends that come from already taxed earnings, is contingent on making taxable profits in excess of accumulated losses. Taxable profits may be volatile, making the payment of dividends unpredictable.

The value and availability of franking credits to a shareholder will differ depending on the shareholder’s particular tax circumstances. Shareholders should also be aware that the ability to use franking credits, either as a tax offset or to claim a refund after the end of the income year, will depend on the individual tax position of each shareholder.

Our investors’ ownership in the Company may be diluted in the future.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of ownership interests of our present shareholders. Furthermore, we may issue equity awards to management, employees and other eligible persons in the future under our 2021 Option Plan. Additional Ordinary Shares issued by us in the future will dilute an investor’s investment in the Company. In addition, we may seek shareholder approval to increase the amount of the Company’s authorized shares, which would create the potential for further dilution of current investors.

The market prices of our Ordinary Shares could be affected by our involvement in a possible, future litigation.

In the ordinary course of business, we may be involved in litigation disputes from time to time. Litigation disputes brought by third parties, including but not limited to intellectual property, distribution partners, customers, suppliers, business partners and employees may adversely impact the financial performance and industry standing of the business, in the case where the impact of legal proceedings is greater than or outside the scope of our insurance. We are not currently involved in any litigation.

Possible force majeure events could impact our operations and the market price of our Ordinary Shares.

Events may occur within or outside the United States and Israel that could impact on the American and/or Israeli economy, our operations and the market price of our Ordinary Shares. These events include acts of terrorism, an outbreak of international hostilities, fires, floods, earthquakes, labor strikes, civil wars, natural disasters, outbreaks of disease or other natural or manmade events or occurrences that can have an adverse effect on the demand for our products and its ability to conduct business. While we seek to maintain insurance in accordance with industry practice to insure against the risks it considers appropriate after consideration of our needs and circumstances, no assurance can be given as to our ability to obtain such insurance coverage in the future at reasonable rates or that any coverage arranged will be adequate and available to cover any and all potential claims. The occurrence of an event that is not covered or fully covered by insurance could have a material adverse effect on our business, financial condition and results of operations.

If you purchase Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares.

The assumed public offering price of the Ordinary Shares being offered hereby is substantially higher than the net tangible book value per share of our outstanding Ordinary Shares. Therefore, if you purchase Ordinary Shares in this offering, you will pay a price per Ordinary Share that substantially exceeds our net tangible book value per Ordinary Share after this offering. To the extent outstanding options or warrants are exercised, you will incur further dilution. Based on an assumed offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, you will experience immediate dilution of $3.27 per Ordinary Share, representing the difference between our as adjusted net tangible book value per Ordinary Share after giving effect to this offering and the offering price (see “Dilution” for further information).

Management will have broad discretion as to the use of the proceeds from this offering.

Our management will have broad discretion in the allocation of the net proceeds and could use them for purposes other than those contemplated at the time of this offering and as described in the section titled “Use of Proceeds.” Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

As a “foreign private issuer” we are permitted, and intend, to follow certain home country corporate governance practices instead of otherwise applicable SEC and Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

Our status as a foreign private issuer also exempts us from compliance with certain SEC laws and regulations and certain regulations of Nasdaq, including the proxy rules, the short-swing profits recapture rules, and certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. In addition, we will not be required under the Exchange Act to file current reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we will generally be exempt from filing quarterly reports with the SEC. Also, although the Companies Law requires us to disclose the annual compensation of our five most highly compensated senior officers on an individual basis (rather than on an aggregate basis), this disclosure will not be as extensive as that required of a U.S. domestic issuer. We intend to commence providing such disclosure, at the latest, in the annual proxy statement for our first annual meeting of shareholders following the closing of this offering, which will be filed under cover of a report on Form 6-K. Furthermore, as a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act.

These exemptions and leniencies will reduce the frequency and scope of information and protections to which you are entitled as an investor.

The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on June 30, 2022. In the future, we would lose our foreign private issuer status if a majority of our shareholders, directors or management are U.S. citizens or residents and we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic registrant may be significantly higher.

We may become a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes in the current taxable year or may become one in any subsequent taxable year. There generally would be negative tax consequences for U.S. taxpayers that are holders of the Ordinary Shares if we are or were to become a PFIC.

Based on the projected composition of our income and valuation of our assets, we do not expect to be a PFIC for 2021, and we do not expect to become a PFIC in the future, although there can be no assurance in this regard. The determination of whether we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. We will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (1) at least 75% of our gross income is “passive income” or (2) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. The tests for determining PFIC status are applied annually, and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of the Ordinary Shares. Accordingly, there can be no assurance that we currently are not or will not become a PFIC in the future. If we are a PFIC in any taxable year during which a U.S. taxpayer holds the Ordinary Shares, such U.S. taxpayer would be subject to certain adverse U.S. federal income tax rules. In particular, if the U.S. taxpayer did not make an election to treat us as a “qualified electing fund”, or QEF, or make a “mark-to-market” election, then “excess distributions” to the U.S. taxpayer, and any gain realized on the sale or other disposition of the Ordinary Shares by the U.S. taxpayer: (1) would be allocated ratably over the U.S. taxpayer’s holding period for the Ordinary Shares; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if the U.S. Internal Revenue Service, or the IRS, determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. taxpayer to make a timely QEF or mark-to-market election. U.S. taxpayers that have held the Ordinary Shares during a period when we were a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. taxpayer who made a timely QEF or mark-to-market election. A U.S. taxpayer can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. We do not intend to notify U.S. taxpayers that hold the Ordinary Shares if we believe we will be treated as a PFIC for any taxable year in order to enable U.S. taxpayers to consider whether to make a QEF election. In addition, we do not intend to furnish such U.S. taxpayers annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries are a PFIC. U.S. taxpayers that hold the Ordinary Shares are strongly urged to consult their tax advisors about the PFIC rules, including tax return filing requirements and the eligibility, manner, and consequences to them of making a QEF or mark-to-market election with respect to the Ordinary Shares in the event that we are a PFIC (see “Taxation — U.S. Federal Income Tax Considerations — Passive Foreign Investment Companies” for additional information).

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

General Risk Factors

We will incur significant increased costs as a result of the listing of our securities for trading on Nasdaq. By becoming a public company in the United States, our management will be required to devote substantial time to new compliance initiatives as well as compliance with ongoing U.S. requirements.

Upon the listing of securities on Nasdaq, we will become a publicly traded company in the United States. As a public company in the United States, we will incur additional significant accounting, legal and other expenses that we did not incur before the offering. We also anticipate that we will incur costs associated with corporate governance requirements of the SEC, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act. We expect these rules and regulations to increase our legal and financial compliance costs, introduce new costs such as investor relations, stock exchange listing fees and shareholder reporting, and to make some activities more time consuming and costly. The implementation and testing of such processes and systems may require us to hire outside consultants and incur other significant costs. Any future changes in the laws and regulations affecting public companies in the United States, including Section 404 and other provisions of the Sarbanes-Oxley Act, and the rules and regulations adopted by the SEC, for so long as they apply to us, will result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, or as executive officers.

If we are not able to attract and retain highly skilled managerial, technical and marketing personnel, we may not be able to implement our business model successfully.

Our success depends in part on our continued ability to attract, retain and motivate highly qualified management. We are highly dependent upon our senior management as well as other employees and consultants. Our management team must be able to act decisively to apply and adapt our business model in the rapidly changing markets in which we will compete. In addition, we will rely upon technical employees or third-party contractors to effectively establish, manage and grow our business. Consequently, we believe that our future viability will depend largely on our ability to attract and retain highly skilled managerial, sales and technical personnel. In order to do so, we may need to pay higher compensation or fees to our employees or consultants than currently expected and such higher compensation payments may have a negative effect on our operating results. Competition for experienced, high-quality personnel in the digital video and data transfer technologies field is intense. We may not be able to hire or retain the necessary personnel to implement our business strategy. Our failure to hire and retain quality personnel on acceptable terms could impair our ability to develop new products and services and manage our business effectively.

If we engage in future acquisitions or strategic partnerships, this may increase our capital requirements, dilute our shareholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks.

We may evaluate various acquisition opportunities and strategic partnerships, including licensing or acquiring complementary products, intellectual property rights, technologies or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:

•        increased operating expenses and cash requirements;

•        the assumption of additional indebtedness or contingent liabilities;

•        the issuance of our equity securities;

•        assimilation of operations, intellectual property and products of an acquired company, including difficulties associated with integrating new personnel;

•        the diversion of our management’s attention from our existing product programs and initiatives in pursuing such a strategic merger or acquisition;

•        retention of key employees, the loss of key personnel and uncertainties in our ability to maintain key business relationships;

•        risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and marketing approvals; and

•        our inability to generate revenue from acquired technology and/or products sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

We are subject to certain U.S. and foreign anticorruption, anti-money laundering, export control, sanctions and other trade laws and regulations. We can face serious consequences for violations.

Among other matters, U.S. and foreign anticorruption, anti-money laundering, export control, sanctions and other trade laws and regulations, which are collectively referred to as Trade Laws, prohibit companies and their employees, agents, legal counsel, accountants, consultants, contractors and other partners from authorizing, promising, offering, providing, soliciting or receiving, directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector. Violations of Trade Laws can result in substantial criminal fines and civil penalties, imprisonment, the loss of trade privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences. We have direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities and other organizations. We also expect our non-U.S. activities to increase over time. We can be held liable for the corrupt or other illegal activities of our personnel, agents or partners, even if we do not explicitly authorize or have prior knowledge of such activities.

Our business and operations might be adversely affected by security breaches, including any cybersecurity incidents.

We depend on the efficient and uninterrupted operation of our computer and communications systems, and those of our consultants, contractors and vendors, which we use for, among other things, sensitive company data, including our intellectual property, financial data and other proprietary business information.

While certain of our operations have business continuity and disaster recovery plans and other security measures intended to prevent and minimize the impact of IT-related interruptions, our IT infrastructure and the IT infrastructure of our consultants, contractors and vendors are vulnerable to damage from cyberattacks, computer viruses, unauthorized access, electrical failures and natural disasters or other catastrophic events. We could experience failures in our information systems and computer servers, which could result in an interruption of our normal business operations and require substantial expenditure of financial and administrative resources to remedy. System failures, accidents or security breaches can cause interruptions in our operations and can result in a material disruption of our targeted phage therapies, product candidates and other business operations. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur regulatory investigations and redresses, penalties and liabilities and the development of our product candidates could be delayed or otherwise adversely affected.

Even though we believe we carry commercially reasonable business interruption and liability insurance, we might suffer losses as a result of business interruptions that exceed the coverage available under our insurance policies or for which we do not have coverage. For example, we are not insured against terrorist attacks or cyberattacks. Any natural disaster or catastrophic event could have a significant negative impact on our operations and financial results. Moreover, any such event could delay the development of our product candidates.

Sales of a significant number of our Ordinary Shares in the public markets or significant short sales of our Ordinary Shares, or the perception that such sales could occur, could depress the market price of our Ordinary Shares and impair our ability to raise capital.

Sales of a substantial number of our Ordinary Shares or other equity-related securities in the public markets, could depress the market price of our Ordinary Shares. If there are significant short sales of our Ordinary Shares, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the Ordinary Shares to sell their shares, thereby contributing to sales of Ordinary Shares in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or the Ordinary Shares, our share price and trading volume could decline.

The trading market for the Ordinary Shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding the Ordinary Shares, or provide more favorable relative recommendations about our competitors, the price of our Ordinary Shares would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our Ordinary Shares or trading volume to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

•        our ability to raise capital through the issuance of additional securities;

•        our ability to advance the development of our product candidates;

•        our assessment of the potential of our product;

•        our ability to commercialize our existing product candidates and future sales of our existing product candidates or any other future potential product candidates;

•        our ability to meet our expectations regarding the commercial supply of our product candidates;

•        the overall global economic environment;

•        the impact of the COVID-19 pandemic and resulting government actions on us;

•        the impact of competition and new technologies;

•        general market, political and economic conditions in the countries in which we operate;

•        projected capital expenditures and liquidity;

•        the impact of competition and new technologies;

•        changes in our strategy; and

•        litigation.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

LISTING

The Ordinary Shares have been approved for listing on Nasdaq under the symbol “MTEK”. No public market currently exists for our Ordinary Shares included in this offering. This offering is contingent upon the Ordinary Shares being listed; however, no assurance can be given that a liquid trading market will develop for our Ordinary Shares. All of the Ordinary Shares have the same rights and privileges (see “Description of Ordinary Shares”).

USE OF PROCEEDS

We expect to receive approximately $12.70 million in net proceeds from the sale of 3,000,000 Ordinary Shares offered by us in this offering (approximately $14.78 million if the representative of the underwriters exercises the over-allotment option in full), based upon an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus.

A $1.00 increase or decrease in the assumed public offering price of $5.00 per Ordinary Share would increase or decrease the proceeds from this offering by approximately $2.78 million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 1,000,000 Ordinary Shares offered would increase or decrease our proceeds by approximately $4.63 million, assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering for the following purposes:

•        Approximately $4.0 million for research and development of new technologies as well as existing products;

•        Approximately $4.0 million for marketing and sales efforts in new territories (with emphasis on the U.S. market);

•        Approximately $1.0 million for the repayment of outstanding bank loans that bear interest rate ranging between 3.1% to 5.8%, and due on various dates from the date of this prospectus through December 2025, and the release of personal guarantees securing those loans; and

•        The remainder for working capital and general corporate purposes.

To the extent the representative of the underwriters exercises the over-allotment option or any Representative’s Warrants are exercised, the proceeds from such exercise would be allocated to working capital and general corporate purposes.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our global marketing and sales efforts, the development efforts and the overall economic environment. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

Under the Israeli Companies Law, 1999, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of distribution. In the event that we do not meet such earnings criteria, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Payment of dividends may be subject to Israeli withholding taxes (see “Taxation — Israeli Tax Considerations and Government Programs” for additional information).

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2021:

•        on an actual basis;

•        on an as adjusted basis to give effect to: (i) the issuance of 3,000,000 Ordinary Shares in this offering, at an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses and assuming no exercise of the over-allotment option and no exercise of any of the Representative’s Warrants issued pursuant to this offering; (ii) the issuance of 489,812 Ordinary Shares in connection with the automatic conversion of the Preferred Shares upon the completion of this offering; (iii) the repayment of outstanding bank loans in a total amount of $939,280 using a portion of the net proceeds received in the offering (see “Use of Proceeds”); (iv) the reclassification of outstanding warrants from long-term debt to shareholders’ equity in an amount of $274,887 in connection with this offering; (v) the issuance of the Representative’s Warrants and warrants in exchange for the provision of advisory and legal services to purchase up to an aggregate of 678,606 Ordinary Shares (after giving effect to the cancellation of the warrants to purchase 24,491 Ordinary Shares issued to L.I.A. Pure Capital Ltd), which increases shareholders’ equity (deficit) by $75,000; and (vi) the reclassification of deferred issuance costs from non-current assets to shareholders’ equity in an amount of $201,144 in connection with this offering; and

•        on an as adjusted basis to give effect to: (i) the issuance of 3,450,000 Ordinary Shares in this offering, at an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses and assuming the representative of the underwriters exercises the over-allotment option in full and assuming no exercise of any of the Representative’s Warrants issued pursuant to this offering; (ii) the issuance of 489,812 Ordinary Shares in connection with the automatic conversion of the Preferred Shares upon the completion of this offering; (iii) the repayment of outstanding bank loans in a total amount of $939,280 using a portion of the net proceeds received in the offering (see “Use of Proceeds”); (iv) the reclassification of outstanding warrants from long-term debt to shareholders’ equity in an amount of $274,887; (v) the issuance of the Representative’s Warrants and warrants in exchange for the provision of advisory and legal services to purchase up to an aggregate of 692,106 Ordinary Shares (after giving effect to the cancellation of the warrants to purchase 24,491 Ordinary Shares issued to L.I.A. Pure Capital Ltd), which increases shareholders’ equity (deficit) by $75,000; and (vi) the reclassification of deferred issuance costs from non-current assets to shareholders’ equity in an amount of $201,144.

	As of June 30, 2021
U.S. dollars	Actual	As Adjusted (No Over- Allotment Exercise)(1)	As Adjusted (Full Over-Allotment Exercise(1)
Cash and cash equivalents(2)	81,430	11,987,150	14,068,400

Long term debt(3)	2,401,653	1,187,486	1,187,486

Ordinary Shares, no par value, 3,085,000 issued and outstanding, actual, 6,574,812 issued and outstanding, as adjusted (no exercise), 7,024,812 issued and outstanding, as adjusted (full exercise)
Preferred Shares, no par value, 489,812 issued and outstanding, actual and no shares issued and outstanding as adjusted
Share capital	—	—	—
Additional paid-in capital(4)	2,096,407	13,761,222	15,810,140
Warrants(5)	28,194	1,357,122	1,389,454
Accumulated deficit	(3,753,135)	(3,753,135)	(3,753,135)
Total shareholders’ equity (deficit)(6)	(1,628,534)	11,365,209	13,446,459

____________

(1)      The as adjusted information discussed above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing.

(2)      The increase in cash and cash equivalents in the as adjusted columns reflect the receipt of $12,845,000 in net proceeds from this offering ($14,926,250 after giving effect to the exercise of the representative of the underwriters’ over-allotment option) offset by the repayment of outstanding bank loans in a total amount of $939,280 using a portion of the net proceeds received in the offering.

(3)      The reduction in long-term debt in the as adjusted columns reflect the repayment of outstanding bank loans in a total amount of $939,280 using a portion of the net proceeds received in the offering (see “Use of Proceeds”) and the reclassification of outstanding warrants from long-term debt to shareholders’ equity in an amount of $274,887 in connection with this offering.

(4)      The increase in additional paid-in capital in the as adjusted columns reflect (i) receipt of aggregate net proceeds of $12,845,000 from this offering ($14,926,250 after giving effect to the exercise of the representative of the underwriters’ over-allotment option) in connection with the issuance of 3,000,000 Ordinary Shares in this offering (3,450,000 Ordinary Shares after giving effect to the exercise of the representative of the underwriters’ over-allotment option), at an assumed public offering price of $5.00 per Ordinary Share, and the reclassification of outstanding warrants from long-term debt to shareholders’ equity in an amount of $274,887 in connection with this offering; offset by (ii) a decrease of $201,144 relating to the reclassification of deferred issuance costs from non-current assets to shareholders’ equity and a decrease of $1,253,928 ($1,286,261 after giving effect to the exercise of the representative of the underwriters’ over-allotment option) as result of the issuance of the Representative’s Warrants and warrants in exchange for the provision of advisory and legal services to purchase up to an aggregate of 678,606 Ordinary Shares (692,106 Ordinary Shares after giving effect to the exercise of the representative of the underwriters’ over-allotment option).

(5)      The increase in warrants in the as adjusted columns reflect the increase in of $1,328,928 ($1,361,216 after giving effect to the exercise of the representative of the underwriters’ over-allotment option) resulting from the issuance of the Representative’s Warrants and warrants in exchange for the provision of advisory and legal services to purchase up to an aggregate of 678,606 Ordinary Shares (692,106 Ordinary Shares after giving effect to the exercise of the representative of the underwriters’ over-allotment option).

(6)      The increase in total shareholders’ equity (deficit) in the as adjusted columns reflect (i) receipt of aggregate net proceeds of $12,845,000 from this offering ($14,926,250 after giving effect to the exercise of the representative of the underwriters’ over-allotment option) in connection with the issuance of 3,000,000 Ordinary Shares in this offering (3,450,000 Ordinary Shares after giving effect to the exercise of the representative of the underwriters’ over-allotment option), at an assumed public offering price of $5.00 per Ordinary Share, the reclassification of outstanding warrants from long-term debt to shareholders’ equity in an amount of $274,887 in connection with this offering and an increase of $75,000 relating to the issuance of the Representative’s Warrants and warrants in exchange for the provision of advisory and legal services to purchase up to an aggregate of 678,606 Ordinary Shares (692,106 Ordinary Shares after giving effect to the exercise of the representative of the underwriters’ over-allotment option); offset by (ii) a decrease of $201,144 relating to the reclassification of deferred issuance costs from non-current assets to shareholders’ equity in connection with this offering.

A $1.00 increase or decrease in the assumed public offering price of $5.00 per Ordinary Share would increase or decrease the amount of each of cash and cash equivalents and total shareholders’ equity by approximately $2.78 million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. A 1,000,000 Ordinary Shares increase or decrease in the number of Ordinary Shares offered by us would increase or decrease each of cash and cash equivalents and total shareholders’ equity by approximately $4.63 million after deducting estimated underwriting discounts and commissions and any estimated offering expenses payable by us.

The number of Ordinary Shares outstanding immediately after this offering assumes that all of the Ordinary Shares offered hereby are sold, and is based on 3,574,812 Ordinary Shares issued and outstanding as of December 10, 2021. This number excludes:

•        670,221 Ordinary Shares issuable upon the exercise of warrants issued to the investors in the March 2021 Private Placement, advisors and service providers outstanding as of December 10, 2021, with exercise prices ranging between $0.0004 to $7.9888 per Ordinary Share;

•        233,844 Ordinary Shares issuable upon the exercise of a warrant to be issued to the Advisors following the completion of this offering, to purchase up to 3% of the Ordinary Shares issued and outstanding, on a fully-diluted basis, immediately following the completion of this offering, at an exercise price equal to the public offering price per Ordinary Share;

•        114.353 Ordinary Shares issuable upon the exercise of a warrant to be issued to Doron Afik, the managing partner of Afik & Co., our Israeli legal advisor, following the completion of this offering, to purchase up to 2% of the Ordinary Shares issued and outstanding immediately following the completion of this offering, at an exercise price equal to the public offering price per Ordinary Share;

•        an aggregate of 285,422 Ordinary Shares issuable upon the exercise of options to be issued to our directors, employees and consultants under our 2021 Option Plan, upon the completion of this offering, at an exercise price equal to the public offering price per Ordinary Share; and

•        23,078 Ordinary Shares reserved for future issuance under our 2021 Option Plan.

DETERMINATION OF OFFERING PRICE

The public offering price of the Ordinary Shares will be negotiated between the underwriters. Among the factors to be considered in determining the public offering price of the Ordinary Shares will be:

•        our history and our prospects;

•        the industry in which we operate;

•        our past and present operating results;

•        the previous experience of our executive officers; and

•        the general condition of the securities markets at the time of this offering.

The public offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the Ordinary Shares sold in this offering. The values of such securities are subject to change as a result of market conditions and other factors.

DILUTION

If you invest in our Ordinary Shares in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per Ordinary Share and the as adjusted net tangible book value per Ordinary Share after this offering. On June 30, 2021, we had a net negative tangible book value of $1,829,678, corresponding to a negative net tangible book value of $0.59 per Ordinary Share. Net tangible book value per Ordinary Share represents the amount of our total tangible assets less our total liabilities, divided by 3,085,000, the total number of Ordinary Shares issued and outstanding on June 30, 2021.

After giving effect to: (i) the sale of the Ordinary Shares offered by us in this offering, assuming no exercise of the over-allotment option and no exercise of any of the Representative’s Warrants issued pursuant to this offering, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us; (ii) the issuance of 489,812 Ordinary Shares in connection with the automatic conversion of the Preferred Shares upon the completion of this offering; (iii) the repayment of outstanding bank loans in a total amount of $939,280 using a portion of the net proceeds received in the offering (see “Use of Proceeds”); (iv) the reclassification of outstanding warrants from long-term debt to shareholders’ equity in an amount of $274,887; and (v) the issuance of the Representative’s Warrants and warrants in exchange for the provision of advisory and legal services to purchase up to an aggregate of 678,606 Ordinary Shares which increases shareholders’ equity (deficit) by $75,000, our as adjusted net tangible book value estimated at June 30, 2021 would have been approximately $11,365,209, representing $1.73 per Ordinary Share. At the assumed public offering price of this offering of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, this represents an immediate increase in net tangible book value of $2.32 per Ordinary Share to existing shareholders and an immediate dilution in net tangible book value of $3.27 per Ordinary Share to purchasers of Ordinary Shares in this offering. Dilution for this purpose represents the difference between the price per Ordinary Share paid by investors in this offering and as adjusted net tangible book value per Ordinary Share immediately after the completion of this offering.

The as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read this table in conjunction with the sections titled “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

The following table illustrates this dilution on a per Ordinary Share basis to investors in this offering:

Assumed public offering price per Ordinary Share	$5.00
Net tangible book value per Ordinary Share at June 30, 2021	$(0.59)
Increase in net tangible book value per Ordinary Share attributable to new investors	$2.32
As adjusted net tangible book value per Ordinary Share after this offering	$1.73
Dilution per Ordinary Share to new investors	$3.27
Percentage of dilution in net tangible book value per Ordinary Share for new investors	65%

The dilution information set forth in the table above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

A $1.00 increase or decrease in the assumed initial public offering price of $5.00 per Ordinary Share would increase or decrease our as adjusted net tangible book value per Ordinary Share after this offering by $0.42 and the dilution per Ordinary Share to new investors by $0.58, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the over-allotment option and no exercise of any of the Representative’s Warrants issued pursuant to this offering. We may also increase or decrease the number of Ordinary Shares we are offering.

An increase or decrease of 1,000,000 Ordinary Shares in the number of Ordinary Shares offered by us would increase or decrease our as adjusted net tangible book value after this offering by approximately $4.63 million and increase or decrease net tangible book value per Ordinary Share after this offering by $0.38 and ($0.52), respectively, per Ordinary Share and would increase or decrease the dilution per Ordinary Share to new investors by $($0.38) and $0.52, respectively, after deducting estimated underwriting discounts and estimated offering expenses payable by us.

The information above assumes that the representative of the underwriters does not exercise its over-allotment option. If the representative exercises its over-allotment option in full, the as adjusted net tangible book value for the offering will increase to $1.91 per Ordinary Share, representing an immediate increase to existing shareholders of $2.50 per Ordinary Share and an immediate dilution of $3.09 per Ordinary Share to new investors.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise or conversion of outstanding warrants and options having a per share exercise or conversion price less than the per Ordinary Share offering price to the public in this offering.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

The following table summarizes, on an as adjusted basis as of June 30, 2021, the differences between the number of Ordinary Shares acquired from us, the total amount paid and the average price per Ordinary Share paid by the existing holders of our Ordinary Shares and by investors in this offering and based upon an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus.

	Shares			Total Consideration		Average Price Per Ordinary Share
	Number		Percent	Amount	Percent
Existing shareholders	3,574,812	(*)	54.4%	$2,578,808	15.0%	$0.72
New investors	3,000,000		45.6%	$15,000,000	85.0%	$5.00
Total	6,574,812		100.0%	$17,578,808	100%	$2.67

____________

*        The number includes 489,812 Ordinary Shares to be issued upon the automatic conversion of 489,812 Preferred Shares following the completion of this offering.

The number of Ordinary Shares to be outstanding immediately after this offering assumes that all of the Ordinary Shares offered hereby are sold, and is based on 3,574,812 Ordinary Shares outstanding as of December 10, 2021, which includes 489,812 Ordinary Shares to be issued upon the automatic conversion of 489,812 Preferred Shares following the completion of this offering. This number excludes:

•        670,221 Ordinary Shares issuable upon the exercise of warrants issued to the investors in the March 2021 Private Placement, advisors and service providers outstanding as of December 10, 2021, with exercise prices ranging between $0.0004 to $6.1248 per Ordinary Share;

•        233,844 Ordinary Shares issuable upon the exercise of a warrant to be issued to the Advisors following the completion of this offering, to purchase up to 3% of the Ordinary Shares issued and outstanding, on a fully-diluted basis, immediately following the completion of this offering, at an exercise price equal to the public offering price per Ordinary Share;

•        114,353 Ordinary Shares issuable upon the exercise of a warrant to be issued to Doron Afik, the managing partner of Afik & Co., our Israeli legal advisor, following the completion of this offering, to purchase up to 2% of the Ordinary Shares issued and outstanding immediately following the completion of this offering, at an exercise price equal to the public offering price per Ordinary Share;

•        an aggregate of 285,422 Ordinary Shares issuable upon the exercise of options to be issued to our directors, employees and consultants under our 2021 Option Plan, upon the completion of this offering, at an exercise price equal to the public offering price per Ordinary Share; and

•        23,078 Ordinary Shares reserved for future issuance under our 2021 Option Plan.

If all of such issued and outstanding options and warrants had been exercised as of June 30, 2021, the number of Ordinary Shares held by existing shareholders would increase to 4,064,624, or 50.60% of the total number of Ordinary Shares outstanding after this offering, and the average price per Ordinary Share paid by the existing shareholders would be $3.42.

If the underwriters exercise their option to purchase additional Ordinary Shares in full in this offering, the number of Ordinary Shares held by new investors will increase to 3,450,000, or 49.1% of the total number of Ordinary Shares issued and outstanding after this offering and the percentage of Ordinary Shares held by existing shareholders will decrease to 50.9% of the total Ordinary Shares issued and outstanding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. The discussion below contains forward-looking statements that are based upon our current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to inaccurate assumptions and known or unknown risks and uncertainties, including those identified in “Cautionary Note Regarding Forward-Looking Statements” and under “Risk Factors” elsewhere in this prospectus.

Overview

We are a provider of remote video, audio, telemetry acquisition, distribution and sharing solutions and products, using high-end digital video, audio and wireless communication technologies. We design, develop, manufacture and commercially sell miniature intelligent video and audio surveillance and communication systems, which are offered as products and solutions for the professional as well as the civilian and home security markets. Our products and solutions are sold as off the shelf, standalone and ready to use products, or as customized components that meet our customers’ requirements and integrate into their systems and products. Our customers include companies operating in the drone, robotic, defense, homeland security, or HLS, intelligence gathering, autonomous vehicle and space markets.

For the professional markets, we provide a range of customizable, low-power, miniature and features enriched video and audio hardware with integrated embedded firmware, original equipment manufacturer, or OEM, and final products for applications requiring complex and high-performance video and audio processing, streaming, recording, debriefing and analytics functionalities. Our products are mainly designed for unmanned aerial/ground/maritime platforms, miniature drones, observation systems and any other remote video-controlled platforms used for intelligence, surveillance, analysis and investigation. Our products, which are further described below, are already deployed worldwide in unmanned platforms, observation systems, law-enforcement, public-safety, defense, intelligence and other appliances. Our customers include leading electro optical payload, RF datalink and unmanned platform manufacturers as well as other large defense, HLS and communication companies.

For the civilian/home security market, we provide both off the shelf and customizable miniature, low power, cloud-based video and audio streaming and recording solutions used for home security, autonomous vehicle and various other applications.

Operating Expenses

Our current operating expenses consist of three components — research and development expenses, marketing and sales expenses and general and administrative expenses.

Research and Development Expenses, net

Our research and development expenses consist primarily of salaries and related personnel expenses, subcontractor’s expenses and other related research and development expenses.

The following table discloses the breakdown of research and development expenses:

	Year Ended December 31,		Six Months Ended June 30,
U.S. dollars	2020	2019	2021	2020
Payroll and related expenses	204,075	153,970	63,247	66,401
Subcontractors	368,493	331,355	314,142	157,687
Materials	155,584	217,269	2,337	124,952
Other	53,265	48,171	22,625	19,597
Total	781,417	750,765	402,351	368,637

We expect that our research and development expenses will materially increase as we continue to develop our products and recruit additional research and development employees.

Sales, General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related expenses, professional service fees for accounting, legal and bookkeeping, facilities, travel expenses and other general and administrative expenses.

The following table discloses the breakdown of general and administrative expenses:

	Year Ended December 31,		Six Months Ended June 30,
U.S. dollars	2020	2019	2021	2020
Payroll and related expenses	35,616	30,876	86,957	13,047
Vehicles	10,302	8,083	11,519	5,642
Professional services	8,035	7,600	213,428	2,315
Depreciation	3,525	3,730	472	1,597
Rent and office maintenance	21,625	12,245	18,559	3,440
Others	17,618	38,164	19,507	7,680
Total	96,721	100,698	350,442	33,721

Comparison of the Six Months Ended June 30, 2021 to the Six Months Ended June 30, 2020

Results of Operations

	Six Months Ended June 30,
U.S. dollars	2021	2020
Revenues	1,329,525	528,498
Cost of Revenues	646,270	282,634
Gross Profit	683,255	245,864
Research and development expenses	402,351	368,637
Sales General and administrative	350,442	33,721
Loss from Operations	(69,538)	(156,494)
Financial expense, net	(3,640)	(6,794)
Net Loss	(73,178)	(163,288)

Revenues

Our revenues for the period ended June 30, 2021 were $1,329,525 representing an increase of $801,027, or 152%, compared to $528,498 for the period ended June 30, 2020. The increase was primarily due to the fact the Company’s new generation products reached maturity level and acceptance by major customers compared to the previous period in which the new generation product sales were in initial stage.

Cost of Revenues

Our cost of revenues for the period ended June 30, 2021 was $646,270 representing an increase of $363,636 or 129%, compared to $282,634 for the period ended June 30, 2020. The increase was primarily attributed to an increase of $75,099 in materials, increase of $55,600 in subcontractors and increase of $167,920 in salaries. The increase is due to higher production level relating to significant increase in sales of Company’s products that have reached maturity level and acceptance by major customers and the increase in the number of employees to meet the increase in production level.

Research and Development Expenses

Our research and development expenses for the period ended June 30, 2021 were $402,351 representing an increase of $33,714, or 9%, compared to $368,637 for the period ended June 30, 2020. The increase was primarily attributable to increase of $156,455 in subcontractors’ expenses (while the internal work force was dedicated to production related tasks due to increased level of production) and decrease of $122,615 in materials due to completion of development of the Company’s new generation products.

Sales, General and Administrative Expenses

Our general and administrative expenses were $350,442 for the period ended June 30, 2021, an increase of $316,721 or 939%, compared to $33,721 for the period ended June 30, 2020. The increase was primarily attributable to an increase of $211,113 in professional services in connection with this offering and an increase of $73,910 in salaries due to increase in number of sales and finance employees.

Operating Loss

As a result of the foregoing, our operating loss for the period ended June 30, 2021 was $69,538, compared to an operating loss of $156,494 for the period ended June 30, 2020, a decrease of $86,956, or 55%.

Financial Expense and Income

Financial expense and income consist of loan interest, bank fees and other transactional costs and exchange rate differences.

We recognized net financial expenses of $3,640 for the period ended June 30, 2021, compared to net financial expenses of $6,794 for the period ended June 30, 2020. The decrease was primarily attributable to exchange rate differences between the U.S. Dollar and the NIS.

Total Loss

As a result of the foregoing, our total loss for period ended June 30, 2021 was $73,178 compared to $163,288 for the period ended June 30, 2020, a decrease of $90,110, or $55%.

Comparison of the Year Ended December 31, 2020 and 2019

Results of Operations

	Year Ended December 31,
U.S. dollars	2020	2019
Revenues	987,833	893,034
Cost of Revenues	500,696	502,514
Gross Profit	487,187	390,520
Research and development expenses	781,417	750,765
Sales General and administrative	96,721	100,698
Loss from Operations	(390,951)	(460,943)
Financial expense, net	(249,392)	(87,301)
Net Loss	(640,343)	(548,244)

Revenues

Our revenues for the period ended December 31, 2020 were $987,833 representing an increase of $94,799, or 10.6%, compared to $893,034 for the year ended December 31, 2019. The increase was primarily attributable to sales to a new customer in Switzerland, which was offset by a minor decrease in sales in Israel due to the effects of COVID-19.

Cost of Revenues

Our cost of revenues for the period ended December 31, 2020 was $500,696 representing a decrease of $1,818 or 0.36%, compared to $502,514 for the year ended December 31, 2019. The decrease was primarily due to a change in the mixture of products sold during the year 2020. The new generation products that entered the market during the year 2020, brought higher profitability and lower cost of sales for higher revenues.

Research and Development Expenses

Our research and development expenses for the period ended December 31, 2020 was $781,417 representing an increase of $30,652, or 4.08%, compared to $750,765 for the year ended December 31, 2019. The increase was primarily attributable to an increase of $50,105 in salaries and related expenses reflecting an increase in the number of research and development employees, a decrease of $61,685 in materials due to the completion of development of the Company’s new generation products and increase of $37,138 in subcontractors costs.

Sales, General and Administrative Expenses

Our general and administrative expenses totaled $96,721 for the year ended December 31, 2020, a decrease of $3,977 or 3.95%, compared to $100,698 for the period ended December 31, 2019. The decrease was primarily attributable to an increase of $9,380 in office expenses, a decrease of $20,546 in other expenses (consulting expenses) and an increase of $4,740 in salaries and related expenses.

Operating Loss

As a result of the foregoing, our operating loss for the year ended December 31, 2020 was $390,951, compared to an operating loss of $460,943 for the period ended December 31, 2019, a decrease of $69,992, or 15.2%.

Financial Expense and Income

Financial expense and income consist of bank fees and other transactional costs and exchange rate differences.

We recognized net financial expenses of $249,392 for the year ended December 31, 2020, compared to net financial expenses of $87,301 for the period ended December 31, 2019. The increase was primarily attributable to exchange rate differences between the U.S. Dollar and the NIS.

Total Loss

As a result of the foregoing, our total loss for the year ended December 31, 2020 was $640,343 compared to $548,244 for the period ended December 31, 2019, an increase of $92,099, or 16.8%.

Impact of COVID-19

The COVID-19 pandemic in 2020 has resulted in a widespread health crisis that has adversely affected businesses, economies and financial markets worldwide, placed constraints on the operations of businesses, decreased consumer mobility and activity, and caused significant economic volatility in the United States, Israel and international capital markets. We have followed guidance issued by the U.S. and Israeli governments and the other local governments in territories in which we operate to protect our employees. As such, we have implemented work from home where possible, minimized face-to-face meetings and utilized video conference as much as possible and adhered to social distancing rules at our facilities while eliminating of all international travel, which required us to use local representatives to handle presentations and demonstrations for oversees customers. As a result, we have experienced some difficulties in employee ability to efficiently collaborate to meet our customer needs, a difficulty in our efforts to recruit and hire qualified personnel during this time, and have recorded a minor decrease in revenue in 2020 compared to 2019, both due to the lockdown and restrictions, and our governmental customers postponing or being hesitant of making future financial commitments due to the need to put response to the pandemic at the forefront.

In addition, and most importantly, the electronics components shortage crisis, a unique result of the COVID-19 pandemic which affected our market segment, has increased the lead time to obtain and the purchase prices of the component parts required for certain of our products, which has also negatively impacted the delivery time of our products to customers and our revenues and profitability. As long as the COVID-19 pandemic continues, the components’ lead time may be longer than normal and shortage in components may continue or get worse. Therefore, the Company maintains a comprehensive network of world-wide suppliers. In order to mitigate such risks, in cases where certain components are purchased from single source manufacturers, the Company has adjusted and modified it designs based on different components from different suppliers, to allow for more versatility and flexibility.

We cannot predict the other future potential impacts of the COVID-19 pandemic on our business or operations, and there is no guarantee that any near-term trends in our results of operations will continue, particularly if the COVID-19 pandemic and the adverse consequences thereof return. Additional waves of infections, a continuation of the current environment, or any further adverse impacts caused by the COVID-19 pandemic could further impact employment rates and the economy, affecting our consumer base and divert consumers’ discretionary income to other uses, including for essential items. These events could impact our cash flows, results of operations and financial conditions and heighten many of the other risks described in this prospectus.

Critical Accounting Policies and Estimates

We describe our significant accounting policies more fully in Note 2 to our audited financial statements for the year ended December 31, 2020 included later in this prospectus. We believe that the accounting policy below is critical in order to fully understand and evaluate our financial condition and results of operations.

We prepare our financial statements in accordance with U.S GAAP. At the time of the preparation of the financial statements, our management is required to use estimates, evaluations and assumptions which affect the application of the accounting policy and the amounts reported for assets, obligations, income and expenses. Any estimates and assumptions are continually reviewed. The changes to the accounting estimates are credited during the period in which the change to the estimate is made.

Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with U.S GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Our management believes that the estimates, judgment and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgment and assumptions can affect reported amounts and disclosures made. Actual results could differ from those estimates.

Financial statement in U.S. dollars

The functional currency of our business is the U.S. dollar, since the dollar is the currency of the primary economic environment in which we have operated and expects to continue to operate in the foreseeable future.

Transactions and balances denominated in dollars are presented at their original amounts. Transactions and balances denominated in foreign currencies have been re-measured to dollars in accordance with the provisions of ASC 830-10, “Foreign Currency Translation.”

All transaction gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations as financial income or expenses, as appropriate.

Fair value of financial instruments

The Company’s financial instruments consist mainly of cash and cash equivalents, short-term interest-bearing investments, accounts receivable, restricted deposits for employee benefits, accounts payable and short-term and long-term loans.

The Company, in estimating fair value for financial instruments, determined that the carrying amounts of cash and cash equivalents, trade receivables, short-term bank credit, trade payables and long-term loans from shareholders are equivalent are equivalent to, or approximate their fair value due to the short-term maturity of these instruments. The carrying amounts of variable interest rate long-term loans are equivalent or approximate to their fair value as they bear interest at approximate market rates. The liabilities include long-term loan, that does not bear any interest, but taking into account the schedule of its maturities, its amount and the relatively current low market rates, the difference between its carrying amount and its fair value is insignificant.

Liquidity and Capital Resources

Overview

Since our inception through June 30, 2021, we have funded our operations principally with approximately $1,078,808 from the issuance of Ordinary Shares and $1,088,703 from long-term loans from shareholders. As of June 30, 2021, we had approximately $81,430 in cash and cash equivalents.

The table below presents our cash flows for the periods indicated:

	Year Ended December 31,		Six Months Ended June 30,
U.S. dollars in thousands	2020	2019	2021	2020
Net cash used in operating activities	(418,490)	(553,943)	(757,716)	(155,481)
Net cash used in investing activities	(33,543)	(27,607)	(13,374)	(11,879)
Net cash provided by financing activities	455,360	563,957	867,712	143,856
Net increase (decrease) in cash and cash equivalents	3,327	(17,593)	96,622	(23,504)

We have experienced net losses and negative cash flows from operations since our inception and have relied on our ability to fund our operations primarily through proceeds from sales of Ordinary Shares and long-term loans from shareholders.

As of June 30, 2021 and 2020, we had working capital of $376,563 and a working capital deficit of $633,325, respectively; an accumulated deficit of $3,753,135 and $3,202,902, respectively; and negative cash flow from operating activity of $757,716 and $155,481 for the six months ended June 30, 2021 and 2020, respectively.

As of December 31, 2020 and 2019, we had a working capital deficit of $841,901 and $1,407,828, respectively; an accumulated deficit of $3,679,957 and $3,039,614, respectively; and negative cash flow from operating activity of $418,490 and $553,943 for the years ended December 31, 2020 and 2019, respectively. We anticipate that such losses will continue until our products reach commercial profitability. If we are unable to successfully commercialize our product candidates and reach profitability or obtain sufficient future financing through debt or issuance of equity, we will be required to delay some of our planned research and development programs.

Since January 1, 2021, our backlog increased significantly compared to previous years. We define backlog as the accumulation of all pending orders with a later fulfillment date for which revenue has not been recognized and we consider valid. Our order backlog is comprised of executed purchase orders from high rated leading customers in the defense industries, also referred to as “triple A customers”, customers with which we have had long-standing relationships and governmental agencies. The increase in backlog orders and sales is a result of the Company’s products reaching maturity and validation among our customers. Our management estimates that such sales will continue in the coming year. However, because revenue will not be recognized until we have fulfilled our obligations to a customer, there may be a significant amount of time between executing an agreement or purchase order with a customer and delivery of the product to the customer and revenue recognition. In addition, backlog is not necessarily indicative of future earnings (see “Risk Factors — Risks Related to Our Business, Industry, Operations and Financial Condition — Amounts included in backlog may not result in actual revenue and are an uncertain indicator of our future earnings” for further information).

Our backlog as of January 1, 2021 was approximately $2,200,000, of which approximately $1,300,000 have been delivered and recognized as revenue during the six months ended June 30, 2021, approximately $500,000 expected to be delivered and be recognized as revenues by the end of 2021, and approximately $400,000 expected to be delivered and be recognized as revenues in the first half of 2022.

Our total backlog as of January 1, 2020, was approximately $1,060,000. During the year ended December 31, 2020, approximately $980,000 have been delivered and recognized as revenues and approximately $80,000 have been delivered and recognized as revenue during the six months ended June 30, 2021.

In addition, we received aggregate gross proceeds of $1,500,000 in the March 2021 Private Placement, in exchange for the issuance of 489,812 Preferred Shares to the March 2021 Investors. Pursuant to the March 2021 SPA, we have the right, until December 24, 2021, to require that L.I.A. Pure Capital Ltd., the placement agent for the March 2021 Private Placement, (or its designated third party) purchase up to an additional $500,000 of Preferred Shares on the same terms as the March 2021 SPA. Therefore, based on management’s assessment, we believe the Company has sufficient liquidity to satisfy its obligations over the next 12 months. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Operating Activities

Net cash used in operating activities was $757,716 during the six months ended June 30, 2021, compared to net cash used in operating activities of $155,481 for the six months ended June 30, 2020. The increase in net cash used in operating activities was primarily attributable to an increase of $939,374 in trade receivables due to the growth in sales and the associated payment terms to customers, partially offset by an increase of $259,768 in trade payables and other current and short term liabilities due to the increase in production level. The increase in cash used in operating activities was primarily due to activities related to the expansion of our business.

Net cash used in operating activities was $418,490 during the year ended December 31, 2020, compared to net cash used in operating activities of $553,943 for the year ended December 31, 2019. The decrease in net cash used in operating activities was primarily attributable to a decrease of $108,319 in trade receivables due to the collection of outstanding payments from customers and a decrease of $102,711 in inventory due to fulfillment of outstanding orders during the year, partially offset by a decrease of $87,268 in trade payables and other current liabilities as a result of payments made to suppliers and other service providers with respect to the manufacturing process.

Investing Activities

Net cash used by investing activities was $13,374 for the six months ended June 30, 2021, as compared to net cash used in investing activities of $11,879 for the six months ended June 30, 2020. The increase is mainly attributable to purchase of property and equipment of $7,567 for the six months ended June 30, 2021.

Net cash used by investing activities was $33,543 for the year ended December 31, 2020, as compared to net cash used in investing activities of $27,607 for the year ended December 31, 2019. The increase is mainly attributable to investment in severance funds.

Financing Activities

Net cash provided by financing activities was $867,712 for the six months ended June 30, 2021, as compared to net cash provided in investing activities of $143,856 for the six months ended June 30, 2020. The increase is mainly attributable to issuance of Preferred Shares and warrants net of issuance costs was $1,320,087.

Net cash provided by financing activities was $455,360 for the year ended December 31, 2020, as compared to net cash provided in investing activities of $563,957 for the year ended December 31, 2019. The decrease is mainly attributable to loans from controlling shareholders.

Financial Arrangements

Since our inception, we have financed our operations primarily through proceeds from sales of Ordinary Shares and long-term loans from banks and shareholders.

During the years ended December 31, 2010, 2013, 2016 and 2018 through 2021, we entered into bank loans bearing interest rate ranging between 3.1% to 5.8%, in an aggregate amount of $1,100,000, which is the outstanding amount as of the date of this prospectus.

Since our inception, Israel Bar, our Chief Executive Officer, a director and our largest shareholder, and Joseph Gottlieb, our other director and second largest shareholder, have provided loans to us in an aggregate amount of NIS 7,513,887 (approximately $2,282,364), or the Shareholders Loan. During the year ended December 31, 2020, we issued an aggregate of 3,084,664 Ordinary Shares as consideration for the conversion of NIS 3,756,944 (approximately $1,078,808) owed to Mr. Bar and Mr. Gottlieb.

On March 24, 2021, we issued an aggregate of 489,812 Preferred Shares to the March 2021 Investors for aggregate gross proceeds of $1,500,000 pursuant to the March 2021 SPA. The Preferred Shares have rights identical to those attached to our Ordinary Shares, except that the Preferred Shares are convertible into Ordinary Shares in certain circumstances and have customary anti-dilution protection for a period of 18 months from March 24, 2021 in the event of certain issuances of Ordinary Shares. Following the completion of this offering, all Preferred Shares will automatically convert into 489,812 Ordinary Shares. Pursuant to the March 2021 SPA, we have the right, until December 24, 2021, to require that L.I.A. Pure Capital Ltd., the placement agent for the March 2021 Private Placement, (or its designated third party) purchase up to an additional $500,000 of Preferred Shares on the same terms as the March 2021 SPA. If we exercise such right, an additional 163,271 Preferred Shares would be issued. We waived this right on December 10, 2021 and therefore no additional Preferred Shares will be issued to L.I.A. Pure Capital Ltd.

The March 2021 Investors also received warrants to purchase up to an aggregate of 489,812 Ordinary Shares. Such warrants are exercisable pursuant to the following terms: (i) if an initial public offering of the Ordinary Shares is consummated by the Company during a period of 15 months from the issuance date of the warrant, the warrants will be exercisable until March 24, 2026, at an exercise price of $6.1248 per Ordinary Share; or (ii) if no initial public offering of the Ordinary Shares is consummated by the Company during such 15 month period, the warrants will be exercisable until September 24, 2023, at an exercise price of $7.9888 per Ordinary Share.

On May 9, 2021, we entered into the Loan Facility Agreement, effective as of January 1, 2021, with Israel Bar, our Chief Executive Officer, director and our largest shareholder, and Joseph Gottlieb, another director and our second largest shareholder. Pursuant to the Loan Facility Agreement, the outstanding amount under the Shareholders Loan, to be paid to Mr. Bar in a total amount of NIS 2,459,958.88 (approximately $755,393) and to Mr. Gottlieb, in a total amount of NIS 1,296,985.55 (approximately $393,962), bear no interest and shall be due and payable in 24 equal monthly payments, commencing on the second anniversary following this offering. Pursuant to the Loan Facility Agreement, if an initial public offering is not completed by December 31, 2021, then the outstanding amount shall be repaid pursuant to the available free cash of the Company, taking into account expected expenditures in the three months following partial or full payment, and in any event not prior to December 31, 2022. We also agreed to reimburse Mr. Bar and Mr. Gottlieb for any costs and expenses incurred in connection with the enforcement of the Loan Facility Agreement, if required.

On June 16, 2021, we executed a credit line, providing us with a line of credit, or the Credit Line, in the aggregate amount of up to NIS 400,000 (approximately $121,501) from Bank Mizrahi Tefahot. Mr. Israel Bar, our Chief Executive Officer and director provided a personal guarantee to the Credit Line. As of December 10, 2021, no amount was borrowed under the Credit Line. We intent to repay any amounts borrowed under the Credit Line, and to release Mr. Bar from his personal guaranty, upon completion of the offering.

We have also issued several debentures, including: (i) a debenture issued on December 31, 2018 to Bank Mizrahi Tefahot for all factory equipment, monetary assets property and rights including fruits of any kind with no exception, and first class pledge on unissued capital and the Company’s reputation including funds and insurance rights; (ii) a debenture issued on September 8, 2020 to Bank Leumi for all outstanding and future funds as well as all considerations, fruits, incomes and rights, at Company’s bank account in Bank Leumi up to the amount of NIS 300,000 (approximately $90,917); and (3) a debenture issued on July 6, 2021 to Bank Mizrahi Tefahot to guarantee Company’s credit and all funds and deposits in Company account up to the amount of NIS 200,000 (approximately $60,611).

On August 25, 2021, Bank Mizrahi Tefahot agreed to extend the repayment date of loans previously provided in the aggregate amount of NIS 900,000 (approximately $281,250) until January 1, 2023.

Current Outlook

We have financed our operations to date primarily through proceeds from sales of Ordinary Shares and long-term loans from banks and shareholders. We have incurred losses and generated negative cash flows from operations since our inception.

As of June 30, 2021, our cash and cash equivalents were $81,430. We expect that our existing cash and cash equivalents will be sufficient to fund our current operations for the next twelve months, without using the net proceeds from this offering and/or the net proceeds from exercise of existing warrants. In addition, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned. Our future capital requirements will depend on many factors, including:

•        the progress and costs of our research and development activities;

•        the costs of manufacturing our products;

•        the costs of filing, prosecuting, enforcing and defending patent claims and other intellectual property rights;

•        the potential costs of contracting with third parties to provide marketing and distribution services for us or for building such capacities internally; and

•        the magnitude of our general and administrative expenses.

Off-Balance Sheet Arrangements

Except for standard operating leases, we have not engaged in any off-balance sheet arrangements.

We do not believe that our off-balance sheet arrangements and commitments have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Contractual Obligations

The following table summarizes our contractual obligations at June 30, 2021:

	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Operating leases(1)	$340,661	$87,554	$213,143	$39,964	$—

Outstanding long-term debt:
Long-term loans from shareholders(2)	$1,092,001	—	$637,000	$455,001	—
Warrants to purchase Ordinary Shares(3)	$274,887	$274,887	—	—	—
Long-term loans(4)	$1,026,735	$187,823	$648,512	$190,399	—
Accrued severance pay(5)	$247,807	—	—	—	$247,807
Total	$2,641,429	$462,710	$1,852,512	$645,400	$247,807

____________

(1)      Operating leases relating to the Company’s offices do not bear interest and are for a 3-year period.

(2)      Long term loans from shareholders do not bear interest and are payable in 24 equal monthly installments commencing on the second anniversary of the completion of this offering.

(3)      Warrants to purchase shares do not bear interest and are exercisable beginning upon the completion of this offering.

(4)      Long term loans, net of current maturities, bear interest at rates ranging between 3.1%-5.8% and are due on various dates from the date of this prospectus through December 2025. As of June 30, 2021, the total amount includes aggregate loan principal amounts of $786,958, aggregate estimated interest payments of $87,462 and current maturities of long term loans of $152,315.

(5)      Accrued severance pay does not bear interest. The Company assumes a long-term employment relationship with its existing employees

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our current investment policy is to invest available cash in bank deposits with banks that have a credit rating of at least A-minus. Accordingly, some of our cash and cash equivalents is held in deposits that bear interest. Given the current low rates of interest we receive, we will not be adversely affected if such rates are reduced. Our market risk exposure is primarily a result of U.S. dollar/NIS exchange rates, which is discussed in detail in the following paragraph.

Impact of Inflation and Currency Fluctuations

Our functional and reporting currency is the U.S. dollar. We incur some of our expenses in other currencies. As a result, we are exposed to the risk that the rate of inflation in countries in which we are active other than the United States will exceed the rate of devaluation of such countries’ currencies in relation to the dollar or that the timing of any such devaluation will lag behind inflation in such countries. To date, we have been affected by the exchange rates of other countries’ currencies compared to the dollar, and we cannot assure you that we will not be adversely affected in the future.

The annual rate of inflation in Israel was (0.7)% in 2020 and (0.4)% in 2019. The NIS revaluated against the U.S. dollar by approximately (7)% in 2020 and (7.8)% in 2019.

BUSINESS

Company Overview

We are a provider of remote video, audio, telemetry acquisition, distribution and sharing solutions and products, using high-end digital video, audio and wireless communication technologies. We design, develop, manufacture and commercially sell miniature intelligent video and audio surveillance and communication systems, which are offered as products and solutions for the professional as well as the civilian and home security markets. Our products and solutions are sold as off the shelf, standalone and ready to use products, or as customized components that meet our customers’ requirements and integrate into their systems and products. Our customers include companies operating in the drone, robotic, defense, homeland security, or HLS, intelligence gathering, autonomous vehicle and space markets.

For the professional markets, we provide a range of customizable, low-power, miniature and features enriched video and audio hardware with integrated embedded firmware, original equipment manufacturer, or OEM, and final products for applications requiring complex and high- performance video and audio processing, streaming, recording, debriefing and analytics functionalities. Our products are mainly designed for unmanned aerial/ground/maritime platforms, miniature drones, observation systems and any other remote video-controlled platforms used for intelligence, surveillance, analysis and investigation. Our products, which are further described below, are already deployed worldwide in unmanned platforms, observation systems, law-enforcement, public-safety, defense, intelligence and other appliances.

Our customers include leading electro optical payload, RF datalink and unmanned platforms manufacturers as well as other large defense, HLS and communication companies.

For the civilian/home security market, we provide both off the shelf and customizable miniature, low power, cloud-based video and audio streaming and recording solutions used for home security, autonomous vehicles and various other applications.

Our Strengths

We believe that our main strengths include:

•        Strong research and development capabilities: our research and development team has over 20 years of experience in the field and possesses extensive knowledge and abilities in developing unique video and audio systems, as well as in adapting these systems to our customer’s requirements. Our team is highly skilled and knowledgeable in current technologies and is able to easily adapt and incorporate new technological developments in the market as they occur, to allow our products to evolve and improve in line with the market’s needs and demands.

•        Commitment to investment and development of our intellectual property portfolio: our intellectual property portfolio currently includes a pending patent application, various patentable technology solutions, in various stages of preparation for patent registration, as well as extensive proprietary know-how, embedded in our product design, resulting from the unique skill set and field experience of the Company’s team. We believe these patentable technology solutions and proprietary know-how are unique, the result of years of research and development, and provide a significant entry barrier to our competitors.

•        Strong management team with relevant experience: our management team also has decades of experience in the field, and a strong technological background, vast record in engaging with large military, HLS and private security entities as well as strong managerial records which also include some experience in managing publicly traded companies.

•        Market validation: our products are operational and used in the field, with proven track records, by some of the largest defense, HLS and private security entities in Israel, as well as the Israeli Defense Forces itself. Our products are often chosen for their unique technological features as we work closely with our customers to adapt and customize our products to our customers’ various needs. Our products also served as the video recording and streaming solution on the 2019 Space-IL “Beresheet” satellite, the first Israeli and the first privately initiated mission to land on the moon.

•        Unique technology and design: our products are proven to be scalable in size and weight without compromising their low latency, high range and durability. Our products are some of the smallest systems available in the market today and are exceptionally light, all without such scalability in size and weight compromising their high quality, low latency, range and durability, which are essential for small drones and covert applications. Additionally, our products’ modular design allows the configurations of custom-made products created by combining and interchanging different building blocks within the same form factor.

Industry Overview and Market Opportunity

The broader video streaming and analysis market has experienced significant changes and growth over the past decade due to the appearance and broad availability of a variety of wireless networks and the use of unmanned platforms for defense, HLS and commercial applications, including aerial, ground, maritime and even spatial platforms, as well as small drones and robotic platforms. The use of unmanned platforms, especially, has expanded significantly over the past several years, and has continued to advance and evolve at an ever-rapid pace.

According to ResearchAndMarkets April 15, 2020 Newswire, the video surveillance market is estimated at $34 billion in 2019, and is projected to reach $82 billion by 2025, growing at a compound annual growth rate, or CAGR, of 15.88% during that period. Additionally, according to ResearchAndMarkets, the autonomous aerial vehicle market alone is estimated at $19.3 billion in 2019 and is projected to reach $45.8 billion by 2025, growing a CAGR of 15.5% during that period. According to research by AlliedMarketResearch from April 2021, the video analytics market size was valued at $4.1 billion in 2019 and is projected to reach $21.7 billion in 2027, registering a CAGR of 22.7% from 2020 to 2027.

Unmanned platforms, equipped with video, communication and artificial intelligence analysis payloads, or Payload, are constantly being used for remote control, scene live monitoring, inspection, situational awareness and intelligence gathering in various ways, and the ubiquitous use and growth of the market has created the need for creative technological solutions in all areas relating to these platforms, with high-fidelity video and audio systems, onboard sensors and data processing units making the greatest gains. As new commercial functions for unmanned platforms continue to emerge, Payloads will also need to continue improving incrementally and become more stable, durable, and reliable, while their associated management software will continue to advance.

As such, factors like the need for increasing operational efficiency, reduced human intervention, and growth in sheer activities around the world and in new market segments, are at the forefront of the constant drive for new advancements and improvements, especially in the following areas:

•        High Fidelity, Streaming and Latency.    Due to the growing need and demand for greater fidelity in video and audio, Payloads are now required to stream live video anywhere in the world at extremely high resolutions and high video quality. As unmanned platforms are more commonly used in defense and other real time, high risk scenarios, the industry is in constant search for technological solutions that will allow a user to operate the unmanned platform, stream and analyze video online from their location, in real time, with minimum to no delay or latency, without compromising video and audio integrity and resolution.

•        Size.    The continuous need to create miniature unmanned platforms, which can easily avoid detection and allow maneuver indoors and entry to areas which are difficult for humans to access, indicate that, in general, Payloads will continue to decrease in size and miniaturize. As the trend of miniaturization continues, the market will constantly be searching for technical solutions which will allow the Payloads to become smaller and smaller, all the while maintaining or increasing their operational capabilities. For example, our Mars V300 is similar to the size of a quarter.

•        Weight.    Similarly, as Payloads are more and more commonly mounted on increasingly smaller unmanned platforms, as well as being mounted on humans and animals in the field, Payloads will need to continue decreasing in weight. As this trend continues, the market will constantly be searching for technical solutions which will allow the Payloads to become lighter without decreasing or jeopardizing their operational capabilities or functionalities. Weight may also have a significant influence on flight mission duration, which is also critical factor in mission planning.

•        Design.    As new markets and industries begin to adopt unmanned platform technology for various uses, innovative Payload design has been relied upon to provide new Payload structures to enhance operations. Generally, the development of multi-modal unmanned platforms that can operate in mixed environments (day, night, air, land, water surface, underwater) are taking hold and there is a steady increase in demand for Payloads that can similarly operate in several environments simultaneously. Additionally, the wide use of unmanned platforms, which often involve the operation of various types of platforms simultaneously for the completion of the same task, all sharing data from the Payloads between them, requires design solutions aimed at efficient and continuous communication across various platforms.

•        Range and Endurance.    The need to operate over increasingly longer distance, beyond visual line of sight and for long range and long-lasting missions will continue to drive an increase in operational range while maintaining and/or increasing endurance capabilities. New Payload designs and advancements in power supplies will be required to allow Payloads to operate effectively for longer periods and the industry is heavily invested in improving features relating to range and endurance

•        Video encoding.    Video encoding has faced evolving standards (i.e., MPEG-2, MPEG-4, H.264, HEVC) that require an increasing amount of computing power to realize increasing quality and efficiency. At the same time, the raw size of video has increased through standard definition, high definition, and now 4K and 8K resolutions. Both evolutions have created an exponential need for computing power to achieve real time (low latency) performance

•        Sensors.    The demand for greater capability in onboard sensors and processors for unmanned platforms is also increasing the need for smart design of the Payloads, so that numerous sensors can be included and incorporated in the Payload and analytics from various sensors can be delivered to users in real time, allowing for real time decision making, all without compromising or dramatically affecting the platform’s performance, size, weight and cost

•        Autonomy and Processing.    As the need to use more and more unmanned platforms in various industries and functions grows, so does the need to create both platforms and Payloads which can operate autonomously (either semi autonomously or fully autonomously) while maintaining their operational capabilities (edge computing). As the need for autonomous platforms increases, so does the reliance on Payload features and capabilities as the autonomy of the platform itself often requires the use of Payload systems (such as sensors and processing) in order to enable functions, such as adaptive maneuverability, object sense-and-avoidance, object tracking, and waypoint navigation.

Our Core Products

We offer ready-made, off the shelf products, available for purchase through our sales representatives, which are also customizable according to our customers’ specifications and needs and typically sold through our commercial partners. Our products are based on unique and groundbreaking proprietary technology and designs, allowing for extreme miniaturization, low latency and advanced analysis capabilities. These features enable us to market our products to entities as final ready-made products or to custom develop specific products for specific tasks or specification in mind, for use by large entities in the civilian, defense and HLS markets.

Our products consist of hardware platforms with embedded software supporting video, audio and data capture, processing, encoding, recording, streaming, display, playback and analytics.

Our main product families are described below:

Product Family	Product	Description and Technical Specifications	Dimensions	Picture

Neptune
A wide range of miniature, lightweight, low power and modular video platforms capable of handling multiple standard definition, or SD, or high definition, or HD, video inputs simultaneously and integrated with wireless communication. Supporting H.264 video encoding and decoding. As well as final products created from these modules.

Neptune Nano

Single channel HD and single channel SD device. Encoder/Decoder supporting Video and audio capture, encoding, decoding, transcoding and display. Video raw-data pre-processing including scaling, graphics overlay, picture-in-picture and stabilizer (option), transport Stream container generation, simultaneous local recording and playback. Streaming over Ethernet, supporting unicast and multicast Broadcast, UDP, RTP, RTSP, end-to-end 100msec low-latency streaming over networks. Web-browser and API based control over networks and serial communication.

25.4x50.8 mm
Neptune Micro

Single channel HD and dual channel SD device. Encoder/Decoder able to handle multiple video channels and simultaneously support video and audio capture, encoding, decoding, transcoding and display, streaming over narrowband and broadband networks. Supports end-to-end ultra-low-latency streaming over networks, Windows, Android and iOS web-browser based control application over networks, API based control application over networks and serial communication.

50x50 mm
Neptune Mini

Dual channel HD or Quad channel SD device. Encoder/Decoder able to handle multiple channels simultaneously and support video and audio capture, encoding, decoding, transcoding and display. Video raw data pre-processing including real time advanced video analytics. Transport stream and STAWAG 4609 containers generation and extraction. Streaming over narrowband and broadband networks. Supports end-to-end ultra-low-latency streaming over networks, Windows, Android and iOS web-browser.

80x50 mm
	Neptune Pro	Dual channel HD video or Quad SD recording.	90x70 mm

Product Family	Product	Description and Technical Specifications	Dimensions	Picture
	Neptune XMC	Dual channel HD-SDI and Quad SD recording, streaming and data acquisition platform.	143.75x74 mm
	Neptune Wireless	Neptune platform functionality compatible with integrated RF datalink and LTE modem option.	80x50 mm
	Neptune Split	Single channel HD-SDI input and dual HD-SDI output, streaming and data acquisition platform.	80x60 mm
Xtreme-View OEM and Final Products	Xtreme-View

The Xtreme-View OEM is an ultra-small, ultra-light, low power and modular video encoding/decoding platform supporting simultaneously multiple SD/HD video inputs (any known standard) streaming in low-latency over Wi-Fi, Ethernet and USB as well as recording, downloading, playback and debriefing.

25.4x50.8 mm
Venus OEM and Final Products	Venus

The Venus is an ultra-low-latency streaming solution based on Neptune core with field programmable gate array, or FPGA, running h.264 Codec-IP core. Specifically designed to meet drones and autonomous vehicle critical requirement for low latency and accurate constant bitrate. Simultaneously supporting dual video inputs or outputs (any combination of HDSDI and Analog). Streaming over Ethernet, sub-frame end-to-end ultra-low-latency, high CBR accuracy, up to 2 separated streams simultaneously, web-browser based control over networks.

80x50 mm
Mercury OEM and Final Products	Mercury

The Mercury was designed as Neptune’s product range next generation, in terms of markets and features, and is an h.264/5, low power encoding/decoding platform supporting simultaneous Dual SD/HDSDI video, forward error correction, low latency and Improved video quality and bandwidth.

45x68.45 mm

Product Family	Product	Description and Technical Specifications	Dimensions	Picture
Mercury Nano

The Mercury-Nano is an ultra-small, ultra-light, low power and modular video h.264/5 encoding/decoding platform supporting simultaneous Dual SD/HD/UHD video, forward error correction, low latency and Improved video quality and bandwidth.

25.4x50.8 mm
	Mercury Wireless	Optional integration of Mercury Nano with RF datalink, LTE and Wi-Fi capabilities.	N/A
Mars	Mars V300

The Mars V300, which is our smallest product in size, is a miniature wearable H.265 DVR & Streamer. Able to Capture MIPI or CVBS cameras as well as microphone (On board or External if connected), streams RTP (Unicast/ Multicast) and/or RTSP channels over Ethernet and record MP4 files on EMMC. Able to Act as USB mass storage device when connected to PC and Maintain RTC with battery backup. Set-up using PC App via USB or Ethernet.

25.4X25.4 mm
	Mars Wireless	Optional integration of Mars V300 with RF datalink, LTE and Wi-Fi capabilities.	N/A
Home Security Solutions Products	WITH	A wi-fi enabled digital door viewer for Site Security and Access Control supporting cloud streaming and mobile apps.	N/A

Strategy

Our strategic objective is to become a world-wide market leader in the field of video streaming and processing systems designed for unmanned platforms for intelligence gathering and situational awareness applications. As such we are taking steps to expand our activities abroad and strive to enter into agreements or arrangements with new business partners in various world-wide markets.

We intend to concentrate our market penetration efforts into the U.S. market, including recruitment of sales and marketing personnel either located in the U.S. or with U.S. orientation, participation in various professional expos, conventions and exhibitions and entering into agreements or arrangements with distributors in the U.S. markets and starting collaborative relationships with other defense, HLS and commercial entities for the development of new customized products.

Moreover, we intend to continue to invest significant resources in research and development in order to improve and build on our slate of existing products, and strive to develop new cutting-edge products in sync with new market technological developments, in order to maintain our innovative position and competitive advantage in the ever-evolving market.

We intend to further advance our breakthrough technologies and commercialization efforts. To achieve these objectives, we plan to:

•        engage with additional suppliers and service providers in order to improve and streamline our products process and supply chains;

•        increase marketing and sales activities, concentrating on specific target markets;

•        increase participation in professional expos, conventions and exhibitions;

•        engage with distributors and systems integrators; and

•        establish partnerships and collaborations with strategic customers and entities in the autonomous vehicle, defense, HLS and home security markets.

Intellectual Property

We rely on a combination of intellectual property strategies, including patents and trade secret protection laws, to protect our proprietary technology and intellectual property that includes: (1) proprietary know-how; (2) patents; (3) registered designs (also known in some jurisdictions as design patents); and (4) trademarks.

Our strategy is mostly relies on know-how and confidential information as means to maintain a proprietary and competitive position in the market that is requiring complex and high-performance video and audio processing, streaming, recording and debriefing functionalities implemented for unmanned platforms and alike. As to most of such intellectual property, the Company prefers not to register it as patents so as to avoid disclosure of confidential and proprietary data that may jeopardize its intellectual property by enabling competitors to learn of our non-patentable know-how (that will have to be disclosed as part of the registration of the patents for patentable know-how) and use it to their advantage. We believe that our know-how and expertise will permit us to continue to keep ahead of the competition in the design of new products. However, in view of the Company’s expected growth and expanding the target markets, we seek to protect some of our innovations also by patents.

In April 2021, we filed a patent application in Israel and currently intend to file additional patents in Israel and then file for an international recognition. Pursuant to international conventions, such as the Paris Convention, an application made in Israel can be used to establish a priority date for applications subsequently made in other countries. For example, the Patent Cooperation Treaty, or the PCT, allows for an international application to be made claiming priority from an application made in a participating country. Under the PCT, a patent application must be made in each country where patent protection is sought and we intend to file for PCT within 12 to 14 months from the filing of the patent application in Israel, using the priority date of the application filed in Israel.

We have entered into, and intend to continue to enter into, customary confidentiality agreements with our employees, consultants, customers, service providers and vendors that generally require that any confidential or proprietary information developed by us or on our behalf be kept confidential including, but not limited to, information related to our proprietary manufacturing process.

As of the date of this prospectus, we:

•        own extensive proprietary know-how, which is embedded in our product design, including, for example, modular universal infrastructure (firmware) ubiquitous for the entire range of our products and enabling low-effort customization for a variety of applications; or expertise in mechanical and thermo-design enabling products’ operation in extreme environments and conditions (Our technology was tested and found to be fully operational in extreme temperature range, thermal vacuum, vibrations, shock absorbency etc. as part of our collaboration with Israeli SpaceIL and its implementation in the Israeli lunar vehicle “Beresheet”);

•        have several patentable applications that we contemplate filing in the next 12 months, and which, at the current stage of research and preparation, we believe are viable. These include, for example: on-the-fly setting of encoding parameters in accordance with collected metadata;

•        have one pending patent application for enhanced forward error correction for video streaming;

•        own three Israeli Trademarks — “Neptune by Maris” (Israeli Trademark No. 337301), “XtremeView” (Israeli Trademark No. 337303), and “Mercury by Maris” (Israeli Trademark No. 337302); and

•        have one pending trademark application for “Maris-Tech Ltd.”

No assurance can be made that any patent or trademark will be granted with respect to any of our pending patent or trademark applications or with respect to any patent or trademark applications filed by us in the future. There is also a significant risk that any issued patents or trademarks will have substantially narrower claims than those being sought in our applications. Additionally, while we regularly enter into confidentiality and nondisclosure agreements with our employees and other third parties to limit access to and distribution of our proprietary information and know how, it is possible that misappropriation and disclosure, will nevertheless occur.

Competition

The video surveillance and communication platform market in which we operate is characterized by intense competition, constant innovation and advancement, and evolving technological needs. Furthermore, since we compete with several well-established companies, we invest significant efforts to obtain technological advantages at the same time as we strive to offer a more cost-effective solution than the ones offered by our competitors.

We are constantly striving to improve our competitive status in the market by:

•        entering into agreements or arrangements with large and high-level customers in the industry, which we believe enhances our status and reputation in the markets in which we operate and provides opportunities to build on existing relationships and enter into new agreements or arrangements with new customers;

•        entering into agreements or arrangements with distributors and technological partners in order to strengthen our position in existing markets to penetrate new markets; and

•        providing high level development and support services to existing customers, to promote customer retention, and encourage our customers to rely on us and continue using our services for future projects

Our Competitive Advantages

Armed with our various products and designs, we believe we possess industry-recognized unique combination of knowledge and features. We are a trusted partner in creating and developing products that can reliably serve in the most mission critical real-time video streaming and analysis operations and can be used in conjunction with any unmanned platform. We have an established track record and a vast portfolio of innovative core proprietary technologies, developed by an experienced and dedicated team of engineers, which we believe create a formidable barrier of entry to our competitors.

As such, we believe that our products have significant advantages compared to our competitors, both in terms of miniaturization, latency and functionality, and in our products’ ability to provide our customers with a single solution that addresses all their needs in a single customizable, modular product.

Based on product comparisons that we have conducted, and in reviewing our products against the comparable products offered by our leading competitors, we believe that our products offer the most complete solution available as demonstrated in the chart below.

Modularity and Tailor-made Innovative Solutions

Many of our competitors provide single product or functionality solutions. However, we believe our partners and end-customers value technological solutions that allow for the incorporation of several functionalities in a single product and do not require them to piece together technologies from different providers to achieve their desired outcomes. The modular nature of our products allows our products to be easily adapted, adjusted and combined, to meet the needs of the partner and end-customer.

Miniaturization

While all our competitors strive to create smaller and lighter products to compete with the market demand for miniature systems which can be mounted on both mini and micro unmanned platforms as well as on humans and animals. Our products can be miniaturized down to approximately one inch in size and six grams in weight, making them one of the smaller products available in the market today, without compromising the product functionality or operation.

High Performance Products

Our products can combine high performance video analytics from multiple streams and various data sensors, while supporting various video formats and several network streaming capabilities, while maintaining low power consumption (less than 1 watt) and extremely low latency. Our Mercury and Neptune products can achieve up to 100 millisecond end-to-end latency while our Venus products reach up to 1-2 millisecond end to end latency, making them the lowest latency players available today.

Seasoned Leadership Team and Board with Deep Industry Expertise and Proven Track Record of Innovation

We have been active in the market since 2010 and were established by Israel Bar, our Chairman, President and CEO who has extensive experience in the tech sector and oversees the daily operations of our business. The management team is composed of seasoned technology professionals with an average of more than 20 years of experience in the video industry. The largest defense and HLS entities in the local market are recurring customers of our products and technological solutions. As such, we have already established a name and reputation as an innovator and begun working with several international companies in several markets where we have enjoyed similar success.

Research and Development

Our products are currently used in commercial/military drones, aerial/ground/maritime autonomous vehicles, observation systems, other defense platforms (armored vehicles, aircrafts, etc.), law enforcement, and covert installations, as well as worn by humans or animals to aid in intelligence gathering, surveillance, reconnaissance and situational awareness and in video processing, recording and debriefing applications.

Currently, our OEM and the following product families are in development:

XtremeView

This product is based on the Neptune products and are expected to be the ultimate, ultra-small, ultra-light, low power and modular video encoding/decoding platform supporting simultaneously multiple SD/HD video inputs (any known standard) streaming in low-latency over Wi-Fi, Ethernet and USB as well as recording, downloading, playback and debriefing. These products also support recorded and streamed content encryption as well as a variety of advanced wakeup trigger mechanisms, which are essential for covert and intelligence applications. Supported by advanced Android applications for mission planning, setup and control, the XtremeView is to be used by governmental intelligence agencies, police forces, special military forces and private detectives.

This product are designed to meet the extreme requirements for covert and intelligence gathering and provide the most advanced interfaces and features available for such applications. These products are supported by advanced Android Apps for mission planning, setup and control and are expected to be used by governmental intelligence agencies, police forces, special military forces and private detectives.

Status: this products are under development, or projected for development starting in the fourth quarter of 2021, and anticipated to be released in 2022 as OEM and final products.

Venus

This product boast an ultra-low-latency (<10 msec end-to-end) streaming solution based on Neptune core with integrated FPGA running h.264 Codec-IP core. It is a miniature, low power video encoding/decoding platform, which supports simultaneously dual SD/HD video inputs streaming over Ethernet as well as recording, downloading, playback and debriefing.

This product is specifically designed to meet the critical requirement of drones and autonomous vehicles for low latency and accurate constant bitrate when trying to deal with limited RF datalink bandwidth.

This product may also be used for news gathering broadcasting equipment.

Status: this product is under development and anticipated to be released in the fourth quarter of 2021 as OEM and final products.

Jupiter

These products are multiple channel analog SD and HD video & audio H.264/5 encoding streaming and recording and dual channel analog SD and HD H.264/5 decoding and playback as well as AI functionality for objects detection, classification and tracking and include the following products:

•        Jupiter AI:    objects detection, classification and tracking AI features for any Jupiter based platform aiming mainly for autonomous vehicle and situational awareness applications;

•        Jupiter XV:    remote intelligence gathering and covert applications aiming mainly intelligence agencies, police and special forces applications;

•        Jupiter Payload:    a complete miniature payload consisting of video sensors, processing, AI and wireless communication; and

•        Jupiter Tactical:    video, audio and data recording, streaming and debriefing mobile device aiming tactical defense applications.

Status: these products are under development and anticipated to be released as follows:

•        Jupiter XV is expected to be released in the third quarter of 2022;

•        Jupiter Tactical is expected to be released in the third quarter of 2022;

•        Jupiter platform is expected to be released in the fourth quarter of 2021 as OEM solution;

•        Jupiter Payload is expected to be released in the second quarter of 2022; and

•        Jupiter AI is expected to be released in the fourth quarter of 2023.

Pluto

These products are multiple channel analog SD and HD video H.264/5 encoding, streaming and recording and dual channel Analog SD and HD h.264/5 decoding and are specially designed for fighter jets target sharing.

Status: these products are under development and anticipated to be released in the fourth quarter of 2021 as OEM and final products.

Mars Sniper

Sniper sight recording, streaming and debriefing and sniper’s unit control and target sharing, enabling the Sniper unit commander to view the Sniper aim at real time and screen share of one Sniper with another, enabling each Sniper in the unit to view the aims of others.

Status: this product is projected for development in the fourth quarter of 2022 and anticipated to be released in the fourth quarter of 2023.

Saturn

Saturn-Sat, space grade FPGA based miniature capture, AI, recording and streaming video platform mars recording and streaming video platform aiming autonomous vehicle application are under development.

Status: this product is projected for development in 2023.

Saturn Auto, automotive grade FPGA based miniature capture, AI, recording and streaming video platform aiming autonomous vehicle applications are under development.

Status: this product is projected for development in 2023.

Our XtremeView, Venus, Jupiter and Pluto are all in advanced prototype and validation stages and were already demonstrated to several customers. We currently expect to complete development of such products by the end of 2021. However, even if we complete development as planned, we do not yet know if and when we will begin to commercialize these products or whether commercialization of such systems will lead to us generating increased revenue. In addition, no assurance can be given that we will succeed in completing the development and commercialization of any other products that are currently in research and development stages.

Production and Manufacturing

We design our products in-house. The manufacturing of the components for our products is outsourced. We purchase such components as shelf products from several manufacturers to reduce dependency on a single manufacturer or on an “end-of-life” of any specific component. Assembly of our products is done by several electronic products assembly contractors. The final stage of “burning” the firmware image the inspections, and the quality control processes are conducted by the Company to ensure full control of its intellectual property and proper quality control for the products.

We consistently monitor our inventory levels, manufacturing and distribution capabilities, and maintain recovery plans to address potential disruptions that we may encounter. In the future, as we scale up our sales and production further, we may implement a turnkey operation with select manufacturers for our products.

We enter into agreements with our contractors. Pursuant to such agreements, the contractors will provide the components and/or perform the assembly of such components and/or service in accordance with specific terms of the mutually agreed work instructions and purchase orders. The agreements define the responsibilities of each party and the regulatory and compliance requirements that apply and contain industry-standard terms and guidelines.

Marketing, Distribution Methods and Sales

We are currently a leader in the Israeli market and are targeting expansion into the North American and the European markets. In the future, we also plan to seize opportunities that may arise in Western Europe, India, Singapore and South Korea. Currently, we provide our partners and end customers both ready-made, off-the-shelf products, sold through our sales representatives, distributors and resellers, and custom-made products developed and adapted specifically to each partner of end-customer needs. As such, our sales staff is often required to offer adjustments to our products to meet customers’ precise requirements, or to work closely with our design and development team in order to make specific additional adjustments to design a product that is best suited for the customer.

In March 2014, we entered into an agreement with Henis Intelligent Technologies Co. Ltd. for the development of a product and accompanying application in the field of home security. The development phase was completed and we are currently providing support for the production, marketing and sales process and are expected to begin receiving royalty payments resulting from product sales in the near future.

In September 2014, we entered into a long-term arrangement with Antrica Ltd., a distributor of digital video components and products, which routinely places purchase orders for the purchase of various products from the Company for distribution in the United Kingdom and Europe.

In the first quarter of 2015, we entered into statements of work and other arrangements with ELTA Systems Ltd. in connection with several projects for which we provide our Neptune Micro and Neptune Pro lines of products which are used as components in the final products offered by ELTA Systems Ltd. These projects have been ongoing for the past four years, and are expected to continue for the foreseeable future resulting in semi-regular purchase orders from ELTA Systems Ltd. We are also currently in negotiations with ELTA Systems Ltd. for similar arrangements in several additional projects which will require us to provide ELTA Systems Ltd. with additional products.

In December 2014, we entered into an agreement with Elbit Systems Ltd. with respect to certain of its divisions to provide products which are incorporated as component parts into Elbit Systems Ltd.’s products. As an on-going long-term project, we regularly provide Elbit Systems Ltd. with component parts pursuant to purchase orders and expect to provide additional units in 2022 and 2023 according to the project projections.

In March 2016, we entered into an arrangement with Aero Sol — Aeronautical Solutions Ltd., an Israeli unmanned aerial vehicle, or UAV, manufacturer, which incorporates several of our products into their UAV design, both as part of the aerial component and as part of the ground component. This ongoing arrangement has resulted in multiple purchase orders received over the last three years and is expected to continue for the foreseeable future.

In January 2018, we entered into an agreement with Goldtec Technologies Ltd., or Goldtec, for the development of several new products for military video recording systems for use in the field of missile, tanks and observation systems, including a completely new system based on our Neptune Pro and Neptune Nano lines of products, which was adjusted and adapted for Goldtec’s specific needs, resulting in numerous purchase orders over the last three years, which is expected to continue. Pursuant to this terms of this agreement, the Company agreed not to compete with Goldtec in this product area for ten years from the date of the agreement, during which time Goldtec would serve as the sole distributor of the product.

In March 2020, we entered into an agreement with Flyability SA (through Dromote SA) with respect to the research and development to enable us to adapt our products to serve as component parts of Flyability SA’s drone products. The research and development process was completed successfully and the initial unit order was provided in 2021 and we expect to receive purchase orders for additional units in the future.

In March 2021, we entered into an arrangement with Rafael Advanced Defence Systems Ltd. for the use of our products as part of Rafael Advanced Defence Systems Ltd.’s video broadcasting systems for vehicles and drones. We have already received and fulfilled multiple purchase orders and are expected to continue providing Rafael Advanced Defence Systems Ltd. with additional products and developments in the foreseeable future.

We routinely enter into agreements or arrangements with distributors, resellers and channel partners for the purpose of distributing our products, and have already entered into sales and development agreements with numerous customers for the development of specific custom made products and technical solutions. Our highly skilled marketing and sales staff are uniquely qualified to understand customers’ requirements and provide the correct technical solutions based on our portfolio of products, technological knowledge and capabilities.

We intend to expand our marketing and sales activities by taking the following actions:

•        expanding our distribution network by identifying strategic international distributors with technological expertise;

•        deepening cooperation with leading worldwide system manufacturers and integrators;

•        Introducing a royalty-based compensation program for strategic partners;

•        Revamping our internet presence and targeting strategic partners; and

•        Participating in major worldwide trade shows.

Since the beginning of 2021, we have considerably increased our backlog and sales following the hiring of a new marketing and business development manager and as a result of the Company’s products reaching maturity and validation among our customers. For the six months period ended June 30, 2021, our revenues from the sales of our products were $1,329,525, as compared to $987,883, for the twelve month period ended December 31, 2020, and we continue to accelerate our sales as products and solutions reach maturity and validation among our customers. We do not currently anticipate any delays beyond the delivery dates agreed upon with our customers.

Government Regulation and Product Approval

Other than the provisions of the Research Law, which may restrict our ability to move the production of products developed using grants received from the Israeli Innovation Authority, or the IIA (see “Risk Factors — Risks Related to Israeli Law and our Operations in Israel — We received Israeli government grants for certain of our research and development activities, the terms of which may require us to pay royalties and to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel. If we fail to satisfy these conditions, we may be required to pay penalties and refund grants previously received” for further information), we currently do not require any license, permit or approval by any governmental agency to operate.

We do not anticipate any significant problems in obtaining any future required licenses, permits or approvals should such be necessary to expand our business.

Organizational Structure

We currently have no subsidiaries of affiliated companies.

Property and Facilities

Our main business activities are conducted at our headquarters office at 2 Yitzhak Modai St. Rehovot, Israel. We lease 352 square meters of office space at this location under a lease with an unrelated third -party which currently expires in November 2024, with an option to extend the lease on the same terms for an additional three years. We believe that our current office space is sufficient to meet our anticipated needs for the foreseeable future and is suitable to conduct our business.

Employees

As of the date of this prospectus, we employ eight full-time employees and two part time employees. Additionally, we have three regular service providers and independent contractors.

None of our employees are members of a union or subject to the terms of a collective bargaining agreement. However, in Israel, we are subject to certain Israeli Labor laws, regulations and national labor court precedent rulings, as well as certain provisions of collective bargaining agreements applicable to us by virtue of extension orders issued in accordance with relevant labor laws by the Israeli Industry and Economy Office, and which apply such agreement provisions to our employees even though they are not part of a union that has signed a collective bargaining agreement.

All of our employment and consulting agreements include the employee’s and consultant’s undertaking with respect to non-competition and assignment to us of intellectual property rights developed in the course of employment and confidentiality. The enforceability of such provisions is limited by Israeli law.

Legal Proceedings

We are not currently subject to any material legal proceedings.

Company History

We were founded on May 13, 2008, by our Chief Executive Officer, Israel Bar, under the name “Maris Technologies Marketing Ltd.,” as a private company for the purpose of marketing, researching, developing and producing technology products.

Beginning in January 2010, we initiated a five-year research and development process aimed at the unmanned platform market and established several technological innovations aimed at perfecting and improving the functionalities and capabilities of video streaming and analysis systems dedicated for those platforms. This research and development process resulted in the launch of our first product — the Maris Saturn, a dual channel, miniature video H.264 encoder, in 2015.

In addition, in 2015, we began several pilot programs with various Israeli companies in various market segments, to test and further improve our products, creating further product lines, each presenting the next stage of innovation in video systems and analysis.

Starting in 2016, we began to commercially market our various products to various companies both locally and worldwide, allowing for custom design for each customer needs and establishing itself as a leading innovator in its field.

Further cementing itself as a leader in its field, in 2019, we were selected to provide the video streaming and analysis systems for the Israeli lunar space vehicle in cooperation with SpaceIL and Israel Aerospace Industries. The Maris Neptune was mounted on the space probe, to monitor status and progress. While the lunar vehicle failed to safely land on the moon due to a gyroscope fail, the Maris video system operated flawlessly and was able to capture and transmit images and videos up to the moment of impact.

On April 11, 2020, we changed our name to “Maris-Tech Ltd.”.

Our website address is www.maris-tech.com. We do not incorporate the information on, or accessible through, our website into this prospectus or the registration statement of which it forms a part, and you should not consider any information on, or accessible through, our website as part of this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely as an inactive textual reference.

MANAGEMENT

Directors and Senior Management

The following table sets forth information regarding our executive officers, key employees and directors as at the date of this application:

Name	Age	Position
Israel Bar	67	Chief Executive Officer, Director
Hanan Samet	51	Chief Financial Officer
Magenya Roshanski	65	Chief Technology Officer
Carmela Bestiker	46	Chief Operating Officer
David Raviv	57	VP Marketing and Business Development
Joseph Weiss	70	Chairman of the Board of Directors
Amitay Weiss	59	Director Nominee(1)(2)(3)
Joseph Gottlieb	68	Director
Naama Falach Avrahamy	42	Director Nominee(1)(2)(3)

____________

(1)      Member of the Compensation Committee

(2)      Member of the Audit Committee Financial Statement Examination Committee

(3)      Independent Director (as defined under Nasdaq Stock Market Listing Rules)

Israel Bar, Founder and Chief Executive Officer and Director

Mr. Israel Bar has served as our Chief Executive Officer and director since our inception in May 2008. Mr. Bar is the founder of the Company. Prior to that, from 1999 to 2008 Mr. Bar served as chief executive officer, head of marketing and co-founder of Exatel Visual Systems Ltd. Between the years 1996 to 1999 Mr. Bar acted as managing director of Real Vision Ltd. and before that, between 1993 to 1996 as the managing director of the then public company TVG Technologies Ltd. Mr. Bar also served as software programmer and officer in the Israeli Air Force from 1972 until 1978, and was released as a Major. Mr. Bar received his B.Sc. in Mathematics and Computer Science from Bar Ilan University, Israel. We believe that Mr. Bar is qualified to serve on our board of directors because of his vast business, management and leadership experience.

Hanan Samet, Chief Financial Officer

Mr. Hanan Samet has served as our Chief Financial Officer since April 2021. Mr. Samet founded the accounting firm B-Summit Ltd. in 2004 and has been providing services as chief financial officer to RMDY Health Inc. and Merchavia Holdings and Investments Ltd. (TASE: MRHL) from 2006 to April 2021. Prior to that, Mr. Samet served as chief financial officer of ICTS International N.V. (OTCQB and formerly Nasdaq: ICTSF) from 2001 to 2004, and as chief financial officer of Gilat to Home-Latin America Inc. a U.S. based subsidiary of Gilat Satellite Networks Ltd. (Nasdaq: GILT) from 1999 to 2001. Mr. Samet received his BA in Economics and CPA Studies from Ben Gurion University, Israel and his MLB in Law (special program for CPAs) in 2004 from Bar Ilan University, Israel.

Magenya Roshanski, Chief Technology Officer

Mr. Magenya Roshanski has served as our Chief Technology officer since March 2012. Mr. Roshanski has a record of more than 30 years in the Israeli Hi-Tech industry, serving in research and development, marketing and management positions in companies dealing with the security and consumer markets. Mr. Roshanski previously served as the chief technology officer and co-founder of Exatel Visual Systems Ltd., a broadcasting, consumer and security digital video technologies company from 1996 to 1999. He also served as the chief technology officer of Real Vision Ltd., TVG Technologies Ltd. and Gal-Graph Ltd., video, graphics and imaging technology companies. Mr. Roshanski holds a degree in Electronic Engineering from Ben Gurion University, Israel.

Carmela Bastiker, Chief Operating Officer

Mrs. Carmela Bastiker has served as our Chief Operating Officer since November 2009. Prior to that Mrs. Bastiker served as the chief technology officer of Exatel Visual Systems Ltd. from 2000 to 2009. Mrs. Bastiker received a degree in Business Administration and a degree in Human Resource Management and Training from the Open University, Israel.

David Raviv, VP Marketing and Business Development

Mr. David Raviv has served as our VP of Marketing and Business Development since February 2021. Mr. Raviv has a vast experience in senior managerial positions, including as a business development manager of Goldtec Technologies Ltd. from August 2014 to January 2020, the chief executive officer of Prosys Technologies Ltd. — C2 Centers for HLS and Military Sectors from October 1995 to January 2016, and founder and chief technology officer of BUG Multi System Ltd., the Israel largest technology retail chain.

Joseph Weiss, Chairman of the Board of Directors

Mr. Joseph Weiss has served as Chairman of our board of directors since August 2021. Mr. Weiss serves as member of the board of directors of RADA Electronic Industries Ltd. (Nasdaq: RADA) since December 2019, BSEL Ltd. since November 2018, UVision Ltd. since April 2019, Spacecom Ltd. since January 2021 and Blade Ranger Ltd. since December 2020. He also serves as consultant to several local and international aerospace companies and as a member on the board of directors of the Technion Institute of Technology Haifa, Israel. Between 2012 and 2018, Mr. Weiss served as president and chief executive officer of Israel Aerospace Industries Ltd., one of Israel’s largest aerospace corporations. Mr. Weiss has served in the Israel Defense Forces, or IDF, for 26 years in various positions and retired in 1998 as a Navy Captain. In his last position, Mr. Weiss was in charge of the development and acquisition of the IDF’s Dolphin submarines from Germany. Mr. Weiss holds a B.Sc degree in Mechanical Engineering from the Technion Institute of Technology Haifa, Israel and an M.B.A from Tel Aviv University, Israel. We believe that Mr. Weiss is qualified to serve on our board of directors because of his diverse business, management and leadership experience.

Amitay Weiss, Director Nominee

Mr. Amitay Weiss has agreed to serve on our board of directors subject to the consummation of this offering. Mr. Weiss has a vast experience serving on boards of directors and other high positions. He has served as chairman of the board of directors of Save Foods Inc. (Nasdaq: SVFD) since August 2020, chairman of the board of directors of Infimer Ltd. (TASE:INFR-M) since July 2021 and chairman of the board of directors of Upsellon Brands Holdings Ltd. (previously Chiron Ltd.) (TASE: UPSL) since June 2019. He has also served as a member of the board of directors of Automax Motors Ltd. (TASE: AMX) since March 2021, Gix Internet Ltd. (previously Algomizer Ltd.) (TASE:GIX) since March 2019, Clearmind Medicine Inc. (previously Cyntar Ventures Inc.) (CSE: CMND) since August 2019, Perihelion Capital Ltd (PCL.P:CVE) since June 2021, as an external director of Cofix Group Ltd. (TASE: CFCS) since August 2015 and as a member of the board of directors and chief executive officer of SciSparc Ltd. (previously Therapix Biosciences Ltd.) (OTC:SPRCY) since August 2020. He previously served as chairman of the board of directors of Value Capital One Ltd. (previously P.L.T Financial Services Ltd.) (TASE:VALU) from April 2016 to February 2021, Matomy Media Group Ltd. (LSE:MTMY, TASE:MTMY.TA) from May 2020 to March 2021. In April 2016, Mr. Weiss founded Amitay Weiss Management Ltd., an economic consulting company and now serves as its chief executive officer. Mr. Weiss holds a B.A in economics from New England College, M.B.A. in business administration and LL.B. from Ono Academic College, Israel. We believe that Mr. Weiss is qualified to serve on our board of directors because of his diverse business, management and leadership experience.

Joseph Gottlieb, Director

Mr. Joseph Gottlieb has served as a member of our board of directors since March 2021. Mr. Gottlieb currently serves as the chief executive officer of Colint Ltd. since 1981 and Innovative Industries Inc. since 2010. Mr. Gottlieb has more than 20 years of experience in electrical engineering. Mr. Gottlieb holds a B.Sc. in electrical engineering from the Technion Institute of Technology Haifa, Israel. We believe that Mr. Gottlieb is qualified to serve on our board of directors due to his expertise in electrical engineering and business management.

Naama Falach Avrahamy, Director Nominee

Ms. Naama Falach Avrahamy has agreed to serve on our board of directors subject to the consummation of this offering. Ms. Falach Avrahamy is a senior financial professional with more than 17 years of experience. Ms. Falach Avrahamy serves as a member of the board of directors of Crow Technologies 1977 Ltd. (OTC: CRWTF) since May 2018. She has also served as VP of finance of Midgard Technologies Ltd. since April 2021. She previously served as the chief financial officer and chief operating officer of NGG Global Consulting, a consulting group specializing in organizational and operational excellence solutions from May 2019 to February 2021, and as chief financial officer of AnyfinacialTech Ltd., an online financial trading platform from May 2015 to June 2017. Ms. Falach Avrahamy received a BA in Business Administration and Accounting from the College of Management, Israel. She is also a graduate of the Directors and Executives program from the IDC Herzliya, Israel. We believe that Ms. Falach Avrahamy is qualified to serve on our board of directors due to her financial background and expertise and experience in positions as director of public companies.

Family Relationships

There are no family relationships between any members of our executive management and our directors.

Arrangements for Election of Directors and Members of Management

There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any of our executive management or our directors were selected (see “Related Party Transactions” for additional information).

Compensation

The following table presents in the aggregate all compensation we paid to all of our directors and senior management as a group for the year ended December 31, 2020. The table does not include any amounts we paid to reimburse any of such persons for costs incurred in providing us with services during this period.

All amounts reported in the tables below reflect the cost to Maris, in thousands of U.S. Dollars, for the year ended December 31, 2020.

	Salary, bonuses and Related Benefits	Pension, Retirement and Other Similar Benefits	Share Based Compensation
All directors and senior management as a group, consisting of 4 persons	$273,277	$56,804	$—

As approved by our board of directors on August 11, 2021, and by the general meeting of shareholders on August 25, 2021, Mr. Israel Bar, our Chief Executive Officer and director, will be entitled to an annual bonus, in the amount of up to twelve months salary (approximately $178,000), payable upon achievement of certain milestones set by the board of directors.

For so long as we qualify as a foreign private issuer, we will not be required to comply with the proxy rules applicable to U.S. domestic companies regarding disclosure of the compensation of certain executive officers on an individual basis. Pursuant to the Companies Law, we will be required, after we become a public company, to disclose the annual compensation of our five most highly compensated officers on an individual basis. This disclosure will not be as extensive as that required of a U.S. domestic issuer. We intend to commence providing such disclosure, at the latest, in the annual proxy statement for our first annual meeting of shareholders following the closing of this offering, which will be filed under cover of a report on Form 6-K.

Employment Agreements with Executive Officers

We have entered into written employment agreements with each of our executive officers. All of these agreements contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law. In addition, we intend to enter into our standard form of indemnification agreement, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part, with each of our directors and members of our senior management. Each such indemnification agreement will provide the indemnified person with indemnification to the maximum extent permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance or other indemnification agreement. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

For a description of the terms of our options and option plans, see “Management — Share Option Plan” below.

Service Agreements with Non-Executive Directors

We have entered into written service agreements with our director each of our director nominees. Such director service contracts set out the key terms and conditions of the director’s appointment, including their compensation for services as members of the board of director, duties, rights and responsibilities, time commitment and the board of directors’ expectations regarding involvement with committees of the board of directors.

Differences between the Companies Law and Nasdaq Stock Market Listing Rules

The Sarbanes-Oxley Act, as well as related rules subsequently implemented by the SEC, require foreign private issuers, such as us, to comply with various corporate governance practices. In addition, following the listing of the Ordinary Shares on Nasdaq, we will be required to comply with the Nasdaq Stock Market Listing Rules. Under those rules, we may elect to follow certain corporate governance practices permitted under the Companies Law in lieu of compliance with corresponding corporate governance requirements otherwise imposed by the Nasdaq Stock Market Listing Rules for U.S. domestic issuers.

In accordance with Israeli law and practice and subject to the exemption set forth in Rule 5615 of the Nasdaq Stock Market Listing Rules, we have elected to follow the provisions of the Companies Law, rather than the Nasdaq Stock Market Listing Rules, with respect to the following requirements:

•        Quorum.    While the Nasdaq Stock Market Listing Rules require that the quorum for purposes of any meeting of the holders of a listed company’s common voting stock, as specified in the company’s bylaws, be no less than 33⅓% of the company’s outstanding common voting stock, under Israeli law, a company is entitled to determine in its articles of association the number of shareholders and percentage of holdings required for a quorum at a shareholders meeting. The Companies Law provides that a quorum of two or more shareholders holding at least 25% of the voting rights in person or by proxy is required for commencement of business at a general meeting. However, the quorum set forth in our articles of association with respect to an adjourned meeting consists of at least one shareholders present in person or by proxy.

•        Nomination of our directors.    Our directors are elected by the general meeting of our shareholders and, unless appointed for a shorter term, serve in office until the third annual general meeting after the general meeting in which such director was appointed, in which such later annual general meeting the directors will be brought for re-election or replacement. The nominations for directors, which are presented to our shareholders by our board of directors, are generally made by the board of directors itself, in accordance with the provisions of our articles of association and the Companies Law. Nominations need not be made by a nominating committee of our board of directors consisting solely of independent directors, as required under the Nasdaq Stock Market Listing Rules.

•        Compensation of officers.    Israeli law and our articles of association do not require that the independent members of our board of directors (or a compensation committee composed solely of independent members of our board of directors) determine an executive officer’s compensation, as is generally required under the Nasdaq Stock Market Listing Rules with respect to the chief executive officer and all other executive officers. Instead, compensation of executive officers is determined and approved by our compensation committee and our board of directors, and in certain circumstances by our shareholders, either in consistency with our office holder compensation policy or, in special circumstances in deviation therefrom, taking into account certain considerations stated in the Companies Law (see “Management — Board Practices — Approval of Related Party Transactions under Israeli Law” for additional information).

•        Shareholder approval.    We will seek shareholder approval for all corporate actions requiring such approval under the requirements of the Companies Law, rather than seeking approval for corporation actions in accordance with Nasdaq Listing Rule 5635. In particular, under this Nasdaq listing rule, shareholder approval is generally required for: (i) an acquisition of shares/assets of another company that involves the issuance of 20% or more of the acquirer’s shares or voting rights or if a director, officer or 5% shareholder has greater than a 5% interest in the target company or the consideration to be received; (ii) the issuance of shares leading to a change of control; (iii) adoption/amendment of equity compensation arrangements (although under the provisions of the Companies Law there is no requirement for shareholder approval for the adoption/amendment of the equity compensation plan); and (iv) issuances of 20% or more of the shares or voting rights (including securities convertible into, or exercisable for, equity) of a listed company via a private placement (and/or via sales by directors/officers/5% shareholders) if such equity is issued (or sold) at below the greater of the book or market value of shares. By contrast, under the Companies Law, shareholder approval is required for, among other things: (i) transactions with directors concerning the terms of their service or indemnification, exemption and insurance for their service (or for any other position that they may hold at a company), for which approvals of the compensation committee, board of directors and shareholders are all required, (ii) extraordinary transactions with controlling shareholders of publicly held companies, which require the special approval, and (iii) terms of employment or other engagement of the controlling shareholder of us or such controlling shareholder’s relative, which require special approval. In addition, under the Companies Law, a merger requires approval of the shareholders of each of the merging companies.

•        Approval of Related Party Transactions.    All related party transactions are approved in accordance with the requirements and procedures for approval of interested party acts and transaction as set forth in the Companies Law, which requires the approval of the audit committee, or the compensation committee, as the case may be, the board of directors and shareholders, as may be applicable, for specified transactions, rather than approval by the audit committee or other independent body of our board of directors as required under the Nasdaq Stock Market Listing Rules (see “Management — Board Practices — Approval of Related Party Transactions under Israeli Law” for additional information).

•        Annual Shareholders Meeting.    As opposed to the Nasdaq listing Rule 5620(a), which mandates that a listed company hold its annual shareholders meeting within one year of the company’s fiscal year-end, we are required, under the Companies Law, to hold an annual shareholders meeting each calendar year and within 15 months of the last annual shareholders meeting.

•        Distribution of periodic reports to shareholders; proxy solicitation.    As opposed to the Nasdaq Stock Market Listing Rules, which require listed issuers to make such reports available to shareholders in one of a number of specific manners, Israeli law does not require us to distribute periodic reports directly to shareholders, and the generally accepted business practice in Israel is not to distribute such reports to shareholders but to make such reports available through a public website. In addition to making such reports available on a public website, we currently make our audited consolidated financial statements available to our shareholders at our offices and will only mail such reports to shareholders upon request. As a foreign private issuer, we are generally exempt from the SEC’s proxy solicitation rules.

Board Practices

Introduction

Our board of directors presently consists of five members. We believe that Amitay Weiss, Joseph Weiss and Naama Falach Avrahamy are “independent” for purposes of the Nasdaq Stock Market Listing Rules and SEC rules and regulations. Our articles of association provide that unless otherwise determined by the general meeting of shareholders, the number of directors serving on the board of directors will be no less than three and no more than ten. Pursuant to the Companies Law, the management of our business is vested in our board of directors. Our board of directors may exercise all powers and may take all actions that are not specifically granted to our shareholders or to management. Our executive officers are responsible for our day-to-day management and have individual responsibilities established by our board of directors. Our Chief Executive Officer is appointed by, and serves at the discretion of, our board of directors, subject to the employment agreement that we have entered into with him. All other executive officers are appointed by our Chief Executive Officer. Their terms of employment are subject to the approval of the board of directors’ compensation committee and of the board of directors, and are subject to the terms of any applicable employment agreements that we may enter into with them.

Pursuant to our articles of articles of association, directors are elected by the general meeting of shareholders and, unless appointed for a shorter term, serve in office until the third annual general meeting following the general meeting in which such director was appointed, in which such later annual general meeting the directors will be brought for re-election or replacement. In each annual general meeting, only one director whose service term lapsed will be deemed retired at the end of such annual general meeting and brought for re-election, and all other directors whose service term lapsed shall be deemed to have been re-elected for a term until the next annual general meeting. The director whom is to be retired and re-elected shall be the director that served the longest period since its appointment or last re-election or, if more than one director served the longest time, or if a director who is not to be re-elected agrees to be re-elected, the meeting of the board of directors which sets the date and agenda for the annual general meeting (acting by a simple majority) will decide which of such directors will be brought for re-election at the relevant general meeting.

Under the Companies Law, our board of directors must determine the minimum number of directors who are required to have accounting and financial expertise. In determining the number of directors required to have such expertise, our board of directors must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our board of directors has determined that the minimum number of directors of our company who are required to have accounting and financial expertise is two.

The board of directors must elect one director to serve as the chairman of the board of directors to preside at the meetings of the board of directors, and may also remove that director as chairman. Pursuant to the Companies Law, neither the chief executive officer nor any of his or her relatives is permitted to serve as the chairman of the board of directors, and a company may not vest the chairman or any of his or her relatives with the chief executive officer’s authorities. In addition, a person who reports, directly or indirectly, to the chief executive officer may not serve as the chairman of the board of directors; the chairman may not be vested with authorities of a person who reports, directly or indirectly, to the chief executive officer; and the chairman may not serve in any other position in the company or a controlled company, but he or she may serve as a director or chairman of a controlled company. However, the Companies Law permits a company’s shareholders to determine, for a period not exceeding three years from each such determination, that the chairman or his or her relative may serve as chief executive officer or be vested with the chief executive officer’s authorities, and that the chief executive officer or his or her relative may serve as chairman or be vested with the chairman’s authorities. Such determination of a company’s shareholders requires either: (1) the approval of at least a majority of the shares of those shareholders present and voting on the matter (other than controlling shareholders and those having a personal interest in the determination) (shares held by abstaining shareholders shall not be considered); or (2) that the total number of shares opposing such determination does not exceed 2% of the total voting power in the company. Currently, we have a separate chairman and chief executive officer.

The board of directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees of the board, and it may, from time to time, revoke such delegation or alter the composition of any such committees, subject to certain limitations. Unless otherwise expressly provided by the board of directors, the committees shall not be empowered to further delegate such powers. The composition and duties of our audit committee, financial statement examination committee and compensation committee are described below.

The board of directors oversees how management monitors compliance with our risk management policies and procedures, and reviews the adequacy of the risk management framework in relation to the risks faced by us. The board of directors is assisted in its oversight role by an internal auditor. The internal auditor undertakes both regular and ad hoc reviews of risk management controls and procedures, the results of which are reported to our audit committee.

External Directors

Under the Companies Law, an Israeli company whose shares have been offered to the public or whose shares are listed for trading on a stock exchange in or outside of Israel is required to appoint at least two external directors to serve on its board of directors. External directors must meet stringent standards of independence. As of the date hereof, our external directors are            and            .

According to regulations promulgated under the Companies law, at least one of the external directors is required to have “financial and accounting expertise,” unless another member of the audit committee, who is an independent director under the Nasdaq Stock Market Listing Rules, has “financial and accounting expertise,” and the other external director or directors are required to have “professional expertise.” An external director may not be appointed to an additional term unless: (1) such director has “accounting and financial expertise;” or (2) he or she has “professional expertise,” and on the date of appointment for another term there is another external director who has “accounting and financial expertise” and the number of “accounting and financial experts” on the board of directors is at least equal to the minimum number determined appropriate by the board of directors. We have determined that both            and            have accounting and financial expertise.

A director with accounting and financial expertise is a director who, due to his or her education, experience and skills, possesses a high degree of proficiency in, and an understanding of, business — accounting matters and financial statements, such that he or she is able to understand the financial statements of the company in depth and initiate a discussion about the manner in which financial data is presented. A director is deemed to have “professional expertise” if he or she holds an academic degree in certain fields or has at least five years of experience in certain senior positions.

External directors are elected by a majority vote at a shareholders’ meeting, as long as either:

•        at least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the appointment (excluding a personal interest that did not result from the shareholder’s relationship with the controlling shareholder) have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or

•        the total number of shares voted by non-controlling shareholders and by shareholders who do not have a personal interest in the election of the external director, against the election of the external director, does not exceed 2% of the aggregate voting rights of the company.

The term “control” is defined in the Companies Law as the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder “holds” (within the meaning of the Companies Law) 50% or more of the voting rights in a company or has the right to appoint 50% or more of the directors of the company or its general manager. With respect to certain matters, a controlling shareholder is deemed to include a shareholder that holds 25% or more of the voting rights in a public company if no other shareholder holds more than 50% of the voting rights in the company, but excludes a shareholder whose power derives solely from his or her position as a director of the company or from any other position with the company.

The Companies Law provides for an initial three-year term for an external director. Thereafter, an external director may be reelected by shareholders to serve in that capacity for up to two additional three-year terms, provided that:

(1)    his or her service for each such additional term is recommended by one or more shareholders holding at least one percent of the company’s voting rights and is approved at a shareholders meeting by a disinterested majority, where the total number of shares held by non-controlling, disinterested shareholders voting for such reelection exceeds two percent of the aggregate voting rights in the company and subject to additional restrictions set forth in the Companies Law with respect to the affiliation of the external director nominee as described below;

(2)    his or her service for each such additional term is recommended by the board of directors and is approved at a shareholders meeting by the same disinterested majority required for the initial election of an external director (as described above); or

(3)    the external director offered his or her service for each such additional term and was approved in accordance with the provisions of section (1) above.

The term of office for external directors for Israeli companies traded on certain foreign stock exchanges, including the Nasdaq Stock Market, may be extended indefinitely in increments of additional three-year terms, in each case provided that the audit committee and the board of directors of the company confirm that, in light of the external director’s expertise and special contribution to the work of the board of directors and its committees, the reelection for such additional period(s) is beneficial to the company, and provided that the external director is reelected subject to the same shareholder vote requirements as if elected for the first time (as described above). Prior to the approval of the reelection of the external director at a general shareholders meeting, the company’s shareholders must be informed of the term previously served by him or her and of the reasons why the board of directors and audit committee recommended the extension of his or her term.

The Companies Law provides that a person is not qualified to serve as an external director if (i) the person is a relative of a controlling shareholder of the company, or (ii) if that person or his or her relative, partner, employer, another person to whom he or she was directly or indirectly subordinate, or any entity under the person’s control, has or had, during the two years preceding the date of appointment as an external director: (a) any affiliation or other disqualifying relationship with the company, with any person or entity controlling the company or a relative of such person, or with any entity controlled by or under common control with the company; or (b) in the case of a company with no shareholder holding 25% or more of its voting rights, had at the date of appointment as an external director, any affiliation or other disqualifying relationship with a person then serving as chairman of the board or chief executive officer, with a holder of 5% or more of the issued share capital or voting power in the company or with the most senior financial officer.

The term “relative” is defined under the Companies Law as a spouse, sibling, parent, grandparent or descendant; spouse’s sibling, parent or descendant; and the spouse of each of the foregoing persons.

Under the Companies Law, the term “affiliation” and the similar types of disqualifying relationships include (subject to certain exceptions):

•        an employment relationship;

•        a business or professional relationship even if not maintained on a regular basis (excluding insignificant relationships);

•        control; and

•        service as an office holder, excluding service as a director in a private company prior to the initial public offering of its shares if such director was appointed as a director of the private company in order to serve as an external director following the initial public offering.

The term “office holder” is defined under the Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of that person’s title, a director and any other manager directly subordinate to the general manager.

In addition, no person may serve as an external director if that person’s position or professional or other activities create, or may create, a conflict of interest with that person’s responsibilities as a director or otherwise interfere with that person’s ability to serve as a director or if the person is an employee of the Israel Securities Authority or of an Israeli stock exchange. A person may furthermore not continue to serve as an external director if he or she received direct or indirect compensation from the company including amounts paid pursuant to indemnification and/or exculpation contracts or commitments and insurance coverage, other than for his or her service as an external director as permitted by the Companies Law and the regulations promulgated thereunder.

Following the termination of an external director’s service on a board of directors, such former external director and his or her spouse and children may not be provided a direct or indirect benefit by the company, its controlling shareholder or any entity under its controlling shareholder’s control. This includes engagement as an office holder or director of the company or a company controlled by its controlling shareholder or employment by, or provision of services to, any such company for consideration, either directly or indirectly, including through a corporation controlled by the former external director. This restriction extends for a period of two years with regard to the former external director and his or her spouse or child and for one year with respect to other relatives of the former external director.

External directors may be removed only by a special general meeting of shareholders called by the board of directors after the board has determined the occurrence of circumstances allow such dismissal, at the same special majority of shareholders required for their election or by a court, and in both cases only if the external directors cease to meet the statutory qualifications for their appointment or if they violate their duty of loyalty to our company. In the event of a vacancy created by an external director which causes the company to have fewer than two external directors, the board of directors is required under the Companies Law to call a shareholders meeting as soon as possible to appoint such number of new external directors in order that the company thereafter has two external directors.

External directors may be compensated only in accordance with regulations adopted under the Companies Law.

If at the time at which an external director is appointed all members of the board of directors who are not controlling shareholders or relatives of controlling shareholders of the company are of the same gender, the external director to be appointed must be of the other gender. A director of a company may not be appointed as an external director of another company if at the same time a director of such other company is acting as an external director of the first company.

Under regulations promulgated pursuant to the Companies Law, a company with no controlling shareholder whose shares are listed for trading on specified exchanges outside of Israel, including the Nasdaq Capital Market, may adopt exemptions from various corporate governance requirements of the Companies Law, so long as such company satisfies the requirements of applicable foreign country laws and regulations, including applicable stock exchange rules, that apply to companies organized in that country and relating to the appointment of independent directors and the composition of audit and compensation committees. Such exemptions include an exemption from the requirement to appoint external directors and the requirement that an external director be a member of certain committees, as well as exemption from limitations on directors’ compensation. We chose to use such exemptions.

Independent Directors Under the Companies Law

An “independent director” is either an external director or a director who meets the same non-affiliation criteria as an external director (except for (i) the requirement that the director be an Israeli resident (which does not apply to companies such as ours whose securities have been offered outside of Israel or are listed outside of Israel) and (ii) the requirement for accounting and financial expertise or professional qualifications), as determined by the audit committee, and who has not served as a director of the company for more than nine consecutive years. For these purposes, ceasing to serve as a director for a period of two years or less would not be deemed to sever the consecutive nature of such director’s service.

Regulations promulgated pursuant to the Companies Law provide that a director in a public company whose shares are listed for trading on specified exchanges outside of Israel, including Nasdaq, who qualifies as an independent director under the relevant non-Israeli rules and who meets certain non-affiliation criteria, which are less stringent than those applicable to independent directors as set forth above, would be deemed an “independent”

director pursuant to the Companies Law provided: (i) he or she has not served as a director for more than nine consecutive years; (ii) he or she has been approved as such by the audit committee; and (iii) his or her remuneration shall be in accordance with the Companies Law and the regulations promulgated thereunder. For these purposes, ceasing to serve as a director for a period of two years or less would not be deemed to sever the consecutive nature of such director’s service.

Furthermore, pursuant to these regulations, such company may reappoint a person as an independent director for additional terms, beyond nine years, which do not exceed three years each, if each of the audit committee and the board of directors determine, in that order, that in light of the independent director’s expertise and special contribution to the board of directors and its committees, the reappointment for an additional term is in the company’s best interest.

Committees of the Board of Directors

Upon completion of this offering, our board of directors will establish two standing committees, the audit and financial statement examination committee and the compensation committee.

Audit Committee

Under the Companies Law, we are required to appoint an audit committee. The audit committee may not include the chairman of the board; a controlling shareholder of the company or a relative of a controlling shareholder; a director employed by or providing services on a regular basis to the company, to a controlling shareholder or to an entity controlled by a controlling shareholder; or a director who derives most of his or her income from a controlling shareholder.

In addition, a majority of the members of the audit committee of a publicly traded company must be independent directors under the Companies Law. Upon completion of this offering, our audit committee will be composed of Amitay Weiss, Joseph Weiss and Naama Falach Avrahamy.

Under the Companies Law, our audit committee is responsible for:

(i)     determining whether there are deficiencies in the business management practices of our company, and making recommendations to the board of directors to improve such practices;

(ii)    determining whether to approve certain related party transactions (including transactions in which an office holder has a personal interest and whether such transaction is extraordinary or material under Companies Law) and establishing the approval process for certain transactions with a controlling shareholder or in which a controlling shareholder has a personal interest (see “Management — Board Practices — Approval of Related Party Transactions under Israeli law”);

(iii)   determining the approval process for transactions that are “non-negligible” (i.e., transactions with a controlling shareholder that are classified by the audit committee as non-negligible, even though they are not deemed extraordinary transactions), as well as determining which types of transactions would require the approval of the audit committee, optionally based on criteria which may be determined annually in advance by the audit committee;

(iv)   examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities;

(v)    examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our board of directors or shareholders, depending on which of them is considering the appointment of our auditor;

(vi)   establishing procedures for the handling of employees’ complaints as to deficiencies in the management of our business and the protection to be provided to such employees; and

(vii)  where the board of directors approves the working plan of the internal auditor, examining such working plan before its submission to the board of directors and proposing amendments thereto.

Our audit committee may not conduct any discussions or approve any actions requiring its approval (see “Management — Board Practices — Approval of Related Party Transactions under Israeli law”), unless at the time of the approval a majority of the committee’s members are present, which majority consists of independent directors under the Companies Law, including at least one external director.

Our board of directors intends to adopt an audit committee charter to be effective upon the listing of our Ordinary Shares on Nasdaq setting forth, among others, the responsibilities of the audit committee consistent with the rules of the SEC and Nasdaq Stock Market Listing Rules (in addition to the requirements for such committee under the Companies Law), including, among others, the following:

•        oversight of our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the board of directors in accordance with Israeli law;

•        recommending the engagement or termination of the person filling the office of our internal auditor, reviewing the services provided by our internal auditor and reviewing effectiveness of our system of internal control over financial reporting;

•        recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our board of directors; and

•        reviewing and monitoring, if applicable, legal matters with significant impact, finding of regulatory authorities’ findings, receive reports regarding irregularities and legal compliance, acting according to “whistleblower policy” and recommend to our board of directors if so required.

Nasdaq Stock Market Listing Rules for Audit Committee

Under the Nasdaq Stock Market Listing Rules, we are required to maintain an audit committee consisting of at least three members, all of whom are independent and are financially literate and one of whom has accounting or related financial management expertise.

As noted above, the members of our audit committee will include Amitay Weiss, Joseph Weiss and Naama Falach Avrahamy, all of whom are “independent directors,” as such term is defined under Nasdaq Stock Market Listing Rules and Rule 10A-3 under the Exchange Act. Amitay Weiss will serve as the chairman of our audit committee. All members of our audit committee meet the requirements for financial literacy under the Nasdaq Stock Market Listing Rules. Our board of directors has determined that each member of our audit committee is an audit committee financial expert as defined by the SEC rules and has the requisite financial experience as defined by the Nasdaq Stock Market Listing Rules.

Under the Companies Law, our audit committee also carries out the duties of a financial statement examination committee. As such, the audit committee is responsible for: (i) estimations and assessments made in connection with the preparation of financial statements; (ii) internal controls related to the financial statements; (iii) completeness and propriety of the disclosure in the financial statements; (iv) the accounting policies adopted and the accounting treatments implemented in material matters of the company; and (v) value evaluations, including the assumptions and assessments on which evaluations are based and the supporting data in the financial statements.

Compensation Committee

The board of directors of any public company must establish a compensation committee. Our compensation committee, acting pursuant to a written charter, will consist of Amitay Weiss, Joseph Weiss and Naama Falach Avrahamy. Naama Falach Avrahamy will serve as the chairman of our compensation committee.

Our compensation committee reviews and recommends to our board of directors, with respect to our executive officers and directors: (1) annual base compensation (2) annual incentive bonus, including the specific goals and amounts; (3) equity compensation; (4) employment agreements, severance arrangements, and change in control agreements and provisions; (5) retirement grants and/or retirement bonuses; and (6) any other benefits, compensation, compensation policies or arrangements.

The duties of the compensation committee include the recommendation to the company’s board of directors of a policy regarding the terms of engagement of office holders, to which we refer as a compensation policy. Such policy must be adopted by the company’s board of directors, after considering the recommendations of the compensation committee. The compensation policy is then brought for approval by our shareholders, which requires a special majority (see “Management — Board Practices — Approval of Related Party Transactions under Israeli law”). Under the Companies Law, the board of directors may adopt the compensation policy if it is not approved by the shareholders, provided that after the shareholders oppose the approval of such policy, the compensation committee and the board of directors revisit the matter and determine that adopting the compensation policy would be in the best interests of the company.

The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of executive officers and directors, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the company’s objectives, the company’s business and its long-term strategy, and creation of appropriate incentives for executives. It must also consider, among other things, the company’s risk management, size and the nature of its operations. The compensation policy must furthermore consider the following additional factors:

•        the education, skills, expertise and accomplishments of the relevant director or executive;

•        the director’s or executive’s roles and responsibilities and prior compensation agreements with him or her;

•        the relationship between the cost of the terms of service of an office holder and the average median compensation of the other employees of the company (including those employed through manpower companies), including the impact of disparities in salary upon work relationships in the company;

•        the possibility of reducing variable compensation at the discretion of the board of directors; and the possibility of setting a limit on the exercise value of non-cash variable compensation; and

•        as to severance compensation, the period of service of the director or executive, the terms of his or her compensation during such service period, the company’s performance during that period of service, the person’s contribution towards the company’s achievement of its goals and the maximization of its profits, and the circumstances under which the person is leaving the company.

The compensation policy must also include the following principles:

•        with the exception of office holders who report directly to the chief executive officer, the link between variable compensation and long-term performance and measurable criteria;

•        the relationship between variable and fixed compensation, and the ceiling for the value of variable compensation at the time of its grant;

•        the conditions under which a director or executive would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements;

•        the minimum holding or vesting period for variable, equity-based compensation; and

•        maximum limits for severance compensation.

The compensation policy must also consider appropriate incentives from a long-term perspective.

The compensation committee is responsible for: (1) recommending the compensation policy to a company’s board of directors for its approval (and subsequent approval by the shareholders); and (2) duties related to the compensation policy and to the compensation of a company’s office holders, including:

•        recommending whether a compensation policy should continue in effect, if the then-current policy has a term of greater than three years (approval of either a new compensation policy or the continuation of an existing compensation policy must in any case occur every three years);

•        recommending to the board of directors periodic updates to the compensation policy;

•        assessing implementation of the compensation policy;

•        determining whether the terms of compensation of certain office holders of the company need not be brought to approval of the shareholders; and

•        determining whether to approve the terms of compensation of office holders that require the committee’s approval.

Our compensation policy is designed to promote our long-term goals, work plan and policy, retain, motivate and incentivize our directors and executive officers, while considering the risks that our activities involve, our size, the nature and scope of our activities and the contribution of an officer to the achievement of our goals and maximization of profits, and align the interests of our directors and executive officers with our long-term performance. To that end, a portion of an executive officer compensation package is targeted to reflect our short and long-term goals, as well as the executive officer’s individual performance. On the other hand, our compensation policy includes measures designed to reduce the executive officer’s incentives to take excessive risks that may harm us in the long-term, such as limits on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer and minimum vesting periods for equity-based compensation.

Our compensation policy also addresses our executive officer’s individual characteristics (such as his or her respective position, education, scope of responsibilities and contribution to the attainment of our goals) as the basis for compensation variation among our executive officers and considers the internal ratios between compensation of our executive officers and directors and other employees. Pursuant to our compensation policy, the compensation that may be granted to an executive officer may include base salary, annual bonuses, equity-based compensation, benefits and retirement and termination of service arrangements. All cash bonuses are limited to a maximum amount linked to the executive officer’s base salary. In addition, our compensation policy provides for maximum permitted ratios between the total variable (cash bonuses and equity-based compensation) and non-variable (base salary) compensation components, in accordance with an officer’s respective position with the company.

An annual cash bonus may be awarded to executive officers upon the attainment of pre-set periodic objectives and individual targets. The annual cash bonus that may be granted to executive officers other than our chairman or Chief Executive Officer may be based entirely on a discretionary evaluation. Our Chief Executive Officer will be entitled to recommend performance objectives to such executive officers, and such performance objectives will be approved by our compensation committee (and, if required by law, by our board of directors).

The performance measurable objectives of our chairman and Chief Executive Officer will be determined annually by our compensation committee and board of directors. A less significant portion of the chairman’s and/or the Chief Executive Officer’s annual cash bonus may be based on a discretionary evaluation of the chairman’s or the Chief Executive Officer’s respective overall performance by the compensation committee and the board of directors based on quantitative and qualitative criteria.

The equity-based compensation under our compensation policy for our executive officers (including members of our board of directors) is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the executive officers’ interests with our long-term interests and those of our shareholders and to strengthen the retention and the motivation of executive officers in the long term. Our compensation policy provides for executive officer compensation in the form of share options or other equity-based awards, such as restricted shares and phantom, options, in accordance with our share incentive plan then in place. Share options granted to executive officers shall be subject to vesting periods in order to promote long-term retention of the awarded executive officers. The equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role and the personal responsibilities of the executive officer.

In addition, our compensation policy contains compensation recovery provisions which allows us under certain conditions to recover bonuses paid in excess, enables our Chief Executive Officer to approve an immaterial change in the terms of employment of an executive officer (provided that the changes of the terms of employment are in accordance our compensation policy) and allows us to exculpate, indemnify and insure our executive officers and directors subject to certain limitations set forth thereto.

Our compensation policy also provides for compensation to the members of our board of directors in accordance with the amounts determined in our compensation policy.

Internal Auditor

Under the Companies Law, the board of directors of an Israeli public company must appoint an internal auditor nominated by the audit committee. We intend to appoint our internal auditor within 90 days following the consummation of this offering. The role of the internal auditor is to examine, among other things, whether a company’s actions comply with the law and proper business procedure. The audit committee is required to oversee the activities, and to assess the performance of the internal auditor as well as to review the internal auditor’s work plan. An internal auditor may not be an interested party or office holder, or a relative of any interested party or office holder, and may not be a member of the company’s independent accounting firm or its representative. The Companies Law defines an interested party as a holder of 5% or more of the outstanding shares or voting rights of a company, any person or entity that has the right to appoint at least one director or the general manager of the company or any person who serves as a director or as the general manager of a company. Our internal auditor is not our employee, but partner of a firm which specializes in internal auditing.

Remuneration of Directors

Under the Companies Law, remuneration of directors is subject to the approval of the compensation committee, thereafter by the board of directors and thereafter, unless exempted under the regulations promulgated under the Companies Law, by the general meeting of the shareholders. In case the remuneration of the directors is in accordance with regulations applicable to remuneration of the external directors then such remuneration shall be exempt from the approval of the general meeting. Where the director is also a controlling shareholder, the requirements for approval of transactions with controlling shareholders apply.

Fiduciary Duties of Office Holders

The Companies Law imposes a duty of care and a duty of loyalty on all office holders of a company.

The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of care of an office holder includes a duty to use reasonable means to obtain:

•        information on the advisability of a given action brought for his approval or performed by him by virtue of his position; and

•        all other important information pertaining to these actions.

The duty of loyalty of an office holder requires an office holder to act in good faith and for the benefit of the company, and includes a duty to:

•        refrain from any conflict of interest between the performance of his duties in the company and his performance of his other duties or personal affairs;

•        refrain from any action that is competitive with the company’s business;

•        refrain from exploiting any business opportunity of the company to receive a personal gain for himself or others; and

•        disclose to the company any information or documents relating to the company’s affairs which the office holder has received due to his position as an office holder.

Insurance

Under the Companies Law, a company may obtain insurance for any of its office holders against the following liabilities incurred due to acts he or she performed as an office holder, if and to the extent provided for in the company’s articles of association:

•        breach of his or her duty of care to the company or to another person, to the extent such a breach arises out of the negligent conduct of the office holder;

•        a breach of his or her duty of loyalty to the company, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice the company’s interests; and

•        a financial liability imposed upon him or her in favor of another person.

Effective as of the effective date of the registration statement of which this prospectus forms as part, we expect to have directors’ and officers’ liability insurance, providing total coverage of $5.0 million for the benefit of all of our directors and officers, in respect of which we paid a twelve-month premium of approximately $500,000, which expires twelve months from the effective date.

Indemnification

The Companies Law and the Israeli Securities Law, 1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

•        a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;

•        reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction; and

•        reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceedings of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

•        to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and

•        in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We intend to enter into our standard form of indemnification agreement, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part, with each of our directors and members of our senior management. Each such indemnification agreement will provide the indemnified person with indemnification to the maximum extent permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance or other indemnification agreement.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association provide that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care, but prohibit an exculpation from liability arising from a company’s transaction in which our controlling shareholder or officer has a personal interest. Subject to the aforesaid limitations, and to other limitations detailed in the indemnification agreement, we exculpate and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Limitations

The Companies Law provides that we may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our articles of association permit us to exculpate (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

The foregoing descriptions summarize the material aspects and practices of our board of directors. For additional details, we also refer you to the full text of the Companies Law, as well as our articles of association, which are exhibits to this registration statement of which this prospectus forms a part, and are incorporated herein by reference.

There are no service contracts between us or our Subsidiary, on the one hand, and our directors in their capacity as directors, on the other hand, providing for benefits upon termination of service.

Approval of Related Party Transactions under Israeli Law

General

Under the Companies Law, we may approve an action by an office holder from which the office holder would otherwise have to refrain, as described above, if:

•        the office holder acts in good faith and the act or its approval does not cause harm to the company; and

•        the office holder disclosed the nature of his or her interest in the transaction (including any significant fact or document) to the company at a reasonable time before the company’s approval of such matter.

Disclosure of Personal Interests of an Office Holder

The Companies Law requires that an office holder disclose to the company, promptly, and, in any event, not later than the board meeting at which the transaction is first discussed, any direct or indirect personal interest that he or she may have and all related material information known to him or her relating to any existing or proposed transaction by the company. If the transaction is an extraordinary transaction, the office holder must also disclose any personal interest held by:

•        the office holder’s relatives; or

•        any corporation in which the office holder or his or her relatives holds 5% or more of the shares or voting rights, serves as a director or general manager or has the right to appoint at least one director or the general manager.

An office holder is not, however, obliged to disclose a personal interest if it derives solely from the personal interest of his or her relative in a transaction that is not considered an extraordinary transaction. Under the Companies Law, an extraordinary transaction is a transaction:

•        not in the ordinary course of business;

•        not on market terms; or

•        that is likely to have a material effect on the company’s profitability, assets or liabilities.

The Companies Law does not specify to whom within us nor the manner in which required disclosures are to be made. We require our office holders to make such disclosures to our board of directors.

Under the Companies Law, once an office holder complies with the above disclosure requirement, the board of directors may approve a transaction between the company and an office holder, or a third party in which an office holder has a personal interest, unless the articles of association provide otherwise and provided that the transaction is in the company’s interest. If the transaction is an extraordinary transaction in which an office holder has a personal interest, first the audit committee and then the board of directors, in that order, must approve the transaction. Under specific circumstances, shareholder approval may also be required. Generally, a person who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting unless the chairman of the audit committee or board of directors (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. A director who has a personal interest in a transaction, which is considered at a meeting of the board of directors or the audit committee, may not be present at this meeting or vote on this matter, unless a majority of members of the board of directors or the audit committee, as the case may be, has a personal interest. If a majority of the board of directors has a personal interest, then shareholder approval is generally also required.

Disclosure of Personal Interests of a Controlling Shareholder

Under the Companies Law, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, including a private placement in which a controlling shareholder has a personal interest, as well as transactions for the provision of services whether directly or indirectly by a controlling shareholder or his or her relative, or a company such controlling shareholder controls, and transactions concerning the terms of engagement and compensation of a controlling shareholder or a controlling shareholder’s relative, whether as an office holder or an employee, require the approval of the audit committee or the compensation committee, as the case may be, the board of directors and a majority of the shares voted by the shareholders of the company participating and voting on the matter in a shareholders’ meeting. In addition, the shareholder approval must fulfill one of the following requirements:

•        at least a majority of the shares held by shareholders who have no personal interest in the transaction and are voting at the meeting must be voted in favor of approving the transaction, excluding abstentions; or

•        the shares voted by shareholders who have no personal interest in the transaction who vote against the transaction represent no more than 2% of the voting rights in the company.

In addition, any extraordinary transaction with a controlling shareholder or in which a controlling shareholder has a personal interest with a term of more than three years requires the abovementioned approval every three years; however, such transactions not involving the receipt of services or compensation can be approved for a longer term, provided that the audit committee determines that such longer term is reasonable under the circumstances.

The Companies Law requires that every shareholder that participates, in person, by proxy or by voting instrument, in a vote regarding a transaction with a controlling shareholder, must indicate in advance or in the ballot whether or not that shareholder has a personal interest in the vote in question. Failure to so indicate will result in the invalidation of that shareholder’s vote.

The term “controlling shareholder” is defined in the Companies Law as a shareholder with the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in a company or has the right to appoint 50% or more of the directors of the company or its general manager. In the context of a transaction involving a shareholder of the company, a controlling shareholder also includes a shareholder who holds 25% or more of the voting rights in the company if no other shareholder holds more than 50% of the voting rights in the company. For this purpose, the holdings of all shareholders who have a personal interest in the same transaction will be aggregated.

Approval of the Compensation of Directors and Executive Officers

The compensation of, or an undertaking to indemnify, insure or exculpate, an office holder who is not a director requires the approval of the company’s compensation committee, followed by the approval of the company’s board of directors, and, if such compensation arrangement or an undertaking to indemnify, insure or exculpate is inconsistent with the company’s stated compensation policy, or if the said office holder is the chief executive officer of the company (subject to a number of specific exceptions), then such arrangement is subject to the approval of our shareholders, subject to a special majority requirement.

Directors.    Under the Companies Law, the compensation of our directors requires the approval of our compensation committee, the subsequent approval of the board of directors and, unless exempted under the regulations promulgated under the Companies Law, the approval of the general meeting of our shareholders. If the compensation of our directors is inconsistent with our stated compensation policy, then, provided that those provisions that must be included in the compensation policy according to the Companies Law have been considered by the compensation committee and board of directors, shareholder approval by a special majority will be required.

Executive officers other than the chief executive officer.    The Companies Law requires the approval of the compensation of a public company’s executive officers (other than the chief executive officer) in the following order: (i) the compensation committee, (ii) the company’s board of directors, and (iii) only if such compensation arrangement is inconsistent with the company’s stated compensation policy, the company’s shareholders by a special majority. However, if the shareholders of the company do not approve a compensation arrangement with an executive officer that is inconsistent with the company’s stated compensation policy, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provide detailed reasons for their decision.

Chief executive officer.    Under the Companies Law, the compensation of a public company’s chief executive officer is required to be approved by: (i) the company’s compensation committee; (ii) the company’s board of directors, and (iii) the company’s shareholders by a special majority. However, if the shareholders of the company do not approve the compensation arrangement with the chief executive officer, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provides detailed reasons for their decision. In addition, the compensation committee may exempt the engagement terms of a candidate to serve as the chief executive officer from shareholders’ approval, if the compensation committee determines that the compensation arrangement is consistent with the company’s stated compensation policy, that the chief executive officer did not have a prior business relationship with the company or a controlling shareholder of the company, and that subjecting the approval to a shareholder vote would impede the company’s ability to attain the candidate to serve as the company’s chief executive officer (and provide detailed reasons for the latter).

The approval of each of the compensation committee and the board of directors, with regard to the office holders and directors above, must be in accordance with the company’s stated compensation policy; however, under special circumstances, the compensation committee and the board of directors may approve compensation terms of a chief executive officer that are inconsistent with the company’s compensation policy provided that they have considered those provisions that must be included in the compensation policy according to the Companies Law and that shareholder approval was obtained by a special majority requirement.

Duties of Shareholders

Under the Companies Law, a shareholder has a duty to refrain from abusing his power in the company and to act in good faith and in an acceptable manner in exercising his rights and performing his obligations toward the company and other shareholders, including, among other things, in voting at general meetings of shareholders (and at shareholder class meetings) on the following matters:

•        amendment of the articles of association;

•        increase in the company’s authorized share capital;

•        merger; and

•        the approval of related party transactions and acts of office holders that require shareholder approval.

A shareholder also has a general duty to refrain from oppressing other shareholders. The remedies generally available upon a breach of contract will also apply to a breach of the above mentioned duties, and in the event of oppression of other shareholders, additional remedies are available to the injured shareholder.

In addition, any controlling shareholder, any shareholder that knows that its vote can determine the outcome of a shareholder vote and any shareholder that, under a company’s articles of association, has the power to appoint or prevent the appointment of an office holder, or has another power with respect to a company, is under a duty to act with fairness towards the company. The Companies Law does not describe the substance of this duty except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness, taking the shareholder’s position in the company into account.

Share Option Plan

Our 2021 Option Plan was approved by the general meeting of shareholders on February 23, 2021. The 2021 Option Plan provides for the grant of options to our directors, employees, officers, consultants and service providers who are our employees, officers, directors or consultants, as well as those of our affiliated companies. As of December 10, 2021, the total number of Ordinary Shares reserved for the exercise of options granted under our 2021 Option Plan was 23,078.

On June 27, 2021 and during July 2021, our board of directors approved the issuance of options to purchase an aggregate of 285,422 Ordinary Shares to be granted under our 2021 Option Plan to certain employees, directors and consultants, upon the completion of this offering. The options will be exercisable for a period of five years from their date of issuance, at an exercise price equal to the offering price. Pursuant to our 2021 Option Plan, unless a specific option agreement provides otherwise, as long as optionee continues to provide services to the Company, its subsidiaries or affiliates, and subject to the terms of our 2021 Option Plan, the options will vest 50% on the second-year anniversary of the initial listing of our Ordinary Shares on Nasdaq and 6.25% every three months thereafter.

Our 2021 Option Plan is administered by our board of directors, regarding the granting of options and the terms of option grants, including exercise price, method of payment, vesting schedule, acceleration of vesting and the other matters necessary in the administration of this plan.

Eligible Israeli employees, officers and directors, would qualify for provisions of Section 102(b)(2) of the Israeli Income Tax Ordinance [New Version], or the Tax Ordinance. Pursuant to such Section 102(b)(2) of the Tax Ordinance, qualifying options and shares issued upon exercise of such options are held in escrow and registered in the name of an escrow agent selected by the board of directors. The escrow agent may not release these options or shares to the holders thereof for two years from the date of the registration of the options in the name of the escrow agent. Under Section 102 of the Tax Ordinance, any tax payable by an employee from the grant or exercise of the options is deferred until the transfer of the options or Ordinary Shares by the escrow agent to the employee or upon the sale of the options or Ordinary Shares, and gains may qualify to be taxed as capital gains at a rate equal to 25%, subject to compliance with specified conditions. Under Israeli tax law, Israeli non-employee service providers and controlling shareholders may only be granted options under Section 3(9) of the Tax Ordinance, which does not provide the full tax benefits.

As a default, our 2021 Option Plan provides that upon termination of employment for any reason, other than in the event of death, retirement, disability or cause, all unvested options will expire and all vested options will generally be exercisable for 90 days following such termination, subject to the terms of our 2021 Option Plan and the governing option agreement.

Notwithstanding the foregoing, in the event the engagement is terminated for cause, including, inter alia, due to dishonesty toward the Company or its affiliate, substantial malfeasance or nonfeasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or affiliate; or any substantial breach by the optionee of his or her employment or service agreement, all options granted to such optionee, whether vested or unvested, will not be exercisable and will terminate on the date of the termination of his employment.

Upon termination of employment due to death or disability, all the options vested at the time of termination and within 60 days after the date of such termination, will generally be exercisable for 12 months, or such other period as determined by the plan administrator, subject to the terms of our 2021 Option Plan and the governing option agreement.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Ordinary Shares as of December 10, 2021 by:

•        each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding Ordinary Shares;

•        each of our directors, director nominees and executive officers; and

•        all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to Ordinary Shares. Ordinary Shares issuable pursuant to outstanding options or warrants to purchase Ordinary Shares that are exercisable, or securities that are convertible into Ordinary Shares, within 60 days after December 10, 2021, are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, warrants or convertible securities, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage of shares beneficially owned before this offering is based on 3,085,000 Ordinary Shares outstanding on December 10, 2021. The number of Ordinary Shares deemed outstanding after this offering is based on 6,574,812 Ordinary Shares being sold in this offering, assuming no exercise of over-allotment option, and includes 489,812 Ordinary Shares to be issued upon the automatic conversion of the 489,812 Preferred Shares issued and outstanding, which automatically convert upon the completion of this offering.

We are not controlled by another corporation, by any foreign government or by any natural or legal persons except as set forth herein, and there are no arrangements known to us which would result in a change in control of our company at a subsequent date. Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise noted below, each beneficial owner’s address is c/o Maris-Tech Ltd., 2 Yitzhak Modai Street. Rehovot, Israel 7608804.

	No. of Shares Beneficially Owned Prior to this Offering	Percentage Owned Before this Offering	Percentage Owned After this Offering
Holders of 5% or more of our voting securities:
Joseph Gottlieb(*)	601,575	19.5%	9.15%
Israel Bar(*)	2,483,425	80.5%	37.77%
Directors and named executive officers who are not 5% holders:
Hanan Samet	—	—
Magenya Roshanski	—	—
Carmela Bestiker	—	—
David Raviv	—	—
	—	—
All directors and executive officers as a group (6 persons)	3,085,000	100%	46.92%

____________

*        Indicates officer and/or director of the Company.

Changes in Percentage Ownership by Major Shareholders

On March 1, 2020, we issued to Israel Bar 2,483,142 Ordinary Shares as consideration for the conversion of NIS 2,459,958 (approximately $755,391) owed to Mr. Bar pursuant to loan provided by him to the Company.

On April 27, 2020, we issued to Joseph Gottlieb 601,523 Ordinary shares as consideration for the conversion of NIS 1,296,985 (approximately $393,962) owed to Mr. Gottlieb pursuant to loan provided by him to the Company.

Record Holders

As of December 10, 2021, there were 2 shareholders of record of our Ordinary Shares, both were located in Israel and 14 shareholders of record of our Preferred Shares, of which 12 were located in Israel.

RELATED PARTY TRANSACTIONS

Employment Agreements

We have entered into written employment agreements with each of our executive officers. All of these agreements contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law. We have also entered into written service agreements with each of our director nominees. We intend to enter into our standard form of indemnification agreement, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part, with each of our directors and members of our senior management. Each such indemnification agreement will provide the indemnified person with indemnification to the maximum extent permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance or other indemnification agreement. Members of our senior management are eligible for bonuses each year. The bonuses are payable upon meeting objectives and targets that are set by our Chief Executive Officer and approved annually by our board of directors that also set the bonus targets for our Chief Executive Officer (see “Management — Employment Agreements with Executive Officers” and “— Service Agreements with Non-Executive Directors”).

Options

On June 27, 2021, our board of directors also approved the issuance of options to purchase an aggregate of 285,422 Ordinary Shares to be granted under our 2021 Option Plan, to certain employees, directors and consultants, upon the completion of this offering. The option awards will be exercisable for a period of five years from their date of issuance, will have an exercise price equal to the public offering price and will vest 50% on the second-year anniversary following the initial listing of our Ordinary Shares on Nasdaq and 6.25% every three months thereafter.

We describe our 2021 Option Plan under “Management — Share Option Plan.” If the relationship between us and an officer or a director is terminated, except for cause, options that are vested will generally remain exercisable for three months after such termination.

Director and Officer Loans

Since our inception, Israel Bar, our Chief Executive Officer, a director and our largest shareholder, and Joseph Gottlieb, our other director and second largest shareholder, have provided loans to us in an aggregate amount of NIS 7,513,887 (approximately $2,282,364). During the year ended December 31, 2020, we issued an aggregate of 3,084,664 Ordinary Shares as consideration for the conversion of NIS 3,756,944 (approximately $1,078,808) owed to Mr. Bar and Mr. Gottlieb.

On May 9, 2021, we entered into the Loan Facility Agreement, effective as of January 1, 2021, with Israel Bar, our Chief Executive Officer, director and our largest shareholder, and Joseph Gottlieb, another director and our second largest shareholder. Pursuant to the Loan Facility Agreement, the outstanding amount under the Shareholders Loan, to be paid to Mr. Bar in a total amount of NIS 2,459,958.88 (approximately $755,393) and to Mr. Gottlieb, in a total amount of NIS 1,296,985.55 (approximately $393,962), bear no interest and shall be due and payable in 24 equal monthly payments, commencing on the second anniversary following this offering. Pursuant to the Loan Facility Agreement, if an initial public offering is not completed by December 31, 2021, then the outstanding amount shall be repaid pursuant to the available free cash of the Company, taking into account expected expenditures in the three months following partial or full payment, and in any event not prior to December 31, 2022. We also agreed to reimburse Mr. Bar and Mr. Gottlieb for any costs and expenses incurred in connection with the enforcement of the Loan Facility Agreement, if required.

Approval of Annual Bonus to Mr. Israel Bar

As approved by our board of directors on August 11, 2021, and by the general meeting of shareholders on August 25, 2021, Mr. Israel Bar, our Chief Executive Officer and director, will be entitled to an annual bonus, in the amount of up to twelve months salary (approximately $178,000), payable upon achievement of certain milestones set by the board of directors.

Transactions with Colint Ltd.

In the last five years, we have occasionally purchased, at market prices, electronic components from Colint Ltd., a company owned by Joseph Gottlieb, our director and our second largest shareholder, in an aggregate amount of $266,050, of which $118,936 is outstanding as of the date of this prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our articles of association are summaries and do not purport to be complete.

General

As of December 10, 2021, our authorized share capital consisted of 12,500,000 Ordinary Shares, no par value, of which 3,085,000 Ordinary Shares were issued and outstanding as of such date, and 489,812 Preferred Shares, no par value, all of which were issued and outstanding as of such date.

All of our outstanding shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

In the last three years, we have issued an aggregate of 3,084,691 Ordinary Shares, against conversion of several convertible shareholder loans in the total amount of NIS 3,756,944 (approximately $1,078,808).

In addition to Ordinary Shares, in the last three years, we issued an aggregate of 489,812 Preferred Shares in the March 2021 Private Placement for aggregate gross proceeds of $1,500,000. Pursuant to our articles of association currently in effect, each Preferred Share will be converted into one Ordinary Share (subject to adjustment as set forth in the articles of association) upon the earlier of: (a) an initial public offering (or similar event) of the Company; (b) a written notice signed by the holders of a majority of the Preferred Shares; and (c) October 1, 2022. The Preferred Shares will be converted into 489,812 Ordinary Shares effective upon the closing of this offering.

Our registration number with the Israeli Registrar of Companies is 51-413573-0.

Warrants and Options

In addition to Ordinary Shares, in the last three years, we have issued and outstanding warrants to purchase an aggregate of 670,221 Ordinary Shares to the investors in the March 2021 Private Placement, advisors and service providers with exercise prices ranging between $0.0004 to $6.1248 per Ordinary Share.

We will also issue a warrant exercisable for 3% of the fully-diluted total amount of our Ordinary Shares as of the completion of this offering to consultants, and an additional warrant exercisable for 2% of the total amount of our Ordinary Shares as of the completion of this offering (excluding Ordinary Shares issuable pursuant to the exercise of the over-allotment option, warrants issued in this offering or the Representative’s Warrants), to Doron Afik, the managing partner of Afik & Co., our Israeli legal advisor, both with exercise prices equal to the offering price.

Additionally, we may issue options to purchase an aggregate of 285,422 Ordinary Shares to certain employees, directors and consultants, upon the completion of this offering under our 2021 Option Plan.

Articles of Association

We have adopted amended and restated articles of association effective upon the closing of this offering. When we refer to our articles of association in this prospectus, unless the context provides otherwise, we are referring to our amended and restated articles of association effective upon the closing of this offering.

Purposes and Objects of the Company

Our purpose is set forth in Article 1.2 of our articles of association and includes every lawful purpose.

The Powers of the Directors

Our Board of Directors shall direct our policy and shall supervise the performance of our Chief Executive Officer and his actions. Our Board of Directors may exercise all powers that are not required under the Companies Law or under our articles of association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

•        equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;

•        equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

•        equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our articles of association, our directors are elected by the general meeting and, unless appointed for a shorter term, serve in office until the third annual general meeting after the general meeting in which such director was appointed, in which such later annual general meeting the directors will be brought for re-election or replacement.

In each annual general meeting, only one director whose service term lapsed will be deemed retired and brought for re-election, and all other directors whose service term lapsed shall be deemed to have been re-elected for a term until the next annual general meeting. The director to be deemed and to be re-elected is the director that served the longest period since its appointment or last re-election. If more than one director served the longest time, the board of directors will decide which of such directors will be brought for re-election at the relevant general meeting.

Annual and Special Meetings

Under the Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our Board of Directors, that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our Board of Directors may call special meetings whenever it sees fit and upon the request of: (a) any two of our directors or such number of directors equal to one quarter of the directors then at office; and/or (b) one or more shareholders holding, in the aggregate, (i) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (ii) 5% or more of our outstanding voting power.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and forty days prior to the date of the meeting. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

•        amendments to our articles of association;

•        the exercise of our Board of Director’s powers by a general meeting if our Board of Directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

•        appointment or termination of our auditors;

•        appointment of directors, including external directors;

•        approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;

•        increases or reductions of our authorized share capital; and

•        a merger (as such term is defined in the Companies Law).

Notices

The Companies Law require that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s general manager to serve as the chairman of the board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a special general meeting was summoned following the request of a shareholder, and within half an hour a legal quorum shall not have been formed, the meeting shall be canceled.

Adoption of Resolutions

Our articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our articles of association. A shareholder may vote in a general meeting in person, by proxy, by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, any modification of rights attached to any class of shares must be adopted by the holders of a majority of the shares of that class present a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities.

Provisions Restricting Change in Control of Our Company

There are no specific provisions of our articles of association that would have an effect of delaying, deferring or preventing a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or our Subsidiary). However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

•        increase our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

•        cancel any registered share capital which have not been taken or agreed to be taken by any person;

•        consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

•        subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

•        reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

Exclusive Forum

Our articles of association provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, and that any person or entity purchasing or otherwise acquiring any interest in any security of the Company, shall be deemed to have notice of and consented to this exclusive forum provision.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Ordinary Shares

We are offering 3,000,000 Ordinary Shares in this offering at an assumed offering price of $5.00 per Ordinary Share, and up to an additional 450,000 Ordinary Shares upon full exercise of the over-allotment option by the representative of the several underwriters at the assumed public offering price per Ordinary Share of the assumed public offering price per Ordinary Share.

The material terms of our Ordinary Shares are described under the caption “Description of Share Capital and Governing Documents” in this prospectus.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has not been a public market for our Ordinary Shares. In connection with this offering, the Ordinary Shares have been approved for listing on Nasdaq, under the symbol “MTEK”. No assurance can be given that a liquid trading market will develop for the Ordinary Shares. Sales of substantial amounts of the Ordinary Shares in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of our Ordinary Shares. Upon completion of this offering, we will have 6,574,812 outstanding Ordinary Shares, assuming the representative of the underwriters does not exercise its over-allotment option. All of the Ordinary Shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act by persons other than by our affiliates.

Lock-up Agreements

We and our executive officers, directors, and certain shareholders have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any Ordinary Shares or any other securities convertible into or exchangeable for Ordinary Shares except for the Ordinary Shares offered in this offering without the prior written consent of the representative for a period of 120 days after the date of this prospectus. After the expiration of such 120 day period, the Ordinary Shares held by our directors, executive officers or certain of our other existing shareholders may be sold outside of the United States subject to the restrictions under applicable Israeli securities laws or by means of registered public offerings.

Rule 144

In general, under Rule 144 under the Securities Act as in effect on the date hereof, beginning 90 days after the date hereof, a person who holds restricted Ordinary Shares (assuming there are any restricted shares) and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned these restricted shares for at least six months, would be entitled to sell an unlimited number of our Ordinary Shares, provided current public information about us is available. In addition, under Rule 144, a person who holds restricted shares in us and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned these restricted shares for at least one year, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without regard to whether current public information about us is available. Beginning 90 days after the date hereof, our affiliates who have beneficially owned our Ordinary Shares for at least six months will be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•        1% of the number of Ordinary Shares then outstanding; or

•        the average weekly trading volume of our or Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided that current public information about us is available and the affiliate complies with the manner of sale requirements imposed by Rule 144.

Affiliates are also subject to additional restrictions on the manner of sales under Rule 144 and notice filing requirements. We cannot estimate the number of our Ordinary Shares that our existing shareholders will elect to sell.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our Ordinary Shares may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory share plan or other written agreement executed prior to the completion of this offering is eligible to resell such Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL SHARE TRANSFER RESTRICTION MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF THE ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Ordinary Shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, including Israeli, or other taxing jurisdiction.

ISRAELI TAX CONSIDERATIONS AND GOVERNMENT PROGRAMS

The following is a description of the material Israeli income tax consequences of the ownership of our Ordinary Shares. The following also contains a description of material relevant provisions of the current Israeli income tax structure applicable to companies in Israel, with reference to its effect on us. To the extent that the discussion is based on new tax legislation which has not been subject to judicial or administrative interpretation, there can be no assurance that the tax authorities will accept the views expressed in the discussion in question. The discussion is not intended, and should not be taken, as legal or professional tax advice and is not exhaustive of all possible tax considerations.

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Ordinary Shares. Shareholders should consult their own tax advisors concerning the tax consequences of their particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to corporate tax, currently at the rate of 23%. However, the effective tax rate payable by a company that derives income from a Preferred Enterprise (as discussed below) may be considerably less.

Capital gains derived by an Israeli resident company are subject to tax at the regular corporate tax rate. Under Israeli tax legislation, a corporation will be considered as an “Israeli resident company” if it meets one of the following: (i) it was incorporated in Israel; or (ii) the control and management of its business are exercised in Israel.

Law for the Encouragement of Industry (Taxes), 1969

The Law for the Encouragement of Industry (Taxes), 1969, or the Industry Encouragement Law, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.”

The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident-company, that was incorporated in Israel, of which 90% or more of its income in any tax year, other than income from defense loans, is derived from an “Industrial Enterprise” owned by it located in Israel or in the “Area”, in accordance with the definition under section 3A of the Tax Ordinance. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

The following corporate tax benefits, among others, are available to Industrial Companies:

•        amortization of the cost of purchased a patent, rights to use a patent, and know-how, which are used for the development or advancement of the company, over an eight-year period, commencing on the year in which such rights were first exercised;

•        under limited conditions, an election to file consolidated tax returns with related Israeli Industrial Companies;

•        expenses related to a public offering are deductible in equal amounts over three years; and

•        accelerated depreciation rated on certain equipment and buildings.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

Tax Benefits and Grants for Research and Development

Under the Research Law, research and development programs which meet specified criteria and are approved by the Israel Innovation Authority, or the IIA, are eligible for grants of up to 50% of the project’s expenditure, as determined by the research committee, in exchange for the payment of royalties from the revenues generated from the sale of products and related services developed, in whole or in part pursuant to, or as a result of, a research and development program funded by the IIA. The royalties are generally at a range of 3.0% to 5.0% of revenues until the entire IIA grant is repaid, together with an annual interest generally equal to the 12 month London Interbank Offered Rate applicable to dollar deposits that is published on the first business day of each calendar year.

The terms of the Research Law also require that the manufacture of products developed with government grants be performed in Israel unless the IIA approved otherwise in the original approval letter of the funded program. The transfer of manufacturing activity outside Israel, which was not originally approved in the approval letter, is subject to the prior approval of the IIA. Under the regulations of the Research Law, assuming we receive approval from the IIA to manufacture our IIA-funded products outside Israel, we may be required to pay increased royalties. The increase in royalties depends upon the manufacturing volume that is performed outside of Israel as follows:

Manufacturing Volume Outside of Israel	Royalties to the IIA as a Percentage of Grant
Up to 50%	120%
Between 50% and 90%	150%
90% and more	300%

If the manufacturing is performed outside of Israel by us, the rate of royalties payable by us on revenues from the sale of products manufactured outside of Israel will increase by 1% over the regular rates. If the manufacturing is performed outside of Israel by a third party, the rate of royalties payable by us on those revenues will be equal to the ratio obtained by dividing the amount of the grants received from the Office of the IIA and our total investment in the project that was funded by these grants. The transfer of no more than 10% of the manufacturing capacity in the aggregate outside of Israel is exempt under the Research Law from obtaining the prior approval of the IIA, however, the Company is required to notify the IIA regarding such transfer. A company requesting funds from the IIA also has the option of declaring in its IIA grant application an intention to perform part of its manufacturing outside Israel, thus avoiding the need to obtain additional approval. On January 6, 2011, the Research Law was amended to clarify that the potential increased royalties specified in the table above will apply even in those cases where the IIA approval for transfer of manufacturing outside of Israel is not required, namely when the volume of the transferred manufacturing capacity is less than 10% of total capacity or when the company received an advance approval to manufacture abroad in the framework of its IIA grant application.

The know-how developed within the framework of the IIA plan may not be transferred to parties outside Israel without the prior approval of a governmental committee charted under the Research Law. The approval, however, is not required for the export of any products developed using grants received from the IIA. The IIA approval to transfer know-how created, in whole or in part, in connection with an IIA-funded project to a party outside Israel where the transferring company remains an operating Israeli entity is subject to payment of a redemption fee to the IIA calculated according to a formula provided under the Research Law that is based, in general, on the ratio between the aggregate IIA grants to the company’s aggregate investments in the project that was funded by these IIA grants, multiplied by the transaction consideration, or the Basic Amount. The transfer of such know-how to a party outside Israel where the transferring company ceases to exist as an Israeli entity is subject to a redemption fee formula that is based, in general, on the ratio between the aggregate IIA grants to the company’s total research and development expenses in its IIA-funded programs, multiplied by the transaction consideration. The maximum amount payable to the IIA in case of transfer of know how outside Israel shall not exceed six times the value of the grants received plus interest minus he royalties paid with a possibility to reduce such payment to up to three times the value of the grants received plus interest if it is demonstrated, to the satisfaction of the IIA, that the recipient of the know-how will keep at least 75% of the research and development activity in Israel for a period of three years after payment to the IIA.

Furthermore, there is a depreciation mechanism according to which the difference between the Basic Amount and the minimum amount, which is the total grants received plus interest, depreciated on a straight seven-year scale, commencing from the fourth year of the completion of the research and development program.

There is also a special mechanism for the events of licensing of know-how developed with the support of IIA grants. In such event, a license fee is required to be paid to the IIA, generally capped to an amount equal to six times the total IIA grants that were received relating to the know-how being licensed, plus interest minus the royalties paid. There is a special mechanism for multinational corporations according to which, in certain terms, the license fee will be capped at an amount equal to 1.5 time the total IIA grants received plus interest minus the royalties paid. For the purposes of this mechanism, a multinational corporation is defined, inter alia, as a corporation whose revenue is at least $2 billion, that either received IIA grants or that the company that received IIA grants is its wholly owned subsidiary. A multinational corporation might grant licenses for intellectual property developed with the support of IIA to its fully owned subsidiaries, and a company that is a wholly owned subsidiary might grant licenses for know-how developed with the support of IIA to its multinational corporation parent companies.

When the payment for the license to use the know-how is paid in one lump sum, generally the license fee will be the IIA participation rate multiplied by the know-how license price. In cases where the payment for the license to use the know-how is made in instalments, a portion of each instalment will be paid as a license fee, as follows:

•        If the total payments for the license to use the know-how multiplied by the IIA participation rate, or the Total License Fee, exceed the total linked grants, the license fee will be the IIA participation rate multiplied by each instalment price.

•        If the Total License Fee is less than the total linked grants, the license fee will be each instalment price multiplied by the total linked grants divided by the total payments for the license to use the know-how.

In cases where a company grants licenses to more than one licensee, it will pay a separate license fee for each of the licenses, according to the mechanisms described above, until the aggregate license fees will reach the license fee cap of 6 times the total linked grants. Payment of transfer fees does not negate royalty payments by the company, for its own sales and/or for transferring of production, and all of the payments go towards the cap. It should also be noted that there is no depreciation mechanism in cases where the payments for the license to use the know how are made in installments, and there is no mitigation to the cap of six times the total linked grants.

Transfer of know-how within Israel is subject to an undertaking of the recipient Israeli entity to comply with the provisions of the Research Law and related regulations, including the restrictions on the transfer of know-how and the obligation to pay royalties, as further described in the Research Law and related regulations.

These restrictions may impair our ability to outsource manufacturing, engage in change of control transactions or otherwise transfer our know-how outside Israel and may require us to obtain the approval of the IIA for certain actions and transactions and pay additional royalties or monetary fines to the IIA.

If we transfer know how supported by the IIA outside of Israel or transfer rights derived from know how supported by the IIA, without obtaining prior written approval from the IIA, we may be subject to criminal charges.

In addition to any payment that may be required of us to transfer any manufacturing or know-how outside Israel, any change of control and any change of ownership of our Ordinary Shares that would make a non-Israeli citizen or resident an “interested party,” as defined in the Research Law, requires the Company and such party to provide a written notice to the IIA prior to becoming an “interested party”, including an undertaking to strictly observe all the requirements of the Innovation Law and the provisions of the applicable regulations, rules, procedures and benefit plans, as applied to the Company and as directed by the IIA, in particular those requirements relating to the prohibition on the transfer of know-how and/or production rights; and as a shareholder of the Company, to make all reasonable efforts to cause the Company to strictly observe all the requirements of the Research Law and the provisions of the applicable regulations, rules, procedures and benefit plans, as applied to the Company and as directed by the IIA, in particular those requirements relating to the prohibition on the transfer of know-how and/or production rights. The Research Law defines an “interested party” as a non-Israeli citizen or resident who holds 5% or more of the shares or voting rights of the Company. Section 47B of the Research Law empowers the IIA to impose financial sanctions on the Company for failure to provide the required prior notification if such notification is not filed within 45 days following the Company’s receipt of a written notice from the IIA of the Company’s failure to provide such notification or for the Company’s failure to provide the IIA with any requested information. Such financial sanctions range from NIS 6,000 (approximately USD $1,900) for the Company’s failure to provide the required notice of an investor becoming an “interested party” and NIS 24,000 (approximately USD $7,500) for the Company’s failure to provide the IIA with such requested information. While persons becoming interested parties are also required to provide prior notice to the IIA, the Research Law does not contain provisions empowering the

IIA to impose sanctions or other penalties on persons who fail to provide the required notification to the IIA. Other than providing the required notification prior to becoming an “interested party”, such persons do not have any ongoing obligations under the Research Law and are not required to provide the Company with any citizenship or residency information in connection with the IIA notification. Therefore, we believe that no direct material risk exists to investors from non-compliance with the notification obligations under the Research Law.

The Company notified the IIA of the offering of securities as part of this offering. On October 12, 2021, the IIA informed the Company that it received the Company’s written notification. No further action is required by the Company with the IIA in connection with this offering.

The Company will provide the IIA with prior written notice in connection with any change of control event and any change of ownership of the Ordinary Shares that would make a non-Israeli citizen or resident an “interested party” in the future.

Tax Benefits for Research and Development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

•        The expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

•        The research and development must be for the promotion of the company; and

•        The research and development are carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Tax Ordinance. Expenditures not so approved are deductible in equal amounts over three years.

From time to time we may apply the Office of the IIA for approval to allow a tax deduction for all research and development expenses during the year incurred. There can be no assurance that such application will be accepted.

Law for the Encouragement of Capital Investments, 1959

The Law for the Encouragement of Capital Investments, 1959, or the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets) by “Industrial Enterprises” (as defined under the Investment Law). The benefits available under the Investment Law are subject to the fulfillment of conditions stipulated therein. If a company does not meet these conditions, it may be required to refund the amount of tax benefits, as adjusted by the Israeli consumer price index, and interest, or other monetary penalties.

Tax Benefits

The Investment Law grants tax benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law). The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that, among other things, owns a Preferred Enterprise s and is controlled and managed from Israel. A Preferred Company is entitled to a reduced corporate tax rate of 16% with respect to its income derived by its Preferred Enterprise, unless the Preferred Enterprise is located in development zone A, in which case the rate will be 7.5%.

Dividends paid out of income attributed to a Preferred Enterprise are generally subject to withholding tax at source at the rate of 20% or such lower rate as may be provided in an applicable tax treaty subject to the receipt in advance of valid certificate from the Israeli Tax Authorities. However, if such dividends are paid to an Israeli company, no tax is required to be withheld (although, if the funds are subsequently distributed to individuals or to non-Israeli residents, the withholding tax would apply).

Tax Benefits under the 2017 Amendment

The 2017 Amendment was enacted as part of the Economic Efficiency Law that was published on December 9, 2016, and is effective as of January 1, 2017. The 2017 Amendment provides new tax benefits to Preferred companies for two types of “Technological Enterprises” — “Preferred Technological Enterprises,” or PTEs and “Special Preferred Technological Enterprises,” or SPTEs, as described below.

According to the new incentives regime, a company that complies with the terms under the PTE or SPTE regime may be entitled to certain tax benefits with respect to its preferred technological income, which is income that is generated during the company’s regular course of business and derived from a benefitted intangible asset (as determined in the Investments Law), excluding income derived from intangible assets used for marketing and income attributed to production activity.

In order to calculate the preferred technological income, the PTE or the SPTE is required to take into account the income and the research and development expenses that are attributed to each single preferred intangible asset, product or group of products (as defined in the Investment Law). Nevertheless, it should be noted that the transitional provisions allow companies to take into account the income and research and development expenses attributed to all of the benefitted intangible assets they have, until December 31, 2021.

A PTE is a Preferred Technological Enterprise that meets certain conditions, including the following: (i) the company’s average research and development expenses in the three years prior to the current tax year must be greater than or equal to 7% of its total revenue or exceed NIS 75 million per year; and (ii) the company must also satisfy at least one of the following conditions: (a) at least 20% of the workforce (or at least 200 employees) are employed in research and development; (b) a venture capital investment of an amount equivalent to at least NIS 8 million (approximately $2.3 million) was previously made in the company and the company has not changed its field of business since this investment was made; (c) during the three years prior to the tax year, the number of employees or the company’s revenue grew on average by 25% in relation to the preceding year and the company had at least 50 employees in each tax year or the company’s revenue was equivalent to at least NIS 10 million (approximately $2.9 million) in each year, respectively; (d) conditions sets by the IIA; (e) the company is part of a group of companies having aggregate annual revenues of equivalent to less than NIS 10 billion (approximately$2.9 billion); and (f) the enterprise is a Competitive Enterprise according to the Investment Law.

An SPTE is an enterprise that meets the qualification terms of PTE (as stated above), except as provided in paragraph (e) of the above definition, i.e. is part of a group of companies having aggregate annual revenues equivalent to at least NIS 10 billion (approximately $ 2.9 billion).

Preferred Technological income of a PTE, which is the portion of technological income derived from the benefitted intangible asset developed in Israel, satisfying the required conditions, will be subject to a corporate tax rate of 12% unless the PTE is located in certain peripheral parts of Israel in which case the rate will be 7.5%. Preferred Technological income of an SPTE, satisfying the required conditions, will be subject to a corporate tax rate of 6% with respect to the portion of technological income derived from benefitted intangible assets developed in Israel, regardless of the company’s geographical location within Israel.

In addition, a PTE will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain benefitted intangible assets (as defined in the Investment Law) to a related foreign company if the benefitted intangible asset was acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale received prior approval from the IIA. An SPTE will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain benefitted intangible asset (as defined in the Investment Law) to a related foreign company if the benefitted intangible asset was created by the SPTE or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from the IIA. An SPTE that acquires Benefited Intangible assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.

The withholding tax on dividends distributed by PTE or SPTE will be 4% for dividends paid to a foreign parent company holding at least 90% of the shares of the distributing company and other conditions are met. For other dividend distributions, the withholding tax rate will be 20% (or a lower rate under a tax treaty, if applicable, subject to receiving an approval from the ITA). However, if such dividends are paid to an Israeli company, no tax is required to be withheld (although, if the funds are subsequently distributed to individuals or to non-Israeli residents — i.e. individuals and corporations, the withholding tax would apply).

The Regulations for the Encouragement of Capital Investments (Preferred Technology Income and Capital Profits for a Technological Enterprise), 2017, or Regulations, describe, inter alia, the mechanism used to determine the calculation of the benefits under the PTE and under the SPTE Regime. According to the Regulations, a company that complies with the terms under the PTE/SPTE regime may be entitled to certain tax benefits with respect to income generated during the company’s regular course of business and derived from the preferred benefitted intangible asset (as determined in the Investments Law), excluding income derived from intangible assets used for marketing and income attributed to production activity.

In the event that intangible assets used for marketing purposes generate income, which exceeds 10% of the technological income from the benefitted intangible asset, the relevant portion, calculated using a transfer pricing study, would be subject to regular corporate income tax. If such income does not exceed 10%, the PTE or SPTE will not be required to attribute income to the marketing intangible asset.

The Regulations set a presumption of direct production expenses plus 10% with respect to income related to production, which can be countered by the results of a supporting transfer pricing study. Tax rates applicable to such production income expenses will be similar to the tax rates under the Preferred Enterprise regime, to the extent such income would be considered as eligible (as discussed above).

We are continuously examining the impact of the 2017 Amendment and the degree to which we will qualify as a Preferred Technology Enterprise, and any benefits that we may receive from the 2017 Amendment.

Taxation of our Shareholders

Capital Gains Taxes Applicable to Israeli Resident Shareholders

Capital gain tax is imposed on the disposition of capital assets by an Israeli resident for tax purposes, and on the disposition of such assets by a non-Israeli resident for tax purposes if those assets are (i) located in Israel; (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel. The Tax Ordinance distinguishes between “Real Capital Gain” and the “Inflationary Surplus.” Real Capital Gain is the excess of the total capital gain over Inflationary Surplus computed generally on the basis of the increase in the Israeli consumer price index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of disposition. Inflationary Surplus is not currently subject to tax in Israel.

Real Capital Gain accrued by individuals on the sale of our Ordinary Shares will be taxed at the rate of 25%. However, if the individual shareholder is a “Controlling Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with another, 10% or more of one of the Israeli resident company’s “means of control,” which includes, among other things, the right to receive profits of the company, voting rights, the rights to receive proceeds upon the company’s liquidation and the right to appoint a director) at the time of sale or at any time during the preceding 12-month period, such capital gain will be taxed at the rate of 30%. Furthermore, where an individual claimed real interest expenses and linkage differentials on securities, the capital gain on the sale of the securities will taxed at a rate of 30%.

Real Capital Gain derived by corporations will be generally subject to the corporate tax rate (23% in 2018 and thereafter).

Individual and corporate shareholder dealing in securities in Israel are taxed at the tax rates applicable to business income — 23% for corporations in 2018 and thereafter and a marginal tax rate of up to 47% in 2019 for individuals, not including excess tax (described below). Notwithstanding the foregoing, Real Capital Gain derived from the sale of our Ordinary Shares by a non-Israeli shareholder may be exempt under the Tax Ordinance from Israeli taxation provided that the following cumulative conditions are met: (i) the shares were purchased upon or after the registration of the shares on the stock exchange, (ii) the seller does not have a permanent establishment in Israel to which the derived capital gain is attributable, (iii) if the seller is a corporation, no more than 25% of its means of control are held, directly and indirectly, by Israeli residents, and (iv) if the seller is a corporation, there is no Israeli resident that is entitled to 25% or more of the revenues or profits of the corporation, directly or indirectly. In addition, such exemption would not be available to a person whose capital gains from selling or otherwise disposing of the securities are deemed to be business income.

Shareholders may be liable for Israeli tax on the sale of their Ordinary Shares and the payment of the consideration may be subject to withholding of Israeli tax. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at the time of sale. For example, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the ITA may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the ITA to confirm their status as a non-Israeli resident, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes.

The purchaser, the Israeli stockbrokers or financial institutions through which the shares are held is obligated, subject to the above mentioned exemptions, to withhold tax on the amount of consideration paid upon the sale of the shares (or on the Real Capital Gain on the sale, if known) at the rate of 25% in respect of an individual and 23% in respect of a corporation.

Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders.

A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company will be exempt from Israeli tax so long as the shares were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have, directly or indirectly, along or together with another, a controlling interest of 25% or more of any means of control in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty subject to receipt in advance of valid certificate from the ITA. For example, under Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended, or the United States-Israel Tax Treaty, the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S.-Israel Tax Treaty, or a Treaty U.S. Resident, is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (iii) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12-month period preceding the disposition, subject to certain conditions; or (v) such Treaty U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year.

In some instances where our shareholders may be liable for Israeli tax on the sale of their Ordinary Shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale.

Taxation of Non-Israeli Shareholders on Receipt of Dividends.

Non-Israeli residents are generally subject to Israeli income tax on the receipt of dividends paid on our Ordinary Shares at the rate of 25%, or 30% with respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding 12 months.

A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right.

However, if the dividend is distributed from income attributed to a Preferred Enterprise, Non-Israeli residents will subject to a Israeli income tax at the rate of 20%. In addition, a surtax of 3% is imposed on individual on the part of taxable income exceeding NIS 647,640 (in 2021), unless relief is provided in a treaty between Israel and the shareholder’s country of residence and subject to receipt in advance of valid certificate from the ITA.

For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our Ordinary Shares who is a Treaty U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by a Preferred Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to a Preferred Enterprise are not entitled to such reduction under the tax treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the condition related to our gross income for the previous year (as set forth in the previous sentence) is met. If the dividend is attributable partly to income derived from a Preferred Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

Payers of dividends on our common shares, including the Israeli stockbroker effectuating the transaction, or the financial institution through which the securities are held, are generally required, subject to any of the foregoing exemptions, reduced tax rates and the demonstration of a shareholder regarding his, her or its foreign residency, and subject to a certificate for a reduced withholding tax rate from the ITA, to withhold tax upon the distribution of dividend at the rate of 25%, so long as the shares are registered with a Nominee Company.

However, a distribution of dividends to non-Israeli residents is subject to withholding tax at source at a rate of 20% if the dividend is distributed from income attributed to a Preferred Enterprise, unless a reduced tax rate is provided under an applicable tax treaty.

A non-Israeli resident who receives dividend income derived from or accrued in Israel, from which the full amount of tax was withheld at source is generally exempt from the obligation to file tax returns in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed, and (iii) the taxpayer is not obliged to pay excess tax.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSIDERED TO BE, LEGAL OR TAX ADVICE. EACH U.S. HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF ORDINARY SHARES, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

Subject to the limitations described in the next paragraph, the following discussion summarizes the material U.S. federal income tax consequences to a “U.S. Holder” arising from the purchase, ownership and sale of the Ordinary Shares. For this purpose, a “U.S. Holder” is a holder of Ordinary Shares that is: (1) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under U.S. federal income tax laws; (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) or a partnership (other than a partnership that is not treated as a U.S. person under any applicable U.S. Treasury regulations) created or organized under the laws of the United States or the District of Columbia or any political subdivision thereof; (3) an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of source; (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (5) a trust that has a valid election in effect to be treated as a U.S. person to the extent provided in U.S. Treasury regulations.

This summary is for general information purposes only and does not purport to be a comprehensive description of all of the U.S. federal income tax considerations that may be relevant to a decision to purchase our Ordinary Shares. This summary generally considers only U.S. Holders that will own our Ordinary Shares as capital assets. Except to the limited extent discussed below, this summary does not consider the U.S. federal tax consequences to a person that is not a U.S. Holder, nor does it describe the rules applicable to determine a taxpayer’s status as a U.S. Holder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof, (including with respect to the Tax Cuts and Jobs Act of 2017), and the U.S./Israel Income Tax Treaty, all as in effect as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and all of which are open to differing interpretations. We will not seek a ruling from the IRS with regard to the U.S. federal income tax treatment of an investment in our Ordinary Shares by U.S. Holders and, therefore, can provide no assurances that the IRS will agree with the conclusions set forth below.

This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder based on such holder’s particular circumstances and in particular does not discuss any estate, gift, generation-skipping, transfer, state, local, excise or foreign tax considerations. In addition, this discussion does not address the U.S. federal income tax treatment of a U.S. Holder who is: (1) a bank, life insurance company, regulated investment company, or other financial institution or “financial services entity;” (2) a broker or dealer in securities or foreign currency; (3) a person who acquired our Ordinary Shares in connection with employment or other performance of services; (4) a U.S. Holder that is subject to the U.S. alternative minimum tax; (5) a U.S. Holder that holds our Ordinary Shares as a hedge or as part of a hedging, straddle, conversion or constructive sale transaction or other risk-reduction transaction for U.S. federal income tax purposes; (6) a tax-exempt entity; (7) real estate investment trusts or grantor trusts; (8) a U.S. Holder that expatriates out of the United States or a former long-term resident of the United States; or (9) a person having a functional currency other than the U.S. dollar. This discussion does not address the U.S. federal income tax treatment of a U.S. Holder that owns, directly or constructively, at any time, Ordinary Shares representing 10% or more of our voting power. Additionally, the U.S. federal income tax treatment of partnerships (or other pass-through entities) or persons who hold Ordinary Shares through a partnership or other pass-through entity are not addressed.

Each prospective investor is advised to consult his or her own tax adviser for the specific tax consequences to that investor of purchasing, holding or disposing of our Ordinary Shares, including the effects of applicable state, local, foreign or other tax laws and possible changes in the tax laws.

Taxation of Dividends Paid on Ordinary Shares

We do not intend to pay dividends in the foreseeable future. In the event that we do pay dividends, and subject to the discussion under the heading “Passive Foreign Investment Companies” below and the discussion of “qualified dividend income” below, a U.S. Holder, other than certain U.S. Holder’s that are U.S. corporations, will be required to include in gross income as ordinary income the amount of any distribution paid on Ordinary Shares (including the amount of any Israeli tax withheld on the date of the distribution), to the extent that such distribution does not exceed our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. The amount of a distribution which exceeds our earnings and profits will be treated first as a non-taxable return of capital, reducing the U.S. Holder’s tax basis for the Ordinary Shares to the extent thereof, and then capital gain. We do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, U.S. Holders should expect that the entire amount of any distribution generally will be reported as dividend income.

In general, preferential tax rates for “qualified dividend income” and long-term capital gains are applicable for U.S. Holders that are individuals, estates or trusts. For this purpose, “qualified dividend income” means, inter alia, dividends received from a “qualified foreign corporation.” A “qualified foreign corporation” is a corporation that is entitled to the benefits of a comprehensive tax treaty with the United States which includes an exchange of information program. The IRS has stated that the Israel/U.S. Tax Treaty satisfies this requirement and we believe we are eligible for the benefits of that treaty.

In addition, our dividends will be qualified dividend income if our Ordinary Shares are readily tradable on the Nasdaq or another established securities market in the United States. Dividends will not qualify for the preferential rate if we are treated, in the year the dividend is paid or in the prior year, as a PFIC, as described below under “Passive Foreign Investment Companies.” A U.S. Holder will not be entitled to the preferential rate: (1) if the U.S. Holder has not held our Ordinary Shares for at least 61 days of the 121 day period beginning on the date which is 60 days before the ex-dividend date, or (2) to the extent the U.S. Holder is under an obligation to make related payments on substantially similar property. Any days during which the U.S. Holder has diminished its risk of loss on our Ordinary Shares are not counted towards meeting the 61-day holding period. Finally, U.S. Holders who elect to treat the dividend income as “investment income” pursuant to Code section 163(d)(4) will not be eligible for the preferential rate of taxation.

The amount of a distribution with respect to our Ordinary Shares will be measured by the amount of the fair market value of any property distributed, and for U.S. federal income tax purposes, the amount of any Israeli taxes withheld therefrom. Cash distributions paid by us in NIS will be included in the income of U.S. Holders at a U.S. dollar amount based upon the spot rate of exchange in effect on the date the dividend is includible in the income of the U.S. Holder, and U.S. Holders will have a tax basis in such NIS for U.S. federal income tax purposes equal to such U.S. dollar value. If the U.S. Holder subsequently converts the NIS into U.S. dollars or otherwise disposes of it, any subsequent gain or loss in respect of such NIS arising from exchange rate fluctuations will be U.S. source ordinary exchange gain or loss.

Taxation of the Disposition of Ordinary Shares

Except as provided under the PFIC rules described below under “Passive Foreign Investment Companies,” upon the sale, exchange or other disposition of our Ordinary Shares, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between such U.S. Holder’s tax basis for the Ordinary Shares in U.S. dollars and the amount realized on the disposition in U.S. dollar (or its U.S. dollar equivalent determined by reference to the spot rate of exchange on the date of disposition, if the amount realized is denominated in a foreign currency). The gain or loss realized on the sale, exchange or other disposition of Ordinary Shares will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year at the time of the disposition. Individuals who recognize long-term capital gains may be taxed on such gains at reduced rates of tax. The deduction of capital losses is subject to various limitations.

Passive Foreign Investment Companies

Special U.S. federal income tax laws apply to U.S. taxpayers who own shares of a corporation that is a PFIC. We will be treated as a PFIC for U.S. federal income tax purposes for any taxable year that either:

•        75% or more of our gross income (including our pro rata share of gross income for any company, in which we are considered to own 25% or more of the shares by value), in a taxable year is passive; or

•        At least 50% of our assets, averaged over the year and generally determined based upon fair market value (including our pro rata share of the assets of any company in which we are considered to own 25% or more of the shares by value) are held for the production of, or produce, passive income.

For this purpose, passive income generally consists of dividends, interest, rents, royalties, annuities and income from certain commodities transactions and from notional principal contracts. Cash is treated as generating passive income.

We believe that we will not be a PFIC for the current taxable year and do not expect to become a PFIC in the foreseeable future. The tests for determining PFIC status are applied annually, and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of our Ordinary Shares. Accordingly, there can be no assurance that we currently are not or will not become a PFIC.

If we currently are or become a PFIC, each U.S. Holder who has not elected to mark the shares to market (as discussed below), would, upon receipt of certain distributions by us and upon disposition of our Ordinary Shares at a gain: (1) have such distribution or gain allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares, as the case may be; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, when shares of a PFIC are acquired by reason of death from a decedent that was a U.S. Holder, the tax basis of such shares would not receive a step-up to fair market value as of the date of the decedent’s death, but instead would be equal to the decedent’s basis if lower, unless all gain were recognized by the decedent. Indirect investments in a PFIC may also be subject to these special U.S. federal income tax rules.

The PFIC rules described above would not apply to a U.S. Holder who makes a QEF election for all taxable years that such U.S. Holder has held the Ordinary Shares while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made such a QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder’s pro rata share of our ordinary earnings as ordinary income and such U.S. Holder’s pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. We do not intend to notify U.S. Holders if we believe we will be treated as a PFIC for any tax year. In addition, we do not intend to furnish U.S. Holders annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries are a PFIC. U.S. Holders should consult with their own tax advisors regarding eligibility, manner and advisability of making a QEF election if we are treated as a PFIC.

In addition, the PFIC rules described above would not apply if we were a PFIC and a U.S. Holder made a mark-to-market election. A U.S. Holder of our Ordinary Shares which are regularly traded on a qualifying exchange, including the Nasdaq, can elect to mark the Ordinary Shares to market annually, recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the Ordinary Shares and the U.S. Holder’s adjusted tax basis in the Ordinary Shares. Losses are allowed only to the extent of net mark-to-market gain previously included income by the U.S. Holder under the election for prior taxable years.

U.S. Holders who hold our Ordinary Shares during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC. U.S. Holders are strongly urged to consult their tax advisors about the PFIC rules.

Tax on Net Investment Income

U.S. Holders who are individuals, estates or trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our Ordinary Shares), or in the case of estates and trusts on their net investment income that is not distributed. In each case, the 3.8% Medicare tax applies only to the extent the U.S. Holder’s total adjusted income exceeds applicable thresholds.

Tax Consequences for Non-U.S. Holders of Ordinary Shares

Except as provided below, an individual, corporation, estate or trust that is not a U.S. Holder referred to below as a non-U.S. Holder, generally will not be subject to U.S. federal income or withholding tax on the payment of dividends on, and the proceeds from the disposition of, our Ordinary Shares.

A non-U.S. Holder may be subject to U.S. federal income tax on a dividend paid on our Ordinary Shares or gain from the disposition of our Ordinary Shares if: (1) such item is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States and, if required by an applicable income tax treaty is attributable to a permanent establishment or fixed place of business in the United States; or (2) in the case of a disposition of our Ordinary Shares, the individual non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and other specified conditions are met.

In general, non-U.S. Holders will not be subject to backup withholding with respect to the payment of dividends on our Ordinary Shares if payment is made through a paying agent, or office of a foreign broker outside the United States. However, if payment is made in the United States or by a U.S. related person, non-U.S. Holders may be subject to backup withholding, unless the non-U.S. Holder provides an applicable IRS Form W-8 (or a substantially similar form) certifying its foreign status, or otherwise establishes an exemption.

The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Information Reporting and Withholding

A U.S. Holder may be subject to backup withholding at a rate of 24% with respect to cash dividends and proceeds from a disposition of Ordinary Shares. In general, backup withholding will apply only if a U.S. Holder fails to comply with specified identification procedures. Backup withholding will not apply with respect to payments made to designated exempt recipients, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax and may be claimed as a credit against the U.S. federal income tax liability of a U.S. Holder, provided that the required information is timely furnished to the IRS.

A U.S. Holder with interests in “specified foreign financial assets” (including, among other assets, our Ordinary Shares, unless such Ordinary Shares are held on such U.S. Holder’s behalf through a financial institution) may be required to file an information report with the IRS if the aggregate value of all such assets exceeds $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year (or such higher dollar amount as may be prescribed by applicable IRS guidance); and may be required to file a Report of Foreign Bank and Financial Accounts, or FBAR, if the aggregate value of the foreign financial accounts exceeds $10,000 at any time during the calendar year. You should consult your own tax advisor as to the possible obligation to file such information report.

UNDERWRITING

Aegis is acting as the sole book-running manager and the representative of the several underwriters in this offering. Pursuant to the terms of an underwriting agreement, dated         , 2021, between us and Aegis, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, each of the underwriters named below has severally agreed to purchase from us the respective number of Ordinary Shares shown opposite its name below:

Underwriter	Number of Ordinary Shares
Aegis Capital Corp.

The underwriting agreement provides that the underwriters’ obligation to purchase our Ordinary Shares depends on the satisfaction or waiver of the conditions contained in the underwriting agreement including:

•        the representations and warranties made by us to the underwriters are true;

•        there is no material change in our business or the financial markets; and

•        we deliver customary closing documents to the underwriters.

Underwriting Commissions and Discounts; Expenses

The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters in this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional securities.

Total
	Per Ordinary Share	No Exercise	Full Exercise
Public offering price		$	$
Underwriting discounts and commissions to be paid by us (7%):		$	$
Proceeds, before expenses, to us		$	$

We have agreed to pay a non-accountable expense allowance to the underwriters equal to 0.5% of the gross proceeds we received in this offering. In addition, we have also agreed to pay all expenses in connection with the offering, including the following expenses: (a) all filing fees and expenses relating to the registration of the securities to be issued or sold in this offering with the SEC; (b) all fees and expenses associated with the review of this offering by the Financial Industry Regulatory Authority, or FINRA; (c) all fees and expenses relating to the listing of the Ordinary Shares on Nasdaq; (d) all fees, expenses and disbursements relating to the registration or qualification of the securities to be issued or sold in this offering under the “blue sky” securities laws of such states and other jurisdictions as the underwriters may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the underwriters may reasonably designate; (f) the costs of all mailing and printing of this prospectus and any other offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the underwriters; (h) the fees and expenses of the Company’s accountants; and (i) a maximum of $75,000 for fees and expenses including “road show”, diligence and reasonable legal fees and disbursements for underwriters’ counsel.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions and including non-accountable expense allowance, will be approximately $1.25 million.

Over-Allotment Option

We have granted Aegis an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to additional          Ordinary Shares (i.e. up to 15% of the Ordinary Shares sold in this offering) at a price per Ordinary Share equal to the public offering price, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. We will be obligated, pursuant to the option, to sell these additional Ordinary Shares to the underwriters to the extent the option is exercised. If any additional Ordinary Shares are purchased, the underwriters will offer the additional Ordinary Shares on the same terms as those on which the other Ordinary Shares are being offered hereunder. If this option is exercised in full, the total offering price to the public will be $              and the total net proceeds, before expenses and after the credit to the underwriting commissions described below, to us will be $            .

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, the Company’s executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any of our Ordinary Shares or securities convertible into or exchangeable or exercisable for any of our Ordinary Shares, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of 120 days from the closing date of this offering.

Representative’s Warrants

The Company has agreed to issue to Aegis or its designees warrants to purchase up to a total of 5.0% of the Ordinary Shares sold in this offering (excluding any Ordinary Shares sold through the exercise of the over-allotment option). The Representative’s Warrants and the Ordinary Shares exercisable upon the exercise of such warrants are also being registered on the registration statement of which this prospectus forms a part. The Representative’s Warrants are exercisable at $             per Ordinary Share (125% of the public offering price) commencing on a date which is six months from the commencement of sales under the registration statement of which this prospectus forms a part and expiring on a date which is no more than five years from the commencement of sales of the offering in compliance with FINRA Rule 5110. The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a six-month lock-up pursuant to Rule 5110 of FINRA. Aegis (or its permitted assignees) will not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the Ordinary Shares underlying the Representative’s Warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying Ordinary Shares for a period of six months from effective date of the registration statement of which this prospectus forms a part. The Representative’s Warrants may be exercised as to all, or a lesser number of Ordinary Shares, and provide for cashless exercise. The Company will bear all fees and expenses attendant to registering the Representative’s Warrants and Ordinary Shares issuable on exercise of the Representative’s Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of Ordinary Shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the Representative’s Warrant exercise price or underlying Ordinary Shares will not be adjusted for issuances of Ordinary Shares at a price below the Representative’s Warrant exercise price.

Securities Issuance Standstill

We have agreed, for a period of 18 months after the closing date of this offering, that we will not, without the prior written consent of Aegis, offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity or any securities convertible into or exercisable or exchangeable for our equity; file any registration statement relating to the offering of any equity or any securities convertible into equity, except for the exercise of the convertible securities, which have been allotted or will be allotted by us, provided that the issuance of our Ordinary Shares or options to employees, consultants, officers or directors of us pursuant to any stock or option plan duly adopted for such purpose, approved by our holders and issued for bona fide services permissible under Form S-8, or the issuance of equity securities in connection with certain acquisitions or strategic relationships is permitted. In no event should any equity transaction within this period result in the sale of equity at an offering price to the public less than that of this offering.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Stabilization

The underwriter has advised us that in connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•        Stabilizing transactions permit bids to purchase Ordinary Shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•        Over-allotment transactions involve sales by the underwriters of Ordinary Shares in excess of the number of Ordinary Shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of Ordinary Shares over-allotted by the underwriters is not greater than the number of Ordinary Shares that they may purchase in the over-allotment option. In a naked short position, the number of Ordinary Shares involved is greater than the number of Ordinary Shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing Ordinary Shares in the open market.

•        Syndicate covering transactions involve purchases of Ordinary Shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Ordinary Shares to close out the short position, the underwriters will consider, among other things, the price of Ordinary Shares available for purchase in the open market as compared with the price at which they may purchase Ordinary Shares through exercise of the over- allotment option. If the underwriters sell more Ordinary Shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the Ordinary Shares in the open market that could adversely affect investors who purchase in the offering.

•        Penalty bids permits the underwriters to reclaim a selling concession from a syndicate member when the Ordinary Shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Ordinary Shares or preventing or retarding a decline in the market price of the Ordinary Shares. As a result, the price of the Ordinary Shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither the Company nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the Ordinary Shares. These transactions may be effected on the Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters may also engage in passive market making transactions in the Ordinary Shares on the Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriters and their respective affiliates have provided, and may in the future, provide various investment banking, commercial banking and other financial services for the Company and its affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, the Company has no present arrangements with the underwriters for any further services. Isagen LLC, a company owned by Robert Eide, Chief Executive Officer of Aegis Capital Corp., the representative of the underwriters in this offering, or Aegis, invested $225,000 in the March 2021 Private Placement and received 73,472 Ordinary Shares (293,887 Ordinary Shares before giving effect to the reverse share split) and warrants to purchase 73,472 Ordinary Shares (warrants to purchase 293,887 Ordinary Shares before giving effect to the reverse share split), all on the same terms as all other March 2021 Investors. BEA Health Solutions Inc., a company owned by Anthony Lapadula, Executive Managing Director and Head of Equity Capital Markets of Aegis, invested an aggregate of $75,000 in the March 2021 Private Placement and received an aggregate of 24,491 Ordinary Shares (97,963 Ordinary Shares before giving effect to the reverse share split) and warrants to purchase 24,491 Ordinary Shares (warrants to purchase 97,963 Ordinary Shares before giving effect to the reverse share split), all on the same terms as all other March 2021 Investors. Such aggregate 97,963 Ordinary Shares and warrants purchase 97,963 Ordinary Shares issued to Isagen LLC and BEA Health Solutions Inc. may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities for a period of 180 days beginning on the date of commencement of sales of the public equity offering, except as provided in FINRA Rule 5110(e)(2).

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates:

SEC registration fee	$2,025
Nasdaq listing fee	$55,000
FINRA filing fee	$5,000
Transfer agent fees and expenses	$1,000
Printer fees and expenses	$30,000
Legal fees and expenses	$594,400
Accounting fees and expenses	$355,000
Miscellaneous	$129,875
Total	$1,172,300

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Afik & Co., Tel Aviv, Israel. Certain legal matters related to the offering will be passed upon for the underwriters by Kaufman & Canoles, P.C., Richmond, Virginia.

Interest of Counsel

On April 21, 2021, we entered into an agreement with Doron Afik, the managing partner of Afik & Co., our Israeli legal advisor, pursuant to which following the completion of this offering, the Company will issue to such advisor warrants to purchase up to an aggregate of 2% of the Ordinary Shares issued and outstanding immediately following the completion of this offering (excluding Ordinary Shares issuable pursuant to the exercise of the over-allotment option or the Representative’s Warrants), at an exercise price equal to the public offering price per Ordinary Share. The warrants will be exercisable for a period of five years from the date of issuance.

EXPERTS

The financial statements of Maris-Tech Ltd. as of December 31, 2020 and 2019 and for each of the two years in the period then ended included in this prospectus, have been so included in reliance upon the report of Kesselman & Kesselman, Certified Public Accountants (Isr.) a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The fair value of the warrants issued in the March 2021 Private Placement at the time of the initial closing, which took place on March 24, 2021, was calculated by S-Cube Financial Consulting Ltd., an independent valuation expert.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 850 Library Avenue Newark, Delaware 19711.

We have been informed by our legal counsel in Israel, Afik & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

•        the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•        the judgment is final and is not subject to any right of appeal;

•        the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

•        adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•        the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

•        the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

•        an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•        the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli CPI plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Ordinary Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

In connection with this offering, we will become subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at www.maris-tech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

MARIS-TECH LTD.

FINANCIAL STATEMENTS INDEX

Maris-Tech Ltd.
Condensed Interim Balance Sheets (Unaudited)
In U.S. dollars
	June 30, 2021	December 31, 2020
Assets

Current assets
Cash and cash equivalents	81,430	20,524
Restricted deposits	13,873	14,004
Trade receivables	1,066,912	127,538
Other receivables	2,741	2,778
Inventories, net	289,394	251,067
Total current assets	1,454,350	415,911

Non-current assets
Restricted deposits	55,690	19,843
Deferred issuance costs	201,144	—
Property, plant and equipment, net	18,752	13,600
Severance pay deposits	120,970	115,163
Total non-current assets	396,556	148,606
Total Assets	1,850,906	564,517

The accompanying notes are an integral part of these financial statement.

Maris-Tech Ltd.
Condensed Interim Balance Sheets (Unaudited) — (Continued)
In U.S. dollars
	June 30, 2021	December 31, 2020
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities of long-term bank loans	152,322	592,115
Trade payables	409,404	249,794
Other current liabilities	419,741	295,022
Short-term liabilities due to shareholders	96,320	120,881
Total current liabilities	1,077,787	1,257,812

Long-Term Liabilities
Long-term loans, net of current maturities	786,958	601,694
Long-term loans from shareholders	1,092,001	1,088,703
Warrants to purchase ordinary shares	274,887	—
Accrued severance pay	247,807	217,457
Total long-term liabilities	2,401,653	1,907,854
Total Liabilities	3,479,440	3,165,666

Commitments and Contingencies

Equity

Shareholders’ capital deficiency
Ordinary shares, no par value: Authorized – 12,500,000 as of June 30, 2021 and December 31, 2020; issued and outstanding: 3,085,000 shares as of June 30, 2021 and December 31, 2020
Preferred shares, no par value: Authorized 1,250,000 shares as of June 30, 2021; issued and outstanding: 489,812 shares and no shares as of June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	2,096,407	1,078,808
Warrants to purchase ordinary shares	28,194
Accumulated deficit	(3,753,135)	(3,679,957)
Total Shareholders’ capital deficiency	(1,628,534)	(2,601,149)
Total Liabilities and Equity	1,850,906	564,517

The accompanying notes are an integral part of these financial statements.

Maris-Tech Ltd.
Condensed Interim Statements of Operation (Unaudited)
In U.S. dollars
	Six months ended June 30
	2021	2020
Revenues	1,329,525	528,498
Cost of revenues	646,270	282,634
Gross profit	683,255	245,864

Operating expenses
Research and development	402,351	368,637
Sales, general and administrative	350,442	33,721
Total operating expenses	752,793	402,358
Loss from operations	(69,538)	(156,494)
Financial expenses, net	(3,640)	(6,794)
Net loss	(73,178)	(163,288)
Basic and diluted net loss attributable to shareholders per ordinary share	(0.02)	(0.09)
Weighted average number of ordinary shares used in computing loss per ordinary share	3,351,675	1,873,014

The accompanying notes are an integral part of these financial statements.

Maris-Tech Ltd.
Condensed Interim Statements of Changes in Capital Deficiency (Unaudited)
U.S. dollars
	Number of Ordinary Shares issued	Number of Preferred Shares issued	Share capital	Warrants	Additional paid in capital	Accumulated deficit	Total Shareholders’ capital deficiency
Balance as of January 1, 2021	3,085,000	—	—	—	1,078,808	(3,679,957)	(2,601,149)

Changes during the six months ended June 30, 2021:
Issuance of Capital(*)	—	489,812	—	28,194	1,017,599	—	1,045,793
Net Profit	—	—	—	—	—	(73,178)	(73,178)
Balance as of June 30, 2021	3,085,000	489,812	—	28,194	2,096,407	(3,753,135)	(1,628,534)
Balance as of January 1, 2020	309	—	—	—		(3,039,614)	(3,039,614)

Changes during the six months ended June 30, 2020:
Conversion of shareholders’ loans to shareholder’s equity	3,084,691	—	—	—	1,078,808	—	1,078,808
Net loss	—	—	—	—	—	(163,288)	(163,288)
Balance as of June 30, 2020	3,085,000	—	—		1,078,808	(3,202,902)	(2,124,094)

____________

(*)      See note 7C

The accompanying notes are an integral part of these financial statements.

Maris-Tech Ltd.
Condensed Interim Statements of Cash Flows (Unaudited)
U.S. dollars
	Six months ended June 30,
	2021	2020
Cash flows from operating activities
Net profit (loss) from operations	(73,178)	(163,288)

Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation	2,415	1,572
Revaluation of Warrants	593	—
Loans from a controlling shareholders’ interest	—	1,701

Changes in operating assets and liabilities:
Increase in accrued severance pay	30,350	9,585
Decrease (Increase) in trade receivables, net	(939,374)	177,677
Decrease (Increase) in other receivables	37	4,900
Decrease (Increase) in inventories	(38,327)	101,243
Increase (Decrease) in trade payables	159,610	(124,081)
Decrease in other current and short term liabilities	100,158	(164,790)
Net cash used in operating activities	(757,716)	(155,481)

Cash flows from investing activities
Investment in severance funds	(5,807)	(9,701)
Purchase of property and equipment	(7,567)	(2,178)
Net cash used in investing activities	(13,374)	(11,879)

Cash flows from financing activities
Increase (Decrease) in short-term bank credit, net	(166,780)	259,851
loan received from controlling shareholders	3,298	77,170
Issuance of shares and warrants (note 7c)	1,500,000	—
Payment of issuance costs (note 7c)	(179,913)	—
Deferred issuance costs	(201,144)	—
long-term bank loans received	—	86,555
Long-term bank loans paid	(87,749)	(279,720)
Net cash provided by financing activities	867,712	143,856
Increase (Decrease) in cash, cash equivalents and restricted cash	96,622	(23,504)
Cash, cash equivalents and restricted cash – beginning of the year	54,371	51,044
Cash, cash equivalents and restricted Deposits at the end of the year	150,993	27,540

Supplementary cash flows activities:

Cash paid during the period for:
Interest paid	25,865	19,797

Supplemental disclosures of non-cash flow information
Conversion of Long-term liabilities to shareholders to ordinary shares	—	1,078,808

The accompanying notes are an integral part of these financial statements.

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 1 — General

A.     Introduction

Maris-Tech Ltd. (the “Company”) was incorporated in 2008 in Israel. The Company develops, designs and manufactures high-end digital video and audio products and solutions for the professional as well as the civilian and home security markets, which can be sold off the shelf or fully customized to meet customers’ requirements.

The company operates in Israel and sells to customers in other countries, including the United Kingdom and Switzerland.

B.      Basis of Presentation

The accompanying unaudited condensed financial statements and related disclosures have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, these condensed financial statements should be read in conjunction with the Company’s audited financial statements and related notes for the year ended December 31, 2020. The condensed balance sheet as of December 31, 2020 is derived from the audited financial statements at that date, but does not include all of the disclosures required by GAAP.

In the opinion of management, all adjustments considered necessary for a fair statement, consisting of normal recurring adjustments, have been included. Operating results for the six-months ended June 30, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021.

Use of Estimates:

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the assets, liabilities, revenue, costs, expenses and accumulated other comprehensive loss that are reported in the Interim Financial Statements and accompanying disclosures. These estimates are based on management’s best knowledge of current events, historical experience, actions that the Company may undertake in the future and on various other assumptions that are believed to be reasonable under the circumstances. As a result, actual results may be different from these estimates.

C.     Liquidity and Capital Resources

The Company has experienced net losses and negative cash flows from operations since its inception and has relied on its ability to fund its operations primarily through proceeds from sales of ordinary shares of the Company, no par value (the “Ordinary Shares”), and long-term loans from shareholders. As of June 30, 2021 and December 31, 2020, the Company had a positive working capital of $0.4 million and working capital deficit of $0.8 million, respectively, and an accumulated deficit of $3.75 million and $3.68 million, respectively, and negative cash flow from operating activity of $0.8 million and $0.2 million for the six months ended June 30, 2021 and 2020, respectively. The Company anticipates such losses will continue until its products reach commercial profitability. If the Company is unable to successfully commercialize its product candidates and reach profitability, or obtain sufficient future financing through debt or issuance of equity, it will be required to delay some of its planned research and development programs.

Since January 1, 2021, the Company has significantly increased its sales compared to previous years, as part of the process that the Company is going through, whose products have reached maturity and validation among its customers, and recorded revenue of $1.3 million for the six months ended June 30, 2021 and

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 1 — General (Continued)

received additional orders from its customers in the total amount of approximately $1.1 million. As of this date, the Company has delivered most of the said orders and it does not anticipate difficulties in collecting the associated revenue. The Company’s management estimates that, based on the business information in its possession, no material adverse change in the Company’s orders and deliveries is expected in the coming year.

On March 21, 2021, the Company entered into an engagement letter with Aegis Capital Corp. (the “Underwriter”), which provides that the Underwriter shall act as the Company’s exclusive underwriter in connection with an initial public offering (“IPO”) of the Company’s Ordinary Shares in the United States and certain other securities for anticipated aggregate gross proceeds of $15 million.

Furthermore, on March 24, 2021, the Company issued 489,812 preferred shares of the Company, no par value (the “Preferred Shares”), to certain investors (the “March 2021 Investors”) in a private placement for aggregate gross proceeds of $1.5 million. The Company has the right, until December 24, 2021, (originally dated October 13, 2021 and was amended on August 4, 2021) to require that L.I.A. Pure Capital Ltd., the private placement agent in the private placement, (or its designated third party) purchase up to an additional $500,000 of Preferred Shares on the same terms. If the Company exercises such right, an additional 163,271 Preferred Shares will be issued. See Note 10D for a further discussion of this transaction.

On August 25, 2021 the Company’s bank approved an extension of short term loans amounted to NIS 0.9 million ($0.276 million) maturity date from October and December 2021 to January 2023. Due to the maturity date extension, the loans were re-classified from current liabilities to long-term liabilities.

Therefore, based on management’s assessment, the Company has sufficient liquidity to satisfy its obligations over the next twelve months. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

In connection with the outbreak of COVID-19, the Company has taken steps to protect its workforce in Israel. Such steps include work from home where possible, minimizing face-to-face meetings and utilizing video conferencing as much as possible, social distancing at facilities and elimination of all international travel. The Company continues to comply with all local health directives.

So far, the main direct impact of the COVID-19 pandemic on the Company has been a minor decrease in the Company’s revenues during the year 2020 derived from the Israeli market. The revenues that were stable during the year preceding the outbreak of COVID-19 decreased. During the year ended December 31, 2020, the Company received COVID-19 related government grants in an aggregate amount of $11 thousand to offset the Company’s recurring expenses during the pandemic period.

Another impact of the COVID-19 pandemic has been on product delivery, where the lead time to procure component parts is longer and a shortage in supply of component parts has increased as the duration of the COVID-19 pandemic has continued. As long as the COVID-19 pandemic continues, the lead time to obtain component parts may be longer than normal and shortage in supply of component parts may continue or worsen. Therefore, the Company maintains a comprehensive network of world-wide suppliers.

There has been no material impact of the COVID-19 pandemic on the Company’s activity during the year 2021.

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 2 — Significant Accounting Policies

Except as described in Note 2E below, these interim unaudited condensed financial statements have been prepared according to the same accounting policies as those discussed in the Company’s audited financial statements and related notes for the year ended December 31, 2020.

A.     Reverse share split

On August 25, 2021, the General meeting of shareholders approved an amendment to the Articles of Association giving effect to a 4:1 reverse share split (see Note 10D).  The number of authorized shares was affected by the reverse share split.  References made to authorized shares, outstanding shares and per share amounts in the accompanying financial statements and applicable disclosures have been retroactively adjusted to reflect this reverse share split.

B.     Warrant classification

When the Company issues freestanding instruments, it first analyzes the provisions of FASB Accounting Standards Codification Topic 480 distinguishing liabilities from equity (“ASC 480”) in order to determine whether the instrument should be classified as a liability, with subsequent changes in fair value recognized in the statements of operations in each period. If the instrument is not within the scope of ASC 480, the Company further analyzes the provisions of FASB Accounting Standards Codification Topic 815 derivatives and hedging (“ASC 815-10”) in order to determine whether the instrument is considered indexed to the entity’s own stock, and qualifies for classification within equity. If the provisions of ASC 815-10 for equity classification are not met, the instrument is classified as a liability, with subsequent changes in fair value recognized in the statements of operations in each period.

C.     Deferred issuance costs

The Company capitalizes certain legal, professional accounting and other third-party fees that are directly associated with the pending IPO, as deferred costs until such IPO is consummated. Upon consummation of the IPO, these fees will be recorded in the stockholders’ equity as a reduction of additional paid-in capital generated as a result of the activity.

D.     Net profit attributable to shareholders per Ordinary Share

Warrants to purchase Ordinary Shares, including warrants to purchase Ordinary Shares classified as liability, as mentioned in Note 7C, in the amount of 514,303 outstanding as of June 30, 2021, have been excluded from the calculation of the diluted net profit per Ordinary Share due to the fact that all such securities have an anti-dilutive effect for the reporting period.

E.     Recently issued accounting pronouncements adopted

In August 2020, the Financial Accounting Standards Board (the “FASB”) issued ASU 2020-06 “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815 – 40).” (“ASU 2020-06”). This guidance simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The amendments to this guidance are effective for fiscal years beginning on or after December 15, 2021, and interim periods within those fiscal years. The Company decided to early adopt ASU 2020-06 as of January 1, 2021. The early adoption does not have impact on the Company’s financial statement.

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 2 — Significant Accounting Policies (Continued)

F.      Recently issued accounting pronouncements not yet adopted

As an emerging growth company, the Jumpstart Our Business Startup Act of 2012 (the “JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act. The adoption dates discussed below reflect this election.

1)      In February 2016, the FASB issued Accounting Standards Update leases “ASU 2016-02” regarding FASB Accounting Standards Codification Topic 842 leases “ASC 842”. The new guidance requires lessees to recognize lease assets and lease liabilities for those leases classified as operating leases under previous FASB guidance. The guidance will be effective for the Company for fiscal years beginning on or after December 15, 2021, and interim periods in fiscal years beginning on or after December 15, 2022, and requires modified retrospective adoption, with early adoption permitted. The Company is currently evaluating the effect that ASU 2016-02 will have on its financial statements and related disclosures.

2)      In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which replaces the existing incurred loss impairment model with an expected credit loss model and requires a financial asset measured at amortized cost to be presented at the net amount expected to be collected. The guidance will be effective for fiscal years beginning on or after January 1, 2023, and interim periods therein. Early adoption is permitted. The Company is currently evaluating the effect that ASU 2016-13 will have on its financial statements and related disclosures.

Note 3 — Inventories, net

	June 30, 2021	December 31, 2020
Raw materials	196,664	107,088
Finished products	92,730	143,979
	289,394	251,067

Note 4 — Other Current Liabilities

	June 30, 2021	December 31, 2020
Employees and related expenses	148,241	185,343
Provision for warranty	13,181	9,879
Customer advances	10,050	76,296
Accrued expenses	208,137	—
Government Authorities	40,132	23,504
	419,741	295,022

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 5 — Commitments and Contingencies

A.     Liens

The Company has recorded floating charges on all of its tangible assets in favor of banks.

The Company’s short and long-term restricted deposits in the amount of $69,563 have been pledged as security in respect of certain guarantees granted to the Company’s lenders as part of the office rent agreement and due to long term loans. Such deposits cannot be pledged to others or withdrawn without the consent of the applicable lender.

B.     Guarantees

As of June 30, 2021, certain shareholders of the Company granted a guarantee to the Company’s lenders in the amount of $1.6 million, with no specific date of expiration.

C.     Leases

The Company operates from leased facilities located in Israel, leased for periods expiring during the years 2021 through 2024.

Minimum future lease payments with respect to the leased premises due under the non-cancelable operating lease agreements at rates in effect as of June 30, 2021, are as follows:

2021	38,923
2022	106,571
2023	106,571
2024	102,131

Note 6 — Revenues

Disaggregation of revenue

The following table disaggregates the Company’s revenues based on the nature and characteristics of its contracts, for the six months ended June 30, 2021 and 2020:

	Six months ended June 30,
	2021	2020
Sales of products	1,085,539	332,086
Proof of concept (“POC”) contracts*	243,986	196,412
	1,329,525	528,498

____________

*         These amounts are derived from POC transactions, in which the Company customizes its products based on customers’ requirements. Revenue from such transactions are recognized upon delivery of the customized product to the customer. The design and production period is usually within two to six months.

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 6 — Revenues (Continued)

Contract balances

The changes in contract liabilities are as follow:

	June 30, 2021	December 31, 2020
Balance as of January 1	76,296	188,238
Increases due to issuance of new contracts, excluding amounts recognized as revenue during the period	10,050	76,296
Revenue recognized that was included in the contract liability balance at the beginning of the period	(76,296)	(188,238)
Balance as of the period ended	10,050	76,296

The contract liability is utilized within the upcoming current year.

Note 7 — Equity

Share capital

A.     The Company’s outstanding share capital as of June 30, 2021 was composed of 3,085,000 Ordinary Shares. During the year ended December 31, 2020, the Company issued an aggregate of 3,084,691 Ordinary Shares, to certain of its shareholders as consideration for the conversion of $1.079 million due to such shareholders. The conversion of these loans payables to Ordinary Shares was recorded as paid in capital.

B.      On March 21, 2021, the Company entered into an engagement letter with the Underwriter, pursuant to which the Underwriter will act as the Company’s exclusive underwriter in connection with an IPO of the Ordinary Shares in the United States and certain other securities for anticipated aggregate gross proceeds of $15 million, for a period of 12 months from March 21, 2021, or the completion of an IPO, whichever sooner. The Underwriter will be entitled to compensation in connection with such IPO of an underwriting discount of 8.0%, a non-accountable expense allowance equal to 1.0% of the gross proceeds from the IPO and warrants to purchase a number of the Ordinary Shares equal to 10.0% of the aggregate number of Ordinary Shares sold in the IPO. The warrants will be exercisable for a four year six month period commencing six months from the effective date of the registration statement for the IPO and will expire five years from such date, at a price per share equal to 150% of the initial public offering price of the Ordinary Shares or other securities sold in the IPO. Additional matters relating to the IPO will be included in a customary form of underwriting agreement for offerings of this type to be entered into between the Company and the underwriters in the IPO.

C.     On March 24, 2021, the Company issued pursuant to the March 2021 SPA an aggregate of 489,812 Preferred Shares to the March 2021 Investors for aggregate gross proceeds of $1.5 million. The Preferred Shares have rights identical to those attached to the Ordinary Shares, except that the Preferred Shares are automatically convertible into Ordinary Shares in case that an IPO is consummated and have customary anti-dilution protection for a period of 18 months from March 24, 2021 in the event of certain issuances of Ordinary Shares. Following the completion of the contemplated IPO, all Preferred Shares will automatically be converted into 489,812 Ordinary Shares. Pursuant to the March 2021 SPA, the Company has the right, until December 24, 2021 (originally dated October 13, 2021 and was amended on August 4, 2021), to require that L.I.A. Pure Capital Ltd., the placement agent in the March 2021 Private Placement (the “Placement Agent”), (or its designated third party) purchase up to an additional $0.5 million of Preferred Shares on the same terms as the March 2021 SPA. If the Company exercises such right, an additional 163,271 Preferred Shares will be issued. The March 2021 Investors

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 7 — Equity (Continued)

also received warrants to purchase up to an aggregate of 489,812 Ordinary Shares. Such warrants are exercisable pursuant to the following terms: (i) if an IPO of the Ordinary Shares is consummated by the Company during a period of 15 months from the issuance date of the warrant, the warrants will be exercisable until March 24, 2026, at an exercise price of $6.1248 per Ordinary Share; or (ii) if no IPO of the Ordinary Shares is consummated by the Company during such 15 month period, the warrants will be exercisable until September 24, 2023, at an exercise price of $7.9888 per Ordinary Share. If the Company exercises its right discussed in the prior paragraph in full, the Company will also issue to such purchasers warrants to purchase up to an additional 163,271 Ordinary Shares on the same terms as the warrants issued to the March 2021 Investors.

The terms of the warrants issued preclude them from being considered indexed to the Ordinary Shares as long as the exercise price is subject to a change upon the occurrence of an IPO, therefore, they are classified as liabilities with changes in fair value recognized in profit or loss.

The Preferred Shares qualify to be recognized within permanent equity. Therefore, the consideration in the amount of $274,294 was allocated to the warrants, and the rest of the consideration was allocated to the Preferred Shares within equity.

Issuance costs were allocated to profit or loss and equity based on the proportion of the allocated consideration described above.

The fair value of the warrants issued in the March 2021 Private Placement at the time of the initial closing, which took place on March 24, 2021, was calculated by an independent valuation expert preforming numerous iterations using the Black — Scholes option price model, based on the following assumptions:

	Merger and Acquisition (“M&A”) Scenario	IPO Scenario
Expected volatility (%)	63.2	55.81
Risk-free interest rate (%)	0.24	0.81
Expected Life (years)	2.5	5
Value per share	0.45	1.32
Exercise price (U.S. dollars per share)	6.1248	7.9888

In addition, based on management’s expectations for the M&A scenario, the value was calculated by performing numerous iterations based on the latest transaction with a probability assigned to this case of 80 percent, and for initial public offering the probability assigned to was 20 percent. The total value of the warrants was calculated using a weighted average calculation using the above-mentioned percentage.

The fair value of the warrants issued in the March 2021 Private Placement as of March 24, 2021 was $274,294. As of June 30, 2021, the warrants’ fair value revaluation amounted to $593 and is classified within finance expenses item in the Company’s statement of operation for the six month ended June 30, 2021.

D.     As part of the compensation of the Placement Agent under the Placement Agent Agreement with respect to the March 21 SPA, the Company paid to the Placement Agent a fee equal to 5.0% of the gross proceeds received in the March 2021 Private Placement and issued to the Placement Agent warrants to purchase 24,491 Ordinary Shares, at an exercise price equal to the Private Placement price per Ordinary Share ($3.06) in the contemplated IPO, which warrants are exercisable until the earlier of the date of consummation of such IPO or March 24, 2026. The consideration paid to the Placement Agent in the

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 7 — Equity (Continued)

total amount of $75,000 in cash and the value of the warrants issued in the total amount of $28,194 represent issuance costs and were allocated to profit or loss and equity based on the proportion of the allocated consideration described above.

The fair value of the warrants that were issued to the Placement Agent in the March 2021 Private Placement at the time of the initial closing, which took place on March 24, 2021, was also calculated by the same independent valuation expert preforming numerous iterations using the Black — Scholes option price model, based on the following assumptions:

	M&A Scenario	IPO Scenario
Expected volatility (%)	63.2	55.81
Risk-free interest rate (%)	0.24	0.81
Expected Life (years)	2.5	5
Value per share	0.45	1.32
Exercise price (US dollars per share)	6.1248	7.9888

In addition, based on management’s expectations for the M&A scenario, the value was calculated by performing numerous iterations based on the latest transaction with a probability assigned to this case of 80 percent, and for initial public offering the probability assigned to was 20 percent. The total value of the warrants was calculated using a weighted average calculation using the above-mentioned percentage.

E.      In connection with the March 21 SPA, on April 21, 2021, the Company entered into an agreement for the provision of advisory services (the “Advisory Services Agreement”) with two advisors (the “Advisors”) to provide the Company with services related to a potential IPO of the Ordinary Shares. Pursuant to the Advisory Services Agreement, the Advisors were each issued warrants to purchase 90,204.5 Ordinary Shares, exercisable until April 21, 2026, at an exercise price of $0.0004 per Ordinary Share, subject to the successful completion of an IPO of Ordinary Shares. As of the date of issuance of such warrants, the Company recorded a provision in the amount of $75,000 as part of costs of the IPO. In addition, pursuant to the Advisory Services Agreement, following the completion of the IPO, the Company will issue the Advisors warrants to purchase up to 3% of the Ordinary Shares outstanding, on a fully-diluted basis, immediately following the completion of such IPO, at an exercise price equal to the IPO price per Ordinary Share. The warrants will be exercisable for a period of five years from the date of issuance. If the Company does not complete an IPO, the warrants will expire Pursuant to the Advisory Services Agreement and the Company must pay the Advisors a cash fee equal to 5% of the aggregate gross proceeds of any offering of the Company’s securities, except in the event that the Company completes a IPO, in which L.I.A Pure Capital Ltd. will act as placement agent or underwriter.

The Company recorded a provision in the amount of $75,000, which represent issuance costs, and are allocated to profit or loss and equity based on the proportion of the allocated consideration described above.

F.      On April 21, 2021, we entered into an agreement with Doron Afik, the managing partner of Afik & Co., our Israeli legal advisor, pursuant to which following the completion of this offering, the Company will issue to such advisor warrants to purchase up to an aggregate of 2% of the Ordinary Shares issued and outstanding immediately following the completion of this offering (excluding Ordinary Shares issuable pursuant to the exercise of the over-allotment option, warrants issued in this offering or the representative’s warrants), at an exercise price equal to the public offering price per Ordinary Share. The warrants will be exercisable for a period of five years from the date of issuance.

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 7 — Equity (Continued)

G.     On June 27, 2021, the Company’s board of directors approved a cash bonus pool in an aggregate amount of $0.3 million to be distributed to the Company’s employees and service providers, other than the Company’s Chief Executive Officer, in such amounts and at such times as may be determined in the sole discretion of the Chief Executive Officer, upon successful completion of the contemplated IPO. The Company’s board of directors also approved the issuance of options to purchase an aggregate of 285,422 Ordinary Shares, to be granted under the Company’s 2021 Share Option Plan (the “SOP”) to certain employees, directors and consultants, upon the successful completion of the contemplated IPO. The option awards will be exercisable for a period of five years from their date of issuance, will have an exercise price equal to the IPO price and will vest 50% on the second-year anniversary following the initial listing of the Ordinary Shares on The Nasdaq Capital Market and 6.25% every three months thereafter.

Note 8 — Operating segments

In view of how the Company’s chief operating decision maker reviews operating results for the purposes of allocating resources and assessing performance, the Company currently reports as a single segment, which is the Company’s strategic business unit.

Note 9 — Related party transactions

A.     Related party transactions

	June 30, 2021	December 31, 2020
Balances with related parties –
Short-term liabilities due to shareholders(2)	96,320	120,881
Long-term loans due to shareholders(1,3)	1,092,001	1,088,703
Related parties transactions –
Interest expenses	—	1,700

The Company received loans from its current shareholders, which do not carry interest or stated maturity date. As of December 31, 2020, $1,088,703 was classified within long term liabilities. In April 2021, the Company entered into an agreement with such shareholders to convert the outstanding loans into equity.

B.      From its inception through December 31, 2018, the Company purchased electronic component parts from a supplier owned by one of the Company’s shareholders. The purchases were made at market prices. The outstanding balance of $96,320 and 120,881 as of June 30, 2021 and December 31, 2020, respectively, are presented in the short-term liabilities due to shareholders.

C.     On May 9, 2021, the Company entered into a loan facility agreement (the “Loan Facility Agreement”), effective as of January 1, 2021, with Israel Bar, the Company’s Chief Executive Officer, director and largest shareholder, and Joseph Gottlieb, another director and the Company’s second largest shareholder. Pursuant to the Loan Facility Agreement, the outstanding amount to be paid to Mr. Bar in a total amount of approximately NIS 2.460 million (approximately $0.755 million) and to Mr. Gottlieb, in a total amount of approximately NIS 1.297 million (approximately $0.394 million), bear no interest and shall be due and payable in 24 equal monthly payments, commencing on the second anniversary following completion of the contemplated IPO. Pursuant to the Loan Facility Agreement, if an IPO

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 9 — Related party transactions (Continued)

is not completed by December 31, 2021, then the outstanding amount shall be repaid pursuant to the available free cash of the Company, taking into account expected expenditures in the three months following partial or full payment, and in any event not prior to December 31, 2022. The Company also agreed to reimburse Mr. Bar and Mr. Gottlieb for any costs and expenses incurred in connection with the enforcement of the Loan Facility Agreement, if required. The amendment to the terms of the shareholders loan did not result in extinguishment accounting for the loan.

Note 10 — Subsequent events

The Company evaluated the impact of subsequent events from July 1, 2021 through September 24, 2021, which is the date the financial statements were available to be issued, and have determined that, other than the below, there were no subsequent events requiring adjustment or disclosure in our financial statements.

A.     On July 1, 2021, the Company entered into an agreement with Mr. Joseph Weiss to serve as Chairman of the Board of Directors. Subject to applicable law and unless for a ‘justifiable cause’ (as defined in the agreement with Mr. Weiss), engagement of Mr. Weiss is effective as of the approval by the general meeting of the shareholders on August 25, 2021. and initially until December 31, 2022. As of January 1, 2023, the engagement may be terminable by giving at least three months prior notice. Pursuant to such agreement, Mr. Weiss is entitled to a monthly compensation in the amount of $10,000 plus value added tax (“VAT”), effective July 1, 2021, payable only following the listing of the Company’s Ordinary Shares on the Nasdaq Stock Market LLC (“Nasdaq”); provided that if such listing is not completed by December 31, 2021, Mr. Weiss shall receive, instead of such amount, a monthly compensation for the whole period of engagement only in the amount of $5,000 plus VAT per month as of July 1, 2021 and the compensation as of January 1, 2022 will be revised based on the understandings so as to ensure that the remuneration of Mr. Weiss will be befitting of an active director with experience, status and past positions, subject to meeting individual and Company goals, which will be determined by the Company’s board of directors annually and approved as required under law. Mr. Weiss will also be entitled to an annual bonus in the amount of up to twelve times his monthly compensation. As of the second year, an additional bonus subject to achievement of certain goals will be added at the discretion of the Company’s board of directors and as approved as required under law.  Mr. Weiss will be granted options to purchase up to 71,496 Ordinary Shares, under Company’s SOP, exercisable within five years from the date of grant, and subject to a vesting schedule of 8.33% at the end of each three month period of continuous services. All options will be subject to a lockup of 12 months from the date of listing of the Ordinary Shares on Nasdaq and will have an exercise price equal to the closing price of the Ordinary Shares on Nasdaq on the date of grant.

B.      On July 6, 2021, the Company entered into an agreement with Mr. Amitay Weiss to serve as a director of the Company, effective as of the effective date of the registration statement for the IPO.  Pursuant to such agreement, Mr. Weiss is entitled to a quarterly compensation in the amount of NIS 25,000 (approximately $7,669) plus VAT.  Additionally, Mr. Weiss will be granted options to purchase up to 10,000 Ordinary Shares, under the SOP, exercisable within five years from the date of grant, and subject to a vesting schedule of 6.25% at the end of each three month period of continuous services. All options will be subject to a lockup of 12 months from the date of listing of the Ordinary Shares on Nasdaq and will have an exercise price equal to the closing price of the Ordinary Shares on Nasdaq on the date of grant.

C.     On July 15, 2021, the Company entered into an agreement with Ms. Naama Falach Avrahamy to serve as a director of the Company, effective as of the effective date of the registration statement for the IPO.  Pursuant to such agreement, Ms. Falach Avrahamy is entitled to a quarterly compensation in the amount of NIS 25,000 (approximately $7,669) plus VAT.  Additionally, Ms. Falach Avrahamy will be granted

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 10 — Subsequent events (Continued)

options to purchase up to 2,500 Ordinary Shares, under the SOP, exercisable within five years from the date of grant, and subject to a vesting schedule of 6.25% at the end of each three month period of continuous services. All options will be subject to a lockup of 12 months from the date of listing of the Ordinary Shares on Nasdaq and will have an exercise price equal to the closing price of the Ordinary Shares on Nasdaq on the date of grant.

D.     At the meeting of the Company’s board of directors on August 11, 2021, the following resolutions were approved:

1.      To nominate, and recommend to the Company’s shareholders to appoint as members of the Board, each of Joseph Weiss (also appointed Chairman), effective as of approval by the General Meeting, and Amitay Weiss and Naama Falach Avrahami, effective upon completion of an IPO, and to approve their respective service agreements, including the issuance of options thereunder. On August 25, 2021, the general meeting of shareholders approved the said appointments.

2.      To approve, and recommend to the Company’s shareholders to approve, a special annual bonus to Israel Bar, the Company’s Chief Executive Officer, of up to twelve monthly salaries, upon reaching milestones set by the Board. The bonus to be paid for the year 2021, will be as determined by the Company’s board of directors before the completion of an IPO. On August 25, 2021, the general meeting of shareholders approved the special annual bonus.

3.      To approve and to recommend to the Company’s shareholders to approve, a reverse split of the Company’s Ordinary Shares and Preferred Shares, at a ratio of 4:1 (four-to-one), so that holders of the Company’s Ordinary Shares and Preferred Shares will receive one Ordinary Share and one Preferred Share, respectively, for every four Ordinary Shares and Preferred Shares held as of such date rounded to the nearest number (with 0.5 share rounded up), and to adopt an amendment to the Company’s Articles of Association to effectuate such reverse split. On August 25, 2021, the general meeting of shareholders approved the reverse split as aforesaid.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of
Maris-Tech Ltd.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Maris-Tech Ltd. (the “Company”) as of December 31, 2020 and 2019, and the related statements of operations, changes in Shareholders’ Capital Deficiency and cash flows for each of the years then ended, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Haifa, Israel

August 2, 2021, except for the effects of the Reverse Share Split as discussed in Note 1C.
to the financial statements, as to which the date is September 24, 2021

We have served as the Company’s auditor since 2021.

Kesselman & Kesselman, Building 25, MATAM, P.O BOX 15084 Haifa, 3190500, Israel
Telephone: +972 -4- 8605000, Fax:+972 -4- 8605001, www.pwc.com/il

Maris-Tech Ltd.
Balance Sheets
U.S. dollars
	December 31,
	2020	2019
Assets

Current assets
Cash and cash equivalents	20,524	1,487
Restricted deposits	14,004	13,079
Trade receivables	127,538	235,857
Other receivables	2,778	7,410
Inventories, net	251,067	353,778
Total current assets	415,911	611,611

Non-current assets
Restricted deposits	19,843	36,478
Property, plant and equipment, net	13,600	11,084
Severance pay deposits	115,163	87,661
Total non-current assets	148,606	135,223
Total Assets	564,517	746,834

The accompanying notes are an integral part of these financial statements.

Maris-Tech Ltd.
Balance Sheets — (Continued)
U.S. dollars
	December 31,
	2020	2019
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities of long-term bank loans	592,115	429,820
Trade payables	249,794	311,162
Other current liabilities	295,022	320,922
Short-term liabilities due to shareholders	120,881	957,535
Total current liabilities	1,257,812	2,019,439

Long-Term Liabilities
Long-term loans, net of current maturities	601,694	511,923
Long-term loans from shareholders	1,088,703	1,078,808
Accrued severance pay	217,457	176,278
Total long-term liabilities	1,907,854	1,767,009
Total Liabilities	3,165,666	3,786,448

Commitments and Contingencies

Equity

Shareholders’ capital deficiency
Ordinary shares, no par value: Authorized – 12,500,000 and 1,250,000 shares as of December 31, 2020 and 2019, respectively; issued and outstanding: 3,085,000 and 309 shares as of December 31, 2020 and 2019, respectively	—	—
Additional paid-in capital	1,078,808	—
Accumulated deficit	(3,679,957)	(3,039,614)
Total Shareholders’ capital deficiency	(2,601,149)	(3,039,614)
Total Liabilities and Equity	564,517	746,834

The accompanying notes are an integral part of these financial statements.

Maris-Tech Ltd.
Statements of Operations
U.S. dollars
	Year ended December 31,
	2020	2019
Revenues	987,883	893,034
Cost of revenues	500,696	502,514
Gross profit	487,187	390,520

Operating expenses
Research and development	781,417	750,765
Sales, general and administrative	96,721	100,698
Total operating expenses	878,138	851,463
Loss from operations	(390,951)	(460,943)
Financial expenses, net	(249,392)	(87,301)
Net loss	(640,343)	(548,244)
Basic and diluted net loss attributable to shareholders per ordinary share	(0.26)	(1,774)
Weighted average number of ordinary shares used in computing loss per ordinary share	2,483,988	309

The accompanying notes are an integral part of these financial statements.

Maris-Tech Ltd.
Statements of Changes in Shareholders’ capital deficiency
U.S. dollars
	Number of Shares issued	Share capital	Additional paid in capital	Accumulated deficit	Total Shareholders’ capital deficiency
Balance as of January 1, 2019	309	—	—	(2,491,370)	(2,491,370)

Changes during the year ended December 31, 2019:
Net loss	—	—	—	(548,244)	(548,244)
Balance as of December 31, 2019	309	—	—	(3,039,614)	(3,039,614)

Changes during the year ended December 31, 2020:
Conversion of shareholders’ loans to shareholders’ equity	3,084,691	—	1,078,808	—	1,078,808
Net loss	—	—	—	(640,343)	(640,343)
Balance as of December 31, 2020	3,085,000	—	1,078,808	(3,679,957)	(2,601,149)

The accompanying notes are an integral part of these financial statements.

Maris-Tech Ltd.
Statements of Cash Flows
U.S. dollars
	Year ended December 31,
	2020	2019
Cash flows from operating activities
Net loss from operations	(640,343)	(548,244)

Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation	3,525	3,730
Loans Interest and exchange differences	47,055	40,899
Loans from a controlling shareholders’ interest	1,700	—

Changes in operating assets and liabilities:
Increase in accrued severance pay	41,179	34,894
Decrease (Increase) in trade receivables, net	108,319	(87,312)
Decrease in other receivables and prepaid expenses	4,632	654
Decrease (Increase) in inventories	102,711	(13,019)
Decrease in trade payables	(61,368)	(188,664)
Increase (Decrease) in other current liabilities	(25,900)	203,119
Net cash used in operating activities	(418,490)	(553,943)

Cash flows from investing activities
Investment in severance funds	(27,502)	(25,000)
Purchase of property and equipment	(6,041)	(2,607)
Net cash used in investing activities	(33,543)	(27,607)

Cash flows from financing activities
Increase (Decrease) in short-term bank credit, net	353,138	(73,415)
loans received from a controlling shareholders	250,853	591,975
long-term bank loans received	—	45,397
Long-term bank loans paid	(148,631)	—
Net cash provided by financing activities	455,360	563,957
Increase (Decrease) in cash, cash equivalents and restricted cash	3,327	(17,593)
Cash, cash equivalents and restricted cash – beginning of the year	51,044	68,637
Cash, cash equivalents and restricted Deposits at the end of the year	54,371	51,044

Supplemental disclosures of non-cash flow information
Conversion of Long-term liabilities to shareholders to ordinary shares	1,078,808	—

The accompanying notes are an integral part of these financial statements.

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 1 — General

A.     Introduction

Maris-Tech Ltd. (the “Company”) was incorporated in 2008, in Israel. The company develops, designs and manufactures high-end digital video and audio products and solutions for the professional as well as the civilian and home security markets, which can be sold off the shelf or fully customized to meet customers’ requirements.

The company operates in Israel and sells to customers in other countries, including the United Kingdom and Switzerland.

B.     Liquidity and Capital Resources

The Company has experienced net losses and negative cash flows from operations since its inception and has relied on its ability to fund its operations primarily through proceeds from sales of ordinary shares of the Company, no par value (the “Ordinary Shares”), and long-term loans from shareholders. As of December 31, 2020 and 2019, the Company had a working capital deficit of $0.84 million and $1.4 million, respectively, and an accumulated deficit of $3.7 million and $3 million, respectively, and negative cash flow from operating activity of $0.4 million and $0.6 million for the years ended December 31, 2020 and 2019, respectively The Company anticipates such losses will continue until its products reach commercial profitability. If the Company is unable to successfully commercialize its product candidates and reach profitability, or obtain sufficient future financing through debt or issuance of equity, it will be required to delay some of its planned research and development programs.

As a part of the process that the Company is going through, whose products have reached maturity and validation among its customers the Company has significantly increased its backlog orders/sales from its customers compared to prior years (total backlog amounted to approximately $2.1 million for the period January – August 2021). As of this date, the Company has provided most of the said orders and it does not anticipate problems in collecting the associated revenue. The Company’s management estimates that, based on the business information in its possession, no material adverse change in the Company’s orders and deliveries is expected in the coming year.

On March 21, 2021, the Company entered into an engagement letter with Aegis Capital Corp. (“Aegis”), which provides that Aegis shall act as the Company’s exclusive underwriter in connection with an initial public offering (“IPO”) of the Company’s Ordinary Shares in the United States and certain other securities for anticipated aggregate gross proceeds of $15 million, see Note 15A for a further discussion.

Furthermore, on March 24, 2021, the Company issued 489,812 preferred shares of the Company, no par value (“Preferred Shares”), to certain investors (the “March 2021 Investors”) in a private placement for aggregate gross proceeds of $1.5 million.

The Company has the right, until October 13, 2021, to require that L.I.A. Pure Capital Ltd., the placement agent for the March 2021 Private Placement, (or its designated third party) purchase up to an additional $500,000 of Preferred Shares on the same terms. If the Company exercises such right, an additional 163,271 Preferred Shares would be issued. See Note 15B for a further discussion of this transaction.

Therefore, based on management’s assessment, the Company has sufficient liquidity to satisfy its obligations over the next twelve months. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 1 — General (Continued)

In connection with the outbreak of COVID-19, the Company has taken steps to protect its workforce in Israel. Such steps include work from home where possible, minimizing face-to- face meetings and utilizing video conference as much as possible, social distancing at facilities and elimination of all international travel. The Company continues to comply with all local health directives.

So far, the main direct impact of the COVID-19 pandemic has been a minor decrease in the Company’s revenues derived from the Israeli market. The revenues from this operation, that were stable during the year preceding the COVID-19 outbreak decreased. The Company received during the year ended December 31, 2020 COVID-19 related government grants in an aggregate amount of $11 thousand to participate in the Company’s recurring expenses during the pandemic period.

Another impact of the COVID-19 pandemic has been on product delivery, where the lead time to procure component parts is longer and a shortage in supply of component parts has increased as the duration of the COVID-19 pandemic has continued. As long as the COVID-19 pandemic continues, the lead time to obtain component parts may be longer than normal and shortage in supply of component parts may continue or worsen. Therefore, the Company maintains a comprehensive network of world-wide suppliers.

C.     Reverse share split

On August 25, 2021, the general meeting of shareholders approved an amendment to the Company’s Articles of Association giving effect to a 4:1 reverse share split (see Note 15K). The number of authorized shares was affected by the reverse share split. References made to authorized shares, outstanding shares and per share amounts in the accompanying financial statements and applicable disclosures have been retroactively adjusted to reflect this reverse share split as well.

Note 2 — Significant Accounting Policies

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.     Functional Currency

Substantially most of the Company’s revenues are denominated in U.S. dollars. A main portion of purchases of materials, component parts and sales costs are denominated in U.S. dollars. Therefore, both the functional and reporting currency of the Company is the U.S. dollar.

Accordingly, monetary balances denominated in currencies other than the U.S dollar are converted into U.S dollars in accordance with Statements of the Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Matters. All transaction gain and losses of the converted monetary balance sheet items are reflected in the statements of operations, among ‘financial expenses, net’, as appropriate.

B.     Estimates and assumptions

The preparation of the financial statements in conformity with U.S GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during reported period. Actual results may differ from those estimates. As applicable for these financial statements, the most significant estimates and assumptions related to revenue recognition, valuation of inventories, and provision for warranty.

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 2 — Significant Accounting Policies (Continued)

C.     Cash equivalents

Cash equivalents are short-term highly liquid investments and debt instruments that are readily convertible to cash with original maturities of three months or less from the date of purchase. Bank deposits with original maturities of more than three months, or specific deposits that are intended to be held as bank deposits for more than three months, and which will mature within one year, are classified as short-term investments.

D.     Trade receivables

Trade receivables are recorded at the invoiced amount and do not bear interest. The financial statements include an allowance for loss from receivables for which collection is in doubt. In determining the adequacy of the allowance, consideration is given to each trade receivable historical experience, aging of the receivable, adjusted to take into account current market conditions and information available about specific debtors, including their financial condition, current payment patterns, the volume of their operations, and evaluation of the security received from them or their guarantors.

E.     Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined by calculating raw materials, work in process and finished products on a “weighted average cost “ basis. Net realizable value is defined as the “estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation.” Inventory write-offs are provided to cover risks arising from slow moving items or technological obsolescence. Such write-offs have been included in cost of revenues. Reserves for potentially excess and obsolete inventory are made based on management’s analysis of inventory levels, future sales forecasts. Once established, the original cost of our inventory less the related inventory reserve represents the new cost basis of such products.

F.      Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Years
Computers, software and manufacturing equipment	3 – 7
Office furniture and equipment	17

G.     Revenue recognition

The Company generates revenues from sales of products manufactured based on the Company’s technology. The Company develops, design and manufactures both standard and customizable high-end digital Video & Audio products. The company’s products include proprietary software (firmware) embedded into the tangible products and is not sold separately. The Company only sells its product to end customer with no right of return.

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services.

In accordance with ASC 606, the entity performs the following five steps:

(1)     Identify the contract(s) with a customer,

(2)     Identify the performance obligations in the contract,

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 2 — Significant Accounting Policies (Continued)

(3)     Determine the transaction price,

(4)     Allocate the transaction price to the performance obligations in the contract, and

(5)     Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company accounts for a contract with a customer when it has approval and commitment from both parties, the rights of the parties and payment terms are identified and agreed upon, the contract has commercial substance and collectability of consideration is probable

For each contract, the Company exercises judgement to identify separate performance obligations and to evaluate, at the inception of the contract, if each distinct performance obligation within the contract is satisfied at a point in time or over time.

The Company’s sales transactions include a single performance obligation which is the delivery of the product to the customer. The Company is not obligated and does not provide the customer with an updated version of the products’ embedded software following the initial transaction. Therefore, the Company’s transactions do not include any performance obligation relating to potential upgrades or updates for the software or product.

In certain cases, the Company customizes its products based on its customers’ requirements (Proof of Concept — POC transactions). In these transactions, the Company has determined that the customization and the delivery of the customized product are not distinct within the context of the contract, since the nature of the Company’s promise is to transfer a combined output to which each of these components is an input. Therefore, these transactions include a single performance obligation which is the customized product.

Revenue is measured based on the consideration specified in the contract with a customer, and excludes any sales incentives and amounts collected on behalf of third parties (such as sales tax). The Company’s transaction does not include a significant financing component as all amounts are due within few months from transfer of Control.

The Company recognizes revenue when it satisfies a performance obligation by transferring control over its product to a customer based on the shipment terms. In most cases, control is transferred at Company’s premises (Ex-work terms).

As for the POC transactions, the Company analyzed the criteria in ASC 606 to determine whether control over products sold under POC contracts is transferred over time. Mainly, whether the Company’s performance does not create an asset with an alternative use to the Company, and if it has an enforceable right to payment for performance completed to date.

In its POC transactions, the Company has an enforceable right to payment for performance completed through the term of the contract with its customers. However, the customized product has an alternative use for the Company, therefore, none of the conditions stipulated in ASC 606 are met for recognizing revenue over time. Accordingly, revenue from POC transactions is recognized at a point in time, upon delivery of the product to the customer.

See also Note 9 for further information regarding the Company’s revenue transactions.

H.     Warranty reserve

The Company provides a one-year standard warranty for its products. The Company records a provision for the estimated cost to repair or replace products under warranty at the time of sale. Factors that affect the Company’s warranty reserve include the number of units sold, historical and anticipated rates of warranty repairs and the cost per repair. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 2 — Significant Accounting Policies (Continued)

The following table sets forth activity in the Company’s accrued warranty account for each of the years ended December 31, 2020 and 2019 respectively:

	2020	2019
Balance at beginning of the year	8,930	2,450
Cost incurred	—	—
Expense recognized	949	6,480
Balance at end of year	9,879	8,930

I.       Research, development costs and intangible assets

Research and development costs, which consist mainly of labor costs, materials and subcontractor costs, are charged to operations as incurred.

According to ASC Topic 350, “Intangibles — Goodwill and Other,” software that is part of a product or process to be sold to a customer shall be accounted for under ASC Subtopic 985-20. The Company’s products contain embedded software which is an integral part of these products because it allows the various components of the products to communicate with each other and the products are clearly unable to function without this coding. Based on the Company’s product development process, the Company does not incur material costs after the point in time at which the product as a whole reaches technological feasibility. Therefore, research and development costs are charged to the statement of operations as incurred.

J.      Basic and diluted net loss per share

Basic and diluted net loss per Ordinary Share is computed based on the weighted average number of Ordinary Shares outstanding during each year. Shares issuable, are considered outstanding Ordinary Shares and included in the computation of basic net loss per Ordinary Share as of the date that all necessary conditions have been satisfied.

As of the years ended December 31, 2020 and 2019, the Company does not have dilutive securities.

K.     Fair value of financial instruments

The Company’s financial instruments consist mainly of cash and cash equivalents, short-term interest bearing investments, accounts receivable, restricted deposits for employee benefits, accounts payable, short-term and long-term loans.

Fair value for the measurement of financial assets and liabilities is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The Company utilizes a valuation hierarchy for disclosure of the inputs for fair value measurement. This hierarchy prioritizes the inputs into three broad levels as follows:

•        Level 1 Inputs:    Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•        Level 2 Inputs:    Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•        Level 3 Inputs:    Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 2 — Significant Accounting Policies (Continued)

By distinguishing between inputs that are observable in the market place, and therefore more objective, and those that are unobservable and therefore more subjective, the hierarchy is designed to indicate the relative reliability of the fair value measurements. A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

The Company, in estimating fair value for financial instruments, determined that the carrying amounts of cash and cash equivalents, trade receivables, short-term bank credit, trade payables short term loans from shareholders are equivalent to, or approximate their fair value due to the short-term maturity of these instruments. The carrying amounts of variable interest rate long- term loans are equivalent or approximate to their fair value as they bear interest at approximate market rates. The liabilities include long-term loans from shareholders that do not bear any interest, but taking into account the schedule of its maturities and its amount are equivalent or approximate to their fair value.

L.      Segments

The Company operates in one segment. Management does not segregate its business for internal reporting. The Company’s chief operating decision maker (“CODM”) evaluates the performance of its business based on financial data consistent with the presentation in the accompanying financial statements. The Company concluded that its unified business is conducted globally and accordingly represents one operating segment.

M.     Income tax

The Company accounts for taxes on income in accordance with ASC Topic 740, Income Taxes, which prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that a portion or all of the deferred tax assets will not be realized, based on the weight of available positive and negative evidence. Deferred tax liabilities and assets are classified as non-current in accordance with ASU 2015-17.

The Company accounts for uncertain tax positions in accordance with ASC 740-10. ASC 740- 10 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% (cumulative probability) likely to be realized upon ultimate settlement.

The Company accounts for interest and penalties as a component of income tax expense.

N.      Severance pay

The Company’s liability for severance pay for some of its Israeli employees is calculated pursuant to Israeli Severance Pay Law, 1963 (the “Israeli Severance Pay Law”) based on the most recent salary of the employee multiplied by the number of years of employment, as of the balance sheet date. Those employees are entitled to one month’s salary for each year of employment or a portion thereof. The Company records the liability as if it were payable at each balance sheet date on an undiscounted basis.

The Company’s liability for those Israeli employees is provided for by monthly deposits for insurance policies and the remainder by an accrual. The value of these policies is recorded as an asset in the Company’s balance sheet.

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 2 — Significant Accounting Policies (Continued)

The deposited funds include profits and losses accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to the Israeli Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrender value of these policies.

Severance pay expenses for the years ended December 31, 2020 and 2019 amounted to $22,247 and $18,074, respectively.

O.     Concentrations of credit or business risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents, bank deposits, trade receivables and trade payables.

Cash equivalents are invested mainly in NIS and U.S. dollars with major banks in Israel. Management believes that the financial institutions that hold the Company’s investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

Most of the Company’s trade receivables are derived from sales to large and financially secure organizations. In determining the adequacy of the allowance, management bases its opinion, inter alia, on the estimated risks, current market conditions and in reliance on available information with respect to the debtor’s financial position. See Note 13 for a discussion of the Company’s major customers.

The Company acquires certain component parts for its products from market leading suppliers that are single source manufacturers. In order to mitigate the risk and as a redundant solution, the Company designs similar products based on component parts from different suppliers.

P.       Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigations, fines and penalties and other sources are recognized when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Loss recovery related to recovery of a loss when the recovery is less than or equal to the amount of the loss recognized in the financial statements is recognized if collection is probable and estimable. Gain contingencies are recognized only when resolved.

Q.     Cash and cash equivalents in Statement of Cash Flows

The Company implements the Accounting Standards Update (“ASU”) 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires amounts generally described as restricted cash and restricted cash equivalents to be included within cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown in the statement of cash flows.

The following table provides a reconciliation of cash, cash equivalents, and restricted cash and cash equivalents reported within the accompanying balance sheets that sum to the total of the same such amounts presented in the accompanying statements of cash flows:

	December 31,
	2020	2019
Cash and cash equivalents	20,524	1,487
Restricted deposits	33,847	49,557
Total cash, cash equivalents and restricted deposits presented in the statements of cash flows	54,371	51,044

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 2 — Significant Accounting Policies (Continued)

R.     Recently issued accounting pronouncements not yet adopted

As an emerging growth company, the Jumpstart Our Business Startup Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act. The adoption dates discussed below reflect this election.

1)      In February 2016, the FASB issued ASU 2016-02 regarding ASC 842. The new guidance requires lessees to recognize lease assets and lease liabilities for those leases classified as operating leases under previous FASB guidance. The guidance will be effective for the Company for fiscal years beginning on or after December 15, 2021, and interim periods in fiscal years beginning on or after December 15, 2022 and requires modified retrospective adoption, with early adoption permitted. The Company is currently evaluating the effect that ASU 2016-02 will have on its financial statements and related disclosures.

2)      In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which replaces the existing incurred loss impairment model with an expected credit loss model and requires a financial asset measured at amortized cost to be presented at the net amount expected to be collected. The guidance will be effective for fiscal years beginning on or after January 1, 2023, and interim periods therein. Early adoption is permitted. The Company is currently evaluating the effect that ASU 2016-13 will have on its financial statements and related disclosures.

3)      In August 2020, the FASB issued ASU 2020-06 “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815 – 40).” This guidance simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The amendments to this guidance are effective for fiscal years beginning on or after December 15, 2021, and interim periods within those fiscal years. The Company decided to early adopt ASU 2020-06 as of January 1, 2021.

Note 3 — Restricted Deposits

Balances at December 31, 2020 and 2019 consist of bank deposits. The bank deposits bore annual interest of 0.9% as of each of December 31, 2020 and 2019.

Short-term restricted deposits are restricted due to guarantees made with regards to lease payments for the Company’s office space. See Note 8C for additional information regarding this lease.

Long-term restricted deposits are made due to long-term loans from banks and bear weighted average annual interest of 1% as of each of December 31, 2020 and 2019.

Note 4 — Inventories

	December 31,
	2020	2019
Raw materials	107,088	229,794
Finished products	143,979	123,984
	251,067	353,778

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 5 — Property, Plant and Equipment, Net

A.     Consist of:

	December 31,
	2020	2019
Cost
Computers, software and manufacturing equipment	21,086	16,710
Office furniture and equipment	15,679	14,013
Total cost	36,765	30,723
Total accumulated depreciation	23,165	19,639
Property, Plant and Equipment, Net	13,600	11,084

B.      Depreciation expenses amounted to $3,525 and $3,730 for the years ended December 31, 2020 and 2019, respectively.

Note 6 — Other Current Liabilities

	December 31,
	2020	2019
Employees and related expenses	185,343	114,228
Provision for warranty	9,879	8,930
Customer advances	76,296	188,238
Government Authorities	23,504	9,526
	295,022	320,922

Note 7 — Bank Loans

A.     Breakdown of long-term loans:

	December 31,
	2020	2019
Long-term loans	750,955	852,026
Less – current maturities	(149,261)	(340,103)
	601,694	511,923

1.      During the year ended December 31, 2016, the Company received a long term loan from Bank Leumi in the amount of NIS 0.5 million ($0.13 million), which loan carries an annual interest of 5.25%, matures in June 2021 and shall be due and payable in 60 equal monthly payments.

2.      During the year ended December 31, 2018, the Company received a long term loan from Bank Mizrachi in the amount of NIS 1.85 million ($0.49 million), which loan carries an annual interest of 5.35%, matures in December 2025 and shall be due and payable in 84 equal monthly payments.

3.      During the year ended December 31, 2019, the Company received a long term loan from Bank Mizrachi in the amount of NIS 0.4 million ($0.12 million), which loan carries an annual interest of 5.80%, matures in December 2023 and shall be due and payable in 48 equal monthly payments.

4.      During the year ended December 31, 2020, the Company received a long term loan from Bank Leumi in the amount of NIS 0.3 million ($0.08 million), which loan carries an annual interest of 3.1%, matures in April 2025 and shall be due and payable in 48 equal monthly payments.

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 7 — Bank Loans (Continued)

5.      During the year ended December 31, 2020, the Company received a long term loan from Bank Mizrachi in the amount of NIS 0.35 million ($0.1 million), which loan carries an annual interest of 3.1%, matures in October 2025 and shall be due and payable in 60 equal monthly payments.

B.     Breakdown of short-term loans, bank credit and current maturities of long-term loans:

	December 31, 2020	December 31,
		2020	2019
	% Interest rate
In NIS	5.2%	442,854	89,717
Current maturities of long-term loans	5.2%	149,261	340,103
		592,115	429,820

C.      Liens for short-term and long-term loans — see Note 8A.

D.      As of December 31, 2020, the Company has authorized unused credit lines of $8,400.

Note 8 — Commitments and Contingencies

A.     Liens

The Company has recorded floating charges on all of its tangible assets in favor of banks.

The Company’s short and long-term restricted deposits in the amount of $33,847 have been pledged as security in respect of guarantees granted to the Company’s lenders as part of the office rent agreement and due to long term loans. Such deposits cannot be pledged to others or withdrawn without the consent of the applicable lender.

B.     Guarantees

As of December 31, 2020, the shareholders granted a guarantee to the Company’s lenders in the amount of $1.6 million, with no specific date of expiration.

C.     Leases

The Company operates from leased facilities located in Israel, leased for periods expiring in years 2021 through 2024.

Minimum future lease payments with respect the leased premises due under the non-cancelable operating lease agreements at rates in effect as of December 31, 2020 are as follows:

2021	63,533
2022	101,281
2023	101,281
2024	97,061

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 8 — Commitments and Contingencies (Continued)

D.     IIA Grants

The Company has entered into several research and development programs, pursuant to which the Company received grants from the IIA, and are therefore obligated to pay royalties to the IIA at a rate of 3%-5% of its specific sales up to the amounts granted (linked to the U.S. dollar with annual interest at LIBOR as of the date of approval, for programs approved from January 1, 1999 and thereafter). The total amount of grants received as of December 31, 2020, was approximately $283,596 (including accumulated interest). During the year 2012, the Company paid the IIA royalties in the amount of approximately $7,301 in connection with a single sale for pilot purposes. Since 2013, the Company did not utilize the intellectual property that was developed using the governmental grant in any of its products and no additional grants have been received.

Note 9 — Revenues

Disaggregation of revenue

The following table disaggregates the Company’s revenues based on the nature and characteristics of its contracts, for the years ended December 31, 2020 and 2019:

	Year ended December 31,
	2020	2019
Sales of products	692,288	607,967
POC Contracts*	295,595	285,067
	987,883	893,034

__________

*        These amounts derived from POC (proof of concept) transactions, in which the Company customizes its products based on customers’ requirements. Revenue from such transactions are recognized upon delivery of the customized product to the customer. The design and production period is usually within 2 to 6 months.

Contract balances

	Year ended December 31,
	2020	2019
Trade receivables	127,538	235,857
Customer advances	76,296	188,238

Accounts receivable are recognized when the right to payment for the product becomes unconditional.

Customer advances are presented within other current liabilities in the balance sheet.

The changes in contract liabilities are as follow:

	Year ended December 31,
	2020	2019
Balance as of January 1	188,238	121,722
Increases due to issuance of new contracts, excluding amounts recognized as revenue during the period	76,296	188,238
Revenue recognized that was included in the contract liability balance at the beginning of the period	(188,238)	(121,722)
Balance as of December 31	76,296	188,238

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 10 — Equity

Share capital

The Company’s share capital was composed of 3,085,000 Ordinary Shares, no par value, as of December 31, 2020.

During the year ended December 31, 2020, the Company issued an aggregate of 3,084,691 Ordinary Shares to its current shareholders as consideration for the conversion of $1.079 million due to such shareholders. The conversion of these loan payables to Ordinary Shares was recorded as paid in capital. See also Note 15.

Note 11 — Income Taxes

A.      Corporate tax rate

The standard tax rate in Israel was 23% during the years ended December 31, 2019 and 2020.

Current and deferred taxes for the reported periods are calculated according to this tax rate mentioned above.

B.      Deferred tax assets and liabilities:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company deferred tax assets are as follows:

	December 31, 2020	December 31, 2019
In Respect of:
Net Operating Loss Carry forward	402,572	381,573
Research and development expenses	191,225	166,451
Provision for warranty	2,429	2,054
Provision for vacation and convalescence	16,708	10,756
Provision for Severance	23,528	20,382
Less – valuation allowance	(636,462)	(581,216)
Net deferred tax assets	—	—

The net changes in the total valuation allowance for each of the years ended December 31, 2020 and 2019, are comprised as follows:

	Year ended December 31,
	2020	2019
Balance at beginning of year	581,216	358,118
Additions during the year	55,246	223,098
Balance at the end of year	636,462	581,216

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those temporary differences or carry-forwards are deductible. Based on the level of historical taxable losses, management has reduced the deferred tax assets with a valuation allowance to the full amount to be realized.

C.      As of December 31, 2020 and December 31, 2019, the operating loss carry-forwards amounted to $1,750,312 and $1,659,016, respectively. Operating losses in Israel may be carried forward indefinitely to offset against future taxable operational income.

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 12 — Operating segments

In view of how the Company’s chief operating decision maker (“CODM”) reviews operating results for the purposes of allocating resources and assessing performance, the Company currently reports as a single segment, which is the Company’s strategic business unit.

Note 13 — Geographic Information and Major Customers

The data is presented in accordance with ASC Topic 280, “Segment reporting.”

	Year ended December 31,
	2020	2019
Revenues by geographical areas from external customers
Israel	573,121	650,146
United Kingdom	160,073	135,835
Switzerland	143,014	—
Rest of the world	111,675	107,053
	987,883	893,034

Major Customers

	Year ended December 31,
	2020	2019
	%	%
Major Customers by percentage from total revenues
Customer A	15.1	14.9
Customer B	5.1	11.6
Customer C	0.6	11.4

Note 14 — Related party transactions

A.     Related party transactions

1.      The Company holds loans from its current shareholders, which do not carry interest or stated maturity date. As of December 31, 2020, $1,088,703 was classified within long term liabilities due to the refinancing agreement entered into with such shareholders in April 2021, see Note 15. As of December 31, 2019, $1,078,808 was classified as long term liabilities due to the conversion of such loans into 3,084,691 Ordinary Shares during 2020.

2.      From its inception through December 31, 2018, the Company purchased electronic component parts from a supplier owned by one of the Company’s shareholders. The purchases were made at market prices. The outstanding balance of $120,881 and 120,881 as of December 31, 2020 and 2019, respectively, is presented in the short-term liabilities due to shareholders.

B.     Related party balances and transactions

	December 31, 2020	December 31, 2019
Balances with related parties –
Short-term liabilities due to shareholders	120,881	957,535
Long-term loans due to shareholders	1,088,703	1,078,808
Related parties transactions –
Interest expenses	1,700	3,043

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 15 — Subsequent events

The Company evaluated the impact of subsequent events from January 1, 2021 through August 2, 2021, which is the date the financial statements were available to be issued, except for the reverse share split disclosed in K below which is dated September 24, 2021 and have determined that, other than the below, there were no subsequent events requiring adjustment or disclosure in our financial statements.

A.      On March 21, 2021, the Company entered into an engagement letter with Aegis, which provides for Aegis to act as the Company’s exclusive underwriter and investment banker in connection with an IPO of the Ordinary Shares in the United States and certain other securities for anticipated aggregate gross proceeds of $15 million, for period of 12 months from March 21, 2021 or the completion of an IPO, whichever sooner. Aegis will be entitled to compensation in connection with such IPO of an underwriting discount of 8.0%, a non-accountable expense allowance equal to 1.0% of the gross proceeds from the IPO and warrants to purchase a number of the Company’s Ordinary Shares equal to 10.0% of the aggregate number of Ordinary Shares sold in the IPO. The warrants will be exercisable for a five-year period commencing six months from the effective date of the registration statement for the IPO and will expire five years from such date, at a price per share equal to 150% of the initial public offering price of the Ordinary Shares or other securities sold in the IPO. Additional matters relating to the IPO will be included in a customary form of underwriting agreement for offerings of this type to be entered into between the Company and the underwriters in the IPO.

B.      On March 24, 2021, the Company entered into a share purchase agreement (the “March 2021 SPA”) pursuant to which the Company issued an aggregate of 489,812 Preferred Shares to the March 2021 Investors in a private placement (the “March 2021 Private Placement”) for aggregate gross proceeds of $1.5 million. The Preferred Shares have rights identical to those attached to the Ordinary Shares, except that the Preferred Shares are convertible into Ordinary Shares in certain circumstances and have customary anti-dilution protection for a period of 18 months from March 24, 2021 in the event of certain issuances of Ordinary Shares. Following the completion of the contemplated IPO, it is expected that all Preferred Shares will automatically convert into 489,812 Ordinary Shares. Pursuant to the March 2021 SPA, the Company has the right, until October 13, 2021, to require that L.I.A. Pure Capital Ltd., the placement agent for the March 2021 Private Placement, (or its designated third party) purchase up to an additional $0.5 million of Preferred Shares on the same terms as the March 2021 SPA. If the Company exercises such right, an additional 163,271 Preferred Shares, would be issued.

The March 2021 Investors also received warrants to purchase up to an aggregate of 489,812 Ordinary Shares. Such warrants are exercisable pursuant to the following terms: (i) if an IPO of the Ordinary Shares is consummated by the Company during a period of 15 months from the issuance date of the warrant, the warrants will be exercisable until March 24, 2026, at an exercise price of $6.1248 per Ordinary Share; or (ii) if no IPO of the Ordinary Shares is consummated by the Company during such 15 month period, the warrants will be exercisable until September 24, 2023, at an exercise price of $7.9888 per Ordinary Share.

C.      L.I.A. Pure Capital Ltd. acted as the placement agent for the March 2021 Private Placement, and as part of its compensation thereunder the Company paid L.I.A. Pure Capital Ltd. a transaction fee equal to 5.0% of the gross proceeds of the March 2021 Private Placement and issued L.I.A. Pure Capital Ltd. warrants to purchase up to 24,491 Ordinary Shares at an exercise price per share equal to the price per Ordinary Share in the contemplated IPO, which warrants are exercisable until the earlier of the date of consummation of such IPO or March 24, 2026.

D.      On April 21, 2021, the Company entered into an agreement for the provision of advisory services (the “Advisory Services Agreement”) with two advisors (the “Advisors”) to provide the Company with services related to a potential IPO of the Ordinary Shares. Pursuant to the Advisory Services Agreement, the Advisors were each issued warrants to purchase up to 90,204.5 Ordinary Shares, exercisable until April 21, 2026, at an exercise price of $0.0004 per Ordinary Share, subject to the successful completion of an IPO of our Ordinary

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 15 — Subsequent events (Continued)

Shares. In addition, pursuant to the Advisory Services Agreement, following the completion of the IPO, the Company will issue the Advisors warrants to purchase up to 3% of the Ordinary Shares outstanding, on a fully-diluted basis, immediately following the completion of such IPO, at an exercise price equal to the IPO price per Ordinary Share. The warrants are exercisable for a period of five years from the date of issuance. If the Company does not complete an IPO, the warrants will expire. Pursuant to the Advisory Services Agreement, the Company must pay the Advisors a cash fee equal to 5% of the aggregate gross proceeds of any offering of the Company’s securities, other than in an IPO, in which L.I.A. Pure Capital Ltd. will act as placement agent or underwriter.

E.       On April 21, 2021, we entered into an agreement with Doron Afik, the managing partner of Afik & Co., our Israeli legal advisor, pursuant to which following the completion of this offering, the Company will issue to such advisor warrants to purchase up to an aggregate of 2% of the Ordinary Shares issued and outstanding immediately following the completion of this offering (excluding Ordinary Shares issuable pursuant to the exercise of the over- allotment option, warrants issued in this offering or the representative’s warrants), at an exercise price equal to the public offering price per Ordinary Share. The warrants will be exercisable for a period of five years from the date of issuance.

F.       On June 27, 2021, the Company’s board of directors approved a cash bonus pool in an aggregate amount of $0.3 million to be distributed to the Company’s employees and service providers, other than the Company’s Chief Executive Officer, in such amounts and at such times as may be determined in the sole discretion of the Chief Executive Officer, upon successful completion of the contemplated IPO. The Company’s board of directors also approved the issuance of options to purchase an aggregate of 285,422 Ordinary Shares, to be granted under the Company’s 2021 Share Option Plan (the “SOP”) to certain employees, directors and consultants, upon the successful completion of the contemplated IPO. Out of the total amount 201,427 were approved on June 27, 2021 and 83,995 were approved during July 2021. The option awards will be exercisable for a period of five years from their date of issuance, will have an exercise price equal to the IPO price and will vest 50% on the second- year anniversary following the initial listing of the Ordinary Shares on The Nasdaq Capital Market and 6.25% every three months thereafter.

The option awards will be exercisable for a period of five years from their date of issuance, will have an exercise price equal to the IPO price and will vest 50% on the second-year anniversary following the initial listing of the Ordinary Shares on the Nasdaq Capital Market and 6.25% every three months thereafter.

G.      On May 9, 2021, we entered into a loan facility agreement (the “Loan Facility Agreement”), effective as of January 1, 2021, with Israel Bar, the Company’s Chief Executive Officer, director and largest shareholder, and Joseph Gottlieb, another director and the Company’s second largest shareholder. Pursuant to the Loan Facility Agreement, the outstanding amount under the Shareholders Loan (as defined below) to be paid to Mr. Bar in a total amount of NIS approximately 2,460 million (approximately $0.755 million) and to Mr. Gottlieb, in a total amount of approximately NIS 1,297 million (approximately $0.394 million), bear no interest and shall be due and payable in 24 equal monthly payments, commencing on the second anniversary following completion of the contemplated IPO. Pursuant to the Loan Facility Agreement, if an IPO is not completed by December 31, 2021, then the outstanding amount shall be repaid pursuant to the available free cash of the Company, taking into account expected expenditures in the three months following partial or full payment, and in any event not prior to December 31, 2022. We also agreed to reimburse Mr. Bar and Mr. Gottlieb for any costs and expenses incurred in connection with the enforcement of the Loan Facility Agreement, if required.

H.      On July 1, 2021, the Company entered into an agreement with Mr. Joseph Weiss to serve as Chairman of the Board of Directors. Subject to applicable law and unless for a ‘justifiable cause’ (as defined in the agreement with Mr. Weiss), engagement of Mr. Weiss by the Company shall be as of July 1, 2021 and initially until December 31, 2022. As of January 1, 2023, the engagement may be terminable by giving at least three months

Maris-Tech Ltd.
Notes to the Financial Statements
U.S. dollars

Note 15 — Subsequent events (Continued)

prior notice. Pursuant to such agreement, Mr. Weiss is entitled to a monthly compensation in the amount of $10,000 plus VAT, effective July 1, 2021, payable only following the listing of the Company’s Ordinary Shares on the Nasdaq Stock Market LLC (“Nasdaq”); provided that if such listing is not completed by December 31, 2021, Mr. Weiss shall receive, instead of such amount, a monthly compensation for the whole period of engagement only in the amount of $5,000 plus VAT per month as of July 1, 2021 and the compensation as of January 1, 2022 will be revised based on the understandings so as to ensure that the remuneration of Mr. Weiss will be befitting of an active director with experience, status and past positions, subject to meeting individual and Company goals, which will be determined by the Board of Directors annually and approved as required under law. Mr. Weiss will also be entitled to an annual bonus in the amount of up to twelve times his monthly compensation. As of the second year, an additional bonus subject to goals will be added at the discretion of the Board of Directors and as approved as required under law. Mr. Weiss will be granted options to purchase up to 71,496 Ordinary Shares under Company’s 2021 Share Option Plan (“SOP”), exercisable within 5 years from the date of grant, and subject to a vesting schedule of 8.33% at the end of each three month period of continuous services. All options will be subject to a lockup of 12 months from the date of listing of the Ordinary Shares on Nasdaq and will have an exercise price equal to the closing price of the Ordinary Shares on Nasdaq on the date of grant.

I.        On July 6. 2021, the Company entered into an agreement with Mr. Amitay Weiss to serve as a director of the Company effective as of the effective date of the registration statement for the IPO. Pursuant to such agreement, Mr. Weiss is entitled to a quarterly compensation in the amount of NIS 25,000 plus VAT. Additionally, Mr. Weiss will be granted options to purchase up to 10,000 Ordinary Shares, under the SOP, exercisable within 5 years from the date of grant, and subject to a vesting schedule of 6.25% at the end of each three month period of continuous services. All options will be subject to a lockup of 12 months from the date of listing of the Ordinary Shares on Nasdaq and will have an exercise price equal to the closing price of the Ordinary Shares on Nasdaq on the date of grant.

J.        On July 15, 2021, the Company entered into an agreement with Ms. Naama Falach Avrahamy to serve as a director of the Company effective as of the effective date of the registration statement for the IPO. Pursuant to such agreement, Ms. Falach Avrahamy is entitled to a quarterly compensation in the amount of NIS 25,000 plus VAT. Additionally, Falach Avrahamy will be granted options to purchase up to 2,500 Ordinary Shares under the SOP, exercisable within 5 years from the date of grant, and subject to a vesting schedule of 6.25% at the end of each three month period of continuous services. All options will be subject to a lockup of 12 months from the date of listing of the Ordinary Shares on Nasdaq and will have an exercise price equal to the closing price of the Ordinary Shares on Nasdaq on the date of grant.

K.      On August 25, 2021, the Company’s general meeting of shareholders approved a reverse share split of the Ordinary Shares and the Preferred Shares, at a ratio of 4:1 (four-to-one), so that holders of Ordinary Shares and Preferred Shares will receive one Ordinary Share and one Preferred Share for every four Ordinary Shares and Preferred Shares, respectively, held as of such date rounded to the nearest number (with 0.5 share rounded up), and to adopt an amendment to the Company’s Articles of Association to effectuate such reverse share split.

3,000,000 Ordinary Shares

MARIS-TECH LTD.

_________________________

PROSPECTUS

            , 2021

_________________________

Sole Book – Running Manager

Aegis Capital Corp.

Until and including         , 2021 (25 days after the date of this prospectus), all dealers that buy, sell, or trade the Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    Indemnification of Directors, Officers and Employees

Indemnification

The Israeli Companies Law 1999, or the Companies Law, and the Israeli Securities Law, 1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

•        a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;

•        reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction; and

•        reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceedings of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent;

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

•        to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and

•        in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We intend to enter into our standard form of indemnification agreement, the form of which will be filed as an exhibit to this registration statement, with each of our directors and members of our senior management. Each such indemnification agreement will provide the indemnified person with indemnification to the maximum extent permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance or other indemnification agreement.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association provide that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care towards the Company. Subject to the aforesaid limitations, and to other limitations detailed in the indemnification agreement, we exculpate and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Limitations

The Companies Law provides that we may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our articles of association permit us to exculpate (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

Item 7.    Recent Sales of Unregistered Securities

Set forth below are the sales of all securities by the Company since September 2018, which were not registered under the Securities Act. The Company believes that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act. The share and per share amounts below have been adjusted to give effect to the one-for-four reverse split of the Company’s Ordinary Shares and Preferred Shares implemented on August 25, 2021.

During March and April 2020, we issued an aggregate of 3,084,664 Ordinary Shares, against conversion of several shareholder loans in the total amount of NIS 3,756,944 (approximately $1,078,808).

On March 24, 2021, we issued 489,812 Preferred Shares to certain investors pursuant to a share purchase agreement, at a price per Preferred Share of $3.0624. The aggregate gross proceeds from the private placement were $1,500,000. The Preferred Shares will be automatically converted into Ordinary Shares effective upon the closing of this offering.

Since September 2018, we have issued warrants to purchase an aggregate of 670,221 Ordinary Shares to the investors in the March 2021 private placement, advisors and service providers, with exercise prices ranging from $0.0004 to $6.1248 per Ordinary Share. As of the date hereof, no warrants were exercised, such that the total outstanding amount of warrants as of the date hereof is 670,221. In addition, in the March 2021 private placement, we also issued warrants to purchase 24,491 Ordinary Shares to the placement agent in the March 2021 private placement, which warrant was cancelled by agreement of the parties on December 10, 2021. In addition, following the completion of this offering, we will issue to certain advisors a warrant to purchase up to 3% of the fully-diluted total amount of our Ordinary Shares as of the completion of this offering, with an exercise price equal to the offering price per Ordinary Share, and a warrant to Doron Afik, the managing partner of Afik & Co., our Israeli legal advisor, to purchase up to 2% of the amount of our Ordinary Shares as of the completion of this offering, with an exercise price equal to the offering price per Ordinary Share.

Item 8.    Exhibits and Financial Statement Schedules

Exhibits:

Exhibit Number	Exhibit Description
1.1**	Form of Underwriting Agreement by and among Maris-Tech Ltd. and the underwriters named therein.
3.1**	Articles of Association of Maris-Tech Ltd. currently in effect.
3.2**	Amended and Restated Articles of Association of Maris-Tech Ltd. to be in effect upon the consummation of this offering.
4.1**	Form of Warrant
4.2**	Form of Placement Agent Warrant
4.3**	Form of Advisors Warrant
4.4**	Form of Representative’s Warrant.
4.5*	Warrant Cancellation Agreement dated December 10, 2021
5.1**	Opinion of Afik & Co., Attorneys & Notary, Israeli counsel to Maris-Tech Ltd.
5.2**	Opinion of Sullivan & Worcester LLP, U.S counsel to Maris-Tech Ltd.
10.1**+	Form of Indemnification Agreement.
10.2**+	Maris-Tech Ltd. 2021 Share Option Plan.
10.3**#	Share Purchase Agreement, dated March 24, 2021, by and between Maris-Tech Ltd. and the investors listed therein (as amended and restated April 27, 2021 and August 4, 2021).
10.4**	Loan Facility Agreement, dated May 9, 2021, by and between Maris-Tech Ltd., Israel Bar and Joseph Gottlieb.
10.5**	Agreement for the Provision of Consulting and Advisory Services, dated April 21, 2021, by and between Maris-Tech Ltd., Alla Felder Ltd. and A. Klainer Finances Ltd. (English Translation)
10.6**	Amendment to Agreement for the Provision of Consulting and Advisory Services, dated September 17, 2021, by and between Maris-Tech Ltd., Alla Felder Ltd. and A. Klainer Finances Ltd.
10.7**	Amendment to Agreement for the Provision of Consulting and Advisory Services, dated November 1, 2021, by and between Maris-Tech Ltd., Alla Felder Ltd. and A. Klainer Finances Ltd.
10.8**	Option Agreement, entered into as of April 21, 2021, by and between Afik & Co., Doron Afik and Maris-Tech Ltd.
10.9**	Amended and Restated Option Agreement, entered into as of November 11, 2021, by and among Afik & Co., Doron Afik and Maris-Tech Ltd.
10.10**†#	Development Agreement by and between Maris-Tech Ltd. and Henis Hardware Co. Ltd. (English Translation)
10.11**†#	Development Agreement by and among Maris-Tech Ltd., Elbit Systems BMD and Land EW - ELISRA Ltd. (English Translation)
10.12**†	Services Agreement by and between Maris-Tech Ltd. and Goldtech Technologies Ltd. (English Translation)
10.13**†#	Master Supplier Agreement by and between Maris-Tech Ltd. and Flyability SA. (English Translation)
10.14**	Acknowledgement and Waiver Agreement entered into as of December 3, 2021 by and between Maris Tech Ltd. and L.I.A Pure Capital Ltd.
23.1*	Consent of Kesselman & Kesselman, independent registered public accounting firm, and member firm of PricewaterhouseCoopers International Limited.
23.2**	Consent of Afik & Co. (included in Exhibit 5.1)
23.3**	Consent of Sullivan & Worcester LLP (included in Exhibit 5.2)
23.4**	Consent of S-Cube Financial Consulting Ltd.
24.1**	Power of Attorney.
99.1**	Consent of Naama Falach Avrahamy to be Named as Director Nominee.
99.2**	Consent of Amitay Weiss to be Named as Director Nominee.

____________

*        Filed herewith.

**      Previously filed.

+        Management contract or compensatory plan or arrangement.

†        Certain information contained in this Exhibit, identified by [***], has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type of information that Maris-Tech Ltd. treats as private or confidential.

#        Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in Maris’ financial statements and related notes thereto.

Item 9.    Undertakings

(a)     The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:

i.       If the registrant is relying on Rule 430B:

A.     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.      If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 4 to Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Rehovot, Israel on December 10, 2021.

Maris-Tech Ltd.
By:	/s/ Israel Bar
Israel Bar
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Israel Bar	Chief Executive Officer, Director	December 10, 2021
Israel Bar	(Principal Executive Officer)
*	Chief Financial Officer	December 10, 2021
Hanan Samet	(Principal Financial and Accounting Officer)
*	Director	December 10, 2021
Joseph Gottlieb
*	Chairman of the Board of Directors	December 10, 2021
Joseph Weiss
*By:	/s/ Israel Bar
Israel Bar Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Maris-Tech Ltd., has signed this registration statement on December 10, 2021.

/s/ Puglisi & Associates
Puglisi & Associates